Exhibit 10.1
EXECUTION VERSION

CREDIT AGREEMENT
dated as of September 28, 2026
among
Twin Brook Capital Funding XXXIII SMPV, LLC,
as Borrower,
the Lenders Referred to Herein,
the Subordinated Term Lenders Referred to Herein,
Sumitomo Mitsui Banking Corporation,
as Administrative Agent,
Computershare Trust Company, N.A.,
as Collateral Agent, Collateral Administrator, Custodian and Collateral Custodian

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Page

ARTICLE I DEFINITIONS AND INTERPRETATION    3
Section 1.1    Definitions    3
Section 1.2    Accounting Terms and Determinations and UCC Terms    66
Section 1.3    Assumptions and Calculations with Respect to Collateral Loans    66
Section 1.4    Cross-References; References to Agreements    68
Section 1.5    Reference to Secured Parties    69
ARTICLE II THE LOANS    69
Section 2.1    The Commitments    69
Section 2.2    Making of the Loans    70
Section 2.3    Evidence of Indebtedness; Notes    71
Section 2.4    Maturity    72
Section 2.5    Interest Rates    72
Section 2.6    Fees    73
Section 2.7    Reduction of Commitments; Prepayments    73
Section 2.8    General Provisions as to Payments    75
Section 2.9    Funding Losses    76
Section 2.10    Computation of Interest and Fees    77
Section 2.11    [Reserved]    77
Section 2.12    No Cancellation of Indebtedness    77
Section 2.13    Loans Held by Borrower Affiliated Lenders    77
Section 2.14    Subordination    77
Section 2.15    Benchmark Transition    78
Section 2.16    Increased Commitments/Additional Loans    80
Section 2.17    Increased Subordinated Term Loan Commitments/Additional Subordinated Term Loans    81
ARTICLE III CONDITIONS TO BORROWINGS    82
Section 3.1    Effectiveness of Commitments and Conditions to Making of Subordinated Term Loans    82
Section 3.2    Borrowings    86
Section 3.3    Effectiveness of Increased Commitments    87
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BORROWER    88
Section 4.1    Existence and Power    88
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(continued)
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Section 4.2    Power and Authority    89
Section 4.3    No Violation    89
Section 4.4    Litigation    89
Section 4.5    Compliance with ERISA    89
Section 4.6    Environmental Matters    90
Section 4.7    Taxes    90
Section 4.8    Full Disclosure    90
Section 4.9    Solvency    91
Section 4.10    Use of Proceeds; Margin Regulations    91
Section 4.11    Governmental Approvals    91
Section 4.12    Investment Company Act    91
Section 4.13    Representations and Warranties in Loan Documents    91
Section 4.14    [Reserved]    91
Section 4.15    Ownership of Assets    92
Section 4.16    No Default    92
Section 4.17    [Reserved]    92
Section 4.18    Subsidiaries; Equity Interests    92
Section 4.19    Ranking    93
Section 4.20    Representations Concerning Collateral    93
Section 4.21    Beneficial Ownership Certification    93
Section 4.22    Ordinary Course    93
Section 4.23    Anti-Money Laundering Laws    93
Section 4.24    Anti-Corruption Laws    94
Section 4.25    Sanctions Laws    94
Section 4.26    Additional Beneficial Ownership Certification    94
ARTICLE V AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER    94
Section 5.1    Information    94
Section 5.2    Payment of Obligations    96
Section 5.3    Employees    97
Section 5.4    Good Standing    97

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(continued)
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Section 5.5    Compliance with Laws    97
Section 5.6    Inspection of Property, Books and Records; Audits; Etc.    97
Section 5.7    Existence    98
Section 5.8    Subsidiaries; Equity Interest    98
Section 5.9    Investments    98
Section 5.10    Restriction on Fundamental Changes    99
Section 5.11    ERISA    100
Section 5.12    Liens    100
Section 5.13    Business Activities    100
Section 5.14    Fiscal Year; Fiscal Quarter    100
Section 5.15    Margin Stock    100
Section 5.16    Indebtedness    100
Section 5.17    Use of Proceeds    100
Section 5.18    Bankruptcy Remoteness; Separateness    100
Section 5.19    Amendments, Modifications and Waivers to Collateral Loans    102
Section 5.20    Hedging    103
Section 5.21    Title Covenants    104
Section 5.22    Further Assurances    104
Section 5.23    Costs of Transfer Taxes and Expenses    105
Section 5.24    Collateral Agent May Perform    105
Section 5.25    Notice of Name Change    105
Section 5.26    [Reserved]    105
Section 5.27    Delivery of Related Contracts    106
Section 5.28    Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions     106
Section 5.29    Delivery of Proceeds    106
Section 5.30    Performance of Obligations    106
Section 5.31    Limitation on Dividends    106
Section 5.32    Credit Estimates    106
Section 5.33    [Reserved]    107
Section 5.34    Amendment to Loan Documents    107
Section 5.35    Transactions with Affiliates    107

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(continued)
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Section 5.36    Reports by Independent Accountants    107
Section 5.37    Tax Matters as to the Borrower    109
Section 5.38    Assignment of Subordinated Term Loans    109
ARTICLE VI EVENTS OF DEFAULT    110
Section 6.1    Events of Default    110
Section 6.2    Remedies    112
Section 6.3    Additional Collateral Provisions    113
Section 6.4    Application of Proceeds    118
Section 6.5    Additional Subordinated Term Loans    119
ARTICLE VII THE AGENTS    119
Section 7.1    Appointment and Authorization    119
Section 7.2    Agents and Affiliates    120
Section 7.3    Actions by Agent    120
Section 7.4    Delegation of Duties; Consultation with Experts    120
Section 7.5    Limitation of Liability of Agents    121
Section 7.6    Indemnification    126
Section 7.7    Credit Decision; Reliance    127
Section 7.8    Successor Agent    128
Section 7.9    Loan Payoff Date    129
Section 7.10    Collateral Agent Fees    129
ARTICLE VIII ACCOUNTS AND COLLATERAL    129
Section 8.1    Collection of Money    129
Section 8.2    Collection Account    132
Section 8.3    Payment Account; Future Funding Reserve Account; Lender Collateral Account; Closing Expense Account    134
Section 8.4    Custodial Account    139
Section 8.5    Acquisition of Collateral Loans and Eligible Investments    140
Section 8.6    Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interests Upon Termination    141
Section 8.7    Method of Collateral Transfer    141
Section 8.8    Continuing Liability of the Borrower    143
Section 8.9    Reports    143

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(continued)
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ARTICLE IX APPLICATION OF MONIES    145
Section 9.1    Disbursements of Funds from Payment Account    145
ARTICLE X SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA; CONDITIONS TO SALES AND PURCHASES    149
Section 10.1    Sale of Collateral Loans    149
Section 10.2    Eligibility Criteria    153
Section 10.3    Conditions Applicable to All Sale and Purchase Transactions    153
Section 10.4    Reinvestment Period Extension    153
ARTICLE XI CHANGE IN CIRCUMSTANCES    153
Section 11.1    Basis for Determining Interest Rate Inadequate or Unfair    153
Section 11.2    Illegality    154
Section 11.3    Increased Cost and Reduced Return    154
Section 11.4    Taxes    156
Section 11.5    Replacement of Lenders    160
ARTICLE XII MISCELLANEOUS    162
Section 12.1    Notices    162
Section 12.2    No Waivers    163
Section 12.3    Expenses; Indemnification    164
Section 12.4    Sharing of Set-Offs    165
Section 12.5    Amendments and Waivers    166
Section 12.6    Successors and Assigns    167
Section 12.7    Collateral; QP Status    170
Section 12.8    Governing Law; Submission to Jurisdiction    171
Section 12.9    Marshalling; Recapture    171
Section 12.10    Counterparts; Integration; Effectiveness    171
Section 12.11    Waiver of Jury Trial    172
Section 12.12    Survival    172
Section 12.13    Domicile of Loans    172
Section 12.14    Limitation of Liability    172
Section 12.15    Recourse; Non-Petition    173
Section 12.16    Confidentiality    174
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(continued)
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Section 12.17    Severability    175
Section 12.18    Direction to Collateral Agent    175
Section 12.19    Borrowings/Loans Made in the Ordinary Course of Business    175
Section 12.20    PATRIOT Act    175
Section 12.21    Intent of the Parties    176
ARTICLE XIII ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT    176
Section 13.1    Assignment of Collateral Management Agreement    176
ARTICLE XIV THE COLLATERAL CUSTODIAN    176
Section 14.1    The Collateral Custodian    176
Section 14.2    Collateral Custodian Compensation    179
Section 14.3    Limitation on Liability    179
Section 14.4    Collateral Custodian Resignation    180
Section 14.5    Release of Documents    180
Section 14.6    Return of Related Contracts    181
Section 14.7    Access to Certain Documentation and Information Regarding the Related Contracts    181
Section 14.8    Custodian Agent    181
ARTICLE XV REPRESENTATIONS AND WARRANTIES OF THE SUBORDINATED TERM LENDERS    181
Section 15.1    Representation and Warranties of the Subordinated Term Lenders    181
ARTICLE XVI AFFIRMATIVE COVENANTS OF THE SUBORDINATED TERM LENDERS    187
Section 16.1    Affirmative Covenants of the Subordinated Term Lenders         187

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SCHEDULES AND EXHIBITS
Schedule A    -    S&P Industry Classifications
Schedule B    -    S&P Recovery Rate and Default Rate Tables
Schedule C    -    Commitment Schedule
Schedule D    -    Notice Details for Lenders and Subordinated Term Lenders
Exhibit A    -    Form of Note for Class A Loans
Exhibit B    -    Form of Assignment and Assumption Agreement
Exhibit C    -    Scope of Collateral Report
Exhibit D    -    Scope of Payment Date Report
Exhibit E    -    Scope of Asset-Level Reporting to Lenders
Exhibit F    -    Form of Notice of Borrowing
Exhibit G    -    Form of ERISA Certificate
Exhibit H    -    Form of Related Contract Document Request
Exhibit I    -    Form of Beneficial Ownership Certification

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CREDIT AGREEMENT
THIS CREDIT AGREEMENT dated as of September 28, 2026 is entered into by and among Twin Brook Capital Funding XXXIII SMPV, LLC, a Delaware limited liability company, as Borrower, the Lenders party hereto from time to time, the Subordinated Term Lenders party hereto from time to time, SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent, COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Agent, Collateral Administrator, Custodian and Collateral Custodian.
W I T N E S S E T H:
WHEREAS, the Borrower desires that the Class A Lenders make Class A Loans, on a revolving basis, to the Borrower on the terms and subject to the conditions set forth in this Agreement, and each Lender is willing to make Loans to the Borrower on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Borrower desires that the Subordinated Term Lenders make Subordinated Term Loans on the terms and subject to the conditions set forth in this Agreement, and each Subordinated Term Lender is willing to make Subordinated Term Loans to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, the proceeds of the Loans made by the Lenders to the Borrower and the Subordinated Term Loans made by the Subordinated Term Lenders to the Borrower shall be used by the Borrower to acquire Collateral Loans and as otherwise specified in Section 5.17, all in accordance with the terms hereof.
NOW, THEREFORE, the Borrower, the Lenders, the Subordinated Term Lenders, the Administrative Agent, the Collateral Agent, the Custodian, the Collateral Administrator, and the Collateral Custodian hereby agree as follows:
GRANTING CLAUSE
To secure the due and punctual payment and performance of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, the Borrower hereby Grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Borrower’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):
(a)    all Collateral Loans, all other loans and securities of the Borrower whether or not such loans and securities constitute Collateral Loans, all Related Contracts and Collections with respect thereto, all collateral security granted under any Related Contracts, and all interests in any of the foregoing, whether now or hereafter existing;
(b)    (i) the Custodial Account and all Collateral which is delivered to the Collateral Agent pursuant to the terms hereof and all payments thereon or with respect thereto, (ii) each of the other Covered Accounts and (iii) Eligible Investments or other investments (whether or not such investments constitute Eligible Investments) acquired

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with funds on deposit in the Covered Accounts, and all income or distributions from the investment of funds in the Covered Accounts;
(c)    cash, Money, securities, reserves and other property now or at any time in the possession of the Borrower or which is delivered to or received by the Collateral Agent or its bailee, agent or custodian (including, without limitation, all Eligible Investments and other investments with respect to any Collateral or proceeds thereof);
(d)    all liens, security interests, property or assets securing or otherwise relating to any Collateral Loan, Eligible Investment, other investment, Collateral or any Related Contract (collectively, “Related Property”);
(e)    the Collateral Management Agreement;
(f)    the Collateral Administration Agreement;
(g)    the Account Control Agreement;
(h)    the Master Participation Agreement;
(i)    the Loan Sale Agreement;
(j)    the Equity Interests in any SPV Subsidiary and all payments and rights thereunder;
(k)    all other accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, equipment, goods, inventory and other supporting obligations relating to the foregoing (in each case as defined in the UCC);
(l)    all other tangible and intangible personal property whatsoever of the Borrower and all other agreements of the Borrower; and
(m)    all products, proceeds, rents and profits of any of the foregoing, all substitutions therefor and all additions and accretions thereto (whether the same now exist or arise or are acquired), including, without limitation, proceeds of insurance policies insuring any or all of the foregoing, any indemnity or warranty payable by reason of loss or damage to or otherwise in respect of any of the foregoing or any guaranty.
Except as set forth in the Priority of Payments and Section 2.14 of this Agreement, the Loans are secured by the foregoing Grant equally and ratably without prejudice, priority or distinction between any Loan and any other Loan by reason of difference in time of borrowing or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Section 2.14 of this Agreement, the payment of all amounts due on the Loans in accordance with their terms, the payment by the Borrower of all other sums payable under this Agreement and the other Loan Documents and compliance with the provisions of this Agreement and the other Loan Documents, all as provided herein.
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Notwithstanding the foregoing, the Subordinated Term Loans will be unsecured obligations of the Borrower.
ARTICLE I

DEFINITIONS AND INTERPRETATION
Section 1.1    Definitions. The following terms, as used herein, have the following meanings:
“Acceleration Event” has the meaning set forth in Section 6.2(b).
“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the Collateral Agent, as secured party and the Bank, as Custodian and Securities Intermediary, dated on or about the date hereof.
“Additional Loans” has the meaning set forth in Section 2.16(a).
“Additional Subordinated Term Loans” has the meaning set forth in Section 2.17(a).
“Adjusted Total Capitalization” means, at any time, the sum of:
(a)    the Aggregate Principal Balance of all Collateral Loans (excluding Credit Deteriorated Obligations, Defaulted Loans, Discount Loans and Deferring Loans (other than Permitted PIK Loans) as to which the applicable rule below shall apply); plus
(b)    the aggregate amount of funds on deposit in (i) the Collection Account and (ii) the Future Funding Reserve Account minus the Required Amount, including Eligible Investments, constituting Principal Proceeds, without duplication of amounts included in clause (a); plus
(c)    for each Defaulted Loan that has been a Defaulted Loan for less than 6 months, the Recovery Value and, for each other Defaulted Loan, zero; plus
(d)    for each Deferring Loan (other than a Permitted PIK Loan) that has been a Deferring Loan for less than 6 months, the Recovery Value and, for each other Deferring Loan (other than a Permitted PIK Loan), zero; plus
(e)    for each Discount Loan, the aggregate purchase price, excluding accrued interest, expressed as a percentage of par multiplied by the Principal Balance of such Discount Loan (after adding the amount of any subsequent borrowings and subtracting the amount of any subsequent repayments thereof); plus
(f)    for each Credit Deteriorated Obligation, its Principal Balance multiplied by the lower of (i) Credit Deteriorated Obligation Value Adjustment and (ii) its Market Value; minus
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(g)    the CCC Excess Adjustment Amount;
provided that, with respect to any Collateral Loan that satisfies more than one of the definitions of Credit Deteriorated Obligation, Defaulted Loan, Discount Loan, Deferring Loan or CCC Excess Adjustment Amount, such Collateral Loan shall, for the purposes of this definition, be treated as belonging to the category of Collateral Loans which results in the lowest Adjusted Total Capitalization on any date of determination; provided further that (i) with respect to any Collateral Loan held by an SPV Subsidiary, for purposes of this definition and the calculation of the Class A Overcollateralization Ratio, such Collateral Loan will be treated in the same manner as if it were held directly by the Borrower and (ii) the Adjusted Total Capitalization of any Collateral Loan held in the form of a Closing Date Participation will be (a) the amount calculated pursuant to the definition of Adjusted Total Capitalization for such Collateral Loan related to the Closing Date Participation until the date that is 60 calendar days after the Closing Date and (b) otherwise the Recovery Value thereof, in each case, until such time as such Closing Date Participation is elevated to an assignment.
“Administrative Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.
“Administrative Agent Fee” means, the fee payable to the Administrative Agent in arrears on each Quarterly Payment Date, equal to $7,500 per Quarterly Payment Date.
“Administrative Expenses” means, without duplication, fees, reasonable and documented out of pocket expenses (including indemnities) and other amounts due or accrued with respect to any Quarterly Payment Date and any other date fixed for payment of such amounts (including, with respect to any Quarterly Payment Date, any such amounts that were due and not paid on any prior Quarterly Payment Date) and payable in the following order by the Borrower to:
(a)    first, the Collateral Agent in respect of the Collateral Agent Fee and any fees owed to the Custodian, the Collateral Administrator, the Securities Intermediary and Collateral Custodian (if any) and the Bank in any other capacity under the Loan Documents, and for the payment or reimbursement of other reasonable and documented Administrative Expenses and disbursements incurred and payable hereunder to the Collateral Agent, the Collateral Administrator, the Custodian, the Securities Intermediary and Collateral Custodian under any Loan Documents, in accordance with the provisions of this Agreement;
(b)    second, the Administrative Agent in respect of the Administrative Agent Fee (if any) and for the reimbursement of reasonable and documented out of pocket expenses and disbursements incurred and payable hereunder by the Administrative Agent or the Lenders in accordance with the provisions of this Agreement;

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(c)    third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:
(i)    first, to the Collateral Manager for the reimbursement of reasonable and documented expenses and disbursements incurred by the Collateral Manager in accordance with the provisions of this Agreement and the Collateral Management Agreement, including any out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Collateral Manager in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts (but excluding any Collateral Management Fee), second, to the Borrower for the reimbursement of reasonable and documented expenses and disbursements incurred by the Borrower in accordance with the provisions of this Agreement and the Collateral Management Agreement, including any out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Borrower in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts, and third, any expenses related to an SPV Subsidiary;
(ii)    the Rating Agency for fees and reasonable and documented expenses in connection with any rating of the Collateral Loans, including fees related to the obtaining of S&P Credit Estimates;
(iii)    any other Person in respect of any Tax incurred on behalf of the Borrower; and
(iv)    any other Person in respect of any other fees or expenses expressly permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents; and
(d)    fourth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents not otherwise paid;
provided that Administrative Expenses shall not include (i) any salaries of any employees of the Borrower (for the avoidance of doubt, the Borrower does not pay any salaries) (but Administrative Expenses may include any fees, reimbursements, indemnities, costs and expenses payable to the directors, managers and/or independent directors or managers of the Borrower) or the Collateral Manager, (ii) any Increased Costs or (iii) any Collateral Management Fees.
“Administrative Officer” means, (i) when used with respect to the Collateral Agent (or the Bank in each of its capacities under the Loan Documents), any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, trust officer,

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associate or any other officer of the Bank who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office or Collateral Custodian Office, as applicable, because of his or her knowledge of and familiarity with the particular subject and (ii) when used with respect to the Administrative Agent, any officer within the office of the Administrative Agent at the address listed in Section 12.1, including any vice president, assistant vice president, officer of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred at such location because of his or her knowledge of and familiarity with the particular subject.
“Affiliate” or “Affiliated” means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee of (i) such Person, (ii) any subsidiary or parent company of such Person or (iii) any Person described in clause (a) above. For the avoidance of doubt, no Subordinated Term Lender shall be considered an Affiliate hereunder solely due to it acting as a Subordinated Term Lender hereunder.
“Affiliate Transfer Limit” means, when used with respect to purchases, repurchases and substitutions of Collateral Loans by any Affiliates of the Borrower, the Transferor or the Collateral Manager from the Borrower (other than Affiliates that are bankruptcy-remote special purpose vehicles governed by or subject to Constituent Documents that contain limited purpose and separateness provisions similar to those applicable to the Borrower) pursuant to this Agreement, that the Aggregate Principal Balance of all such Collateral Loans does not exceed 20% of the Net Purchased Collateral Loan Balance as of the date of such purchase, repurchase or substitution.
“Agents” means the Administrative Agent and the Bank, in its capacities of Custodian, Collateral Custodian, Collateral Agent, Collateral Administrator and Securities Intermediary under the Loan Documents to which it is a party in such capacity, and “Agent” means any of them.
“Aggregate Maximum Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Maximum Principal Balances of all or of such portion of such Collateral Loans.
“Aggregate Participation Exposure” means, at any time, the Maximum Principal Balance of all Collateral Loans that are in the form of Participation Interests owned by the Borrower at such time.
“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.
“Agreement” means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall

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refer to the Agreement as the same may be in effect at the time such reference becomes operative.
“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the greater of:
(a)    the Prime Rate in effect on such day; and
(b)    the Federal Funds Rate in effect on such day plus ½ of 1% per annum;
provided that, notwithstanding the foregoing, if the rate as determined in this definition would be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.
The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed.
“Applicable Laws” is defined in Section 7.5.
“Applicable Lending Office” means, with respect to any Lender, the office or offices designated as its “Lending Office” opposite its name in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.
“Applicable Margin” has the meaning specified in the Fee Letter.
“Applicable Rate” means the sum of (x) the Benchmark applicable to the relevant Interest Period plus (y) the Applicable Margin; provided that, in the case of any Interest Period if on or prior to the first day of such Interest Period (1) the Administrative Agent is unable to obtain a quotation for Term SOFR as contemplated by Section 2.5 or (2) a Lender shall have notified the Administrative Agent pursuant to Section 11.1 or 11.2 that it is not permitted to fund Loans at the Benchmark (and such Lender shall not have subsequently notified the Administrative Agent that the circumstances giving rise to such situation no longer exist), the Applicable Rate shall be a rate per annum equal to the sum of (1) the Alternate Base Rate in effect on each day of such Interest Period plus (2) the Applicable Margin for Base Rate Loans.
“Approved Indices” has the meaning assigned to such term in the definition of “Eligible Loan Index”.

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“Approved Lender” means a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender with a short-term rating by S&P of at least A-1 (or an entity whose obligations hereunder are absolutely and unconditionally guaranteed by an entity that has a short-term rating by S&P of at least A-1 and meets then-current S&P guarantee criteria at such time); provided, in each case, that any Lender that has fully funded the Lender Collateral Account in accordance with the provisions set forth in Sections 8.3(d) and 11.5(b)(i) shall be an Approved Lender notwithstanding that its ratings are below such levels; provided further that (x) Sumitomo Mitsui Banking Corporation shall be an Approved Lender at all times and (y) after the end of the Class A Commitment Period, all Class A Lenders shall be Approved Lenders.
“Assignee” has the meaning set forth in Section 12.6(c)(i).
“Assignment and Assumption” means an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto, entered into by a Lender (or Subordinated Term Lender, as applicable), an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable).
“Assumed Reinvestment Rate” means, at any time, Term SOFR minus 1.00% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.
“Authorized Officer” means:
(a)    with respect to each of the Borrower and the Collateral Manager, those of its respective officers, authorized representatives and agents, whose signatures and incumbency shall have been certified, or any other officer responsible for the management or administration of the Collateral or the performance of such Person’s obligations under the Loan Documents, to the Agents on the Closing Date pursuant to the documents delivered pursuant to Section 3.1(g) and (h) or thereafter from time to time in substantially similar form; and
(b)    with respect to either Agent or any other bank or trust company acting as trustee of an express trust or as custodian, an Administrative Officer thereof.
Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
“Authorized Signatories” has the meaning assigned to such term in Section 12.1.
“Available Tenor” means, initially, three months; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then as of any date of determination and with respect to the then-current Benchmark, as applicable, any available tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark.

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“Bank” means Computershare Trust Company, N.A.
“Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.
“Base Rate Loans” means Loans accruing interest at an Applicable Rate based upon the Alternate Base Rate.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15; provided that the Benchmark shall not be less than 0% for any Interest Period.
“Benchmark Rate Loans” means Loans accruing interest at an Applicable Rate based upon the Benchmark.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated credit facilities secured by middle market corporate loans or securitization transactions relating to middle market corporate loans at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2), above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with

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the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated credit facilities secured by middle market corporate loans.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Benchmark”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”) timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Collateral Manager) are appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Collateral Manager) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark, as determined by the Administrative Agent with notice to the Borrower, the Collateral Manager, the Subordinated Term Lenders, the Collateral Custodian, the Collateral Agent and the Custodian:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication

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referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark, as determined by the Administrative Agent:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information

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set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in substantially the form of Exhibit I hereto.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (c) any entity whose underlying assets are treated as “plan assets” (for purposes of ERISA or Section 4975 of the Code) by reason of any such employee benefit plan’s or plan’s investment in the entity.
“Benefit Plan Investor Limitation” means a limitation that is exceeded if Benefit Plan Investors hold 25% or more of the value of the Subordinated Term Loans or any class of equity interests in the Borrower, as calculated under the Plan Asset Regulations.
“Bond” means an obligation that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, certificated debt security or other debt security (other than any of the foregoing that evidences a Senior Secured Loan or a Second Lien Loan, or a Participation Interest in a Senior Secured Loan or Second Lien Loan).
“Borrower” means Twin Brook Capital Funding XXXIII SMPV, LLC, a Delaware limited liability company.
“Borrower Affiliated Lender” means any Lender or Subordinated Term Lender that is (or has granted a participation (but only to the extent of such participation) to or for the benefit of) the Borrower, the Collateral Manager, the Transferor or an Affiliate of the Borrower, the Collateral Manager, the Transferor or any Person who, directly or indirectly, is in control or management of, or controlled or managed by, or is under common control or management with the Borrower, the Collateral Manager or the Transferor, and has provided notice thereof to the Collateral Agent and the Administrative Agent in accordance with Section 2.13.
“Borrower Order” means a written order or request (which may be a standing order or request) dated and signed in the name of the Borrower by an Authorized Officer of the Borrower (or by an Authorized Officer of the Collateral Manager on behalf of the Borrower),

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which order or request may also be provided by email or other electronic communication unless an Agent requests otherwise.
“Borrowing” has the meaning assigned to such term in Section 2.1.
“Borrowing Date” means the date of a Borrowing.
“Breakage Costs” means any amounts due pursuant to Section 2.9.
“Bridge Loan” means any loan or other obligation that (a) is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or other obligation that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).
“Business Day” means any day except a Saturday, Sunday or a day on which commercial banks in New York, New York or in the city in which the Corporate Trust Office of the Collateral Agent is located (initially, Columbia, Maryland) are authorized or required by law to close; provided that if the location of the Corporate Trust Office of the Collateral Agent changes at any time, the Collateral Agent shall provide prompt written notice of such change to the Borrower, the Administrative Agent, the Subordinated Term Lenders and the Lenders.
“Calculation Date” means the date that is the final calendar day of the calendar month immediately preceding a Quarterly Payment Date (or, if such date is not a Business Day, the next succeeding Business Day).
“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.
“CCC Collateral Loan” means a Collateral Loan (other than a Defaulted Loan) with an S&P Rating of “CCC+” or lower.
“CCC Excess” means the amount equal to the excess of the Aggregate Principal Balance of all CCC Collateral Loans over an amount equal to 7.5% of the Aggregate Principal Balance of all Collateral Loans as of such date of determination; provided that, in determining which of the CCC Collateral Loans shall be included in the CCC Excess, the CCC Collateral Loans with the lowest Market Value (expressed as a percentage of the Principal Balance of each such Collateral Loan as of such date of determination) shall be deemed to constitute such CCC Excess.
“CCC Excess Adjustment Amount” means as of any date of determination, an amount equal to the aggregate sum of the products for each CCC Collateral Loan (or a portion thereof) included in the CCC Excess of (a) the Principal Balance of such CCC Collateral Loan

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(or a portion thereof) multiplied by (b) the difference between (i) 100% and (ii) the price thereof determined in accordance with the definition of Market Value (expressed as a percentage).
“CFTC” means the Commodity Futures Trading Commission.
“Change in Control” means (i) if the Subordinated Term Lenders as of the Closing Date or any of their respective Affiliates collectively cease to hold at least 51% of the Subordinated Term Loan Outstanding Amount (unless otherwise consented to by the Administrative Agent, in its sole and absolute discretion), (ii) the failure of AGTB Fund Manager, LLC to act as collateral manager for the Borrower or (iii) the failure of the Collateral Manager or any Affiliate thereof to act as investment manager for the Transferor.
“Class” means the class of Loans that may be made hereunder, which are the Class A Loans.
“Class A Borrowing” has the meaning assigned to such term in Section 2.1(d).
“Class A Commitment” means, with respect to each Class A Lender, (i) on any date during the Class A Commitment Period, the amount set forth opposite such Class A Lender’s name in the Commitment Schedule hereto (or pursuant to an Assignment and Assumption or Joinder Agreement), as such amount may have been permanently reduced prior to such date pursuant to Section 2.7 or increased (pursuant to Section 2.16) in accordance with the terms of this Agreement and (ii) on any date after the end of the Class A Commitment Period, the outstanding principal balance (excluding any Undrawn Commitment) of such Class A Lender’s Class A Loans on such date.
“Class A Commitment Period” means the period commencing on the Closing Date and ending on the earliest of:
(a)    the time at which the Class A Commitments are terminated or reduced to zero as provided in this Agreement (whether pursuant to Article II, Article VI or otherwise); and
(b)    the last day of the Reinvestment Period.
“Class A Commitment Reduction Amount” has the meaning specified in Section 2.7.
“Class A Commitment Shortfall” shall exist if (a) the aggregate Unfunded Amount exceeds (b) the sum of (i) the Class A Maximum Commitment minus the aggregate principal amount of the Class A Loans outstanding at such time plus (ii) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds, plus (iii) amounts on deposit in the Future Funding Reserve Account, including Eligible Investments credited thereto.
“Class A Coverage Tests” means each of the Class A Overcollateralization Ratio Test and Class A Interest Coverage Ratio Test.

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“Class A Interest Coverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) obtained by dividing:
(a)    (i) the Interest Coverage Amount less (ii) all amounts payable on the related Quarterly Payment Date pursuant to clauses (A) through (C) of Section 9.1(a)(i) by
(b)    the sum of (i) all interest due on the Class A Loans on the related Quarterly Payment Date and (ii) the Class A Non-Usage Fees due on the related Quarterly Payment Date.
“Class A Interest Coverage Ratio Test” means a test satisfied on any date of determination following the second Quarterly Payment Date if the Class A Interest Coverage Ratio is greater than or equal to the “Class A Interest Coverage Ratio Test Level” corresponding to the Effective Obligor Measure Case then in effect.
“Class A Lender” means each Person that is listed as a “Class A Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption or Joinder Agreement in respect of the Class A Loans, and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or Joinder Agreement in respect of the Class A Loans.
“Class A Loan” has the meaning assigned to such term in Section 2.1.
“Class A Maximum Commitment” means the amount indicated in the Commitment Schedule, which may be reduced in accordance with Section 2.7 or increased pursuant to Section 2.16.
“Class A Non-Usage Fees” means the Non-Usage Fees with respect to the Class A Loans.
“Class A Overcollateralization Ratio” means, as of any date of determination, the ratio (expressed as a percentage) obtained by dividing:
(a)    the Adjusted Total Capitalization as of such date; divided by
(b)    the aggregate outstanding principal amount of the Class A Loans as of such date.
“Class A Overcollateralization Ratio Test” means a test satisfied on any date of determination following the first Quarterly Payment Date if the Class A Overcollateralization Ratio equals or exceeds the “Class A Overcollateralization Ratio Test Level” corresponding to the Effective Obligor Measure Case then in effect.
“CLO Closing Date” means the date on which the CLO Securities are issued.
“CLO Proceeds” means the net proceeds from the issuance of the CLO Securities.

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“CLO Securities” means the securities to be issued pursuant to the CLO Transaction.
“CLO Target Par Amount” means $500,000,000.
“CLO Transaction” means a collateralized loan obligation transaction to be arranged by the Structuring Agent or an affiliate thereof (after the Closing Date) pursuant to which a special purpose entity will issue rated and unrated securities backed, inter alia, by certain Collateral Loans purchased or originated by the Borrower under this Agreement (for the avoidance of doubt, none of this Agreement or any of the Loan Documents shall constitute the CLO Transaction).
“Closing Date” means September 28, 2026.
“Closing Date Participations” means any Collateral Loan held in the form of a Participation Interest acquired by the Borrower pursuant to the Master Participation Agreement on the Closing Date.
“Closing Expense Account” means the account established by the Securities Intermediary pursuant to Section 8.3(e).
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” means the Pledged Collateral and all other property and/or rights on or in which a Lien is or is intended to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, any of the Loan Documents or any other instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.
“Collateral Administration Agreement” means the Collateral Administration Agreement dated as of the Closing Date among the Borrower, the Collateral Manager and the Collateral Administrator, as amended from time to time.
“Collateral Administrator” means the Bank, in its capacity as collateral administrator under this Agreement and the Collateral Administration Agreement, and any successor thereto.
“Collateral Agent” means the Bank, in its capacity as collateral agent under this Agreement, and its successors in such capacity.
“Collateral Agent Fee” means the fee payable to the Collateral Agent, Custodian, Collateral Administrator and Collateral Custodian in arrears on each Quarterly Payment Date in an amount specified in the fee letter, dated as of August 31, 2026, between the Collateral Manager on behalf of the Borrower and the Collateral Agent.
“Collateral Custodian” means the Bank, in its capacity as the Collateral Custodian under this Agreement, and its successors in such capacity.

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“Collateral Custodian Office” has the meaning assigned to such term in Section 14.1(b).
“Collateral Loan” means a Senior Secured Loan, First Lien/Last Out Loan, Second Lien Loan or a Participation Interest in any Senior Secured Loan that as of the date of acquisition (or the Borrower’s commitment to acquire the same) by the Borrower meets each of the following criteria:
(a)    provides the Borrower (or an agent on behalf of the applicable lenders with respect to such Collateral Loan) with a valid, perfected security interest in the collateral granted under the applicable Related Contracts at the level of priority indicated therein; constitutes the legal and enforceable obligation of the applicable Obligor (except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law); is owned by the Borrower free and clear of adverse claims (other than Permitted Liens); may be pledged and assigned by the Borrower in accordance with the terms of the applicable Related Contracts; with respect to which all steps required by Section 8.7 have been taken (or will be taken as soon as practicable) and in which the Collateral Agent holds (or will hold, once the necessary steps are taken) a first-priority perfected security interest for the benefit of the Secured Parties (subject to Permitted Liens); and, at the time such Collateral Loan was acquired, was not subject to set-off or defense (other than a discharge in the event of a subsequent bankruptcy) by the related Obligor and, together with the documentation relating thereto, does not contravene in any material respect any applicable law, rule or regulation;
(b)    is governed by the law of a state of the United States, the laws of Canada or the laws of an Eligible Foreign Jurisdiction;
(c)    is an obligation of an Obligor Domiciled in the United States (or any state thereof), Canada or an Eligible Foreign Jurisdiction;
(d)    is not an obligation (other than a Revolving Collateral Loan or a Delayed Funding Loan) pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower;
(e)    the acquisition price (exclusive of the portion thereof attributable to accrued interest) of such Collateral Loan paid by the Borrower therefor is not less than 90% of the Principal Balance thereof;
(f)    is not a Bond (or any other type of debt security that is not a loan or a Participation Interest), a Defaulted Loan (unless such Collateral Loan is a DIP Loan), a Credit Risk Loan (unless such Collateral Loan is a DIP Loan), a Synthetic Security, a Bridge Loan, a Step-Down Loan, a Step-Up Loan, a Structured Finance Obligation, an Equity Security, a Real Estate Loan, a commodity forward contract, a letter of credit or a PIK Loan (unless such Collateral Loan is a Permitted PIK Loan);

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(g)    is not a Cov-Lite Loan (unless such Cov-Lite Loan is a Senior Secured Loan and has a trailing twelve month EBITDA (calculated in accordance with the related underlying credit agreement) greater than $35,000,000 at the time of its acquisition by the Borrower);
(h)    is not a Zero Coupon Loan, a finance lease or chattel paper;
(i)    is not (i) an unsecured loan, (ii) a Subordinated Loan or (iii) a mezzanine loan;
(j)    is not subject to forfeiture of principal based on a material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Borrower, or the Collateral Manager in accordance with the Collateral Manager Standard;
(k)    is not the subject of an Offer or called for redemption (except for any repayment under a Revolving Collateral Loan of amounts that may be reborrowed thereunder pursuant to the applicable Related Contract);
(l)    is denominated and payable in Dollars (and is not convertible into, or payable in, any other currency);
(m)    does not constitute Margin Stock;
(n)    provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;
(o)    does not subject the Borrower to withholding tax or similar tax (except for withholding taxes on commitment fees, origination fees and similar fees and withholding taxes that may be payable with respect to FATCA) unless the relevant Obligor is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the Borrower for, the full amount of such withholding tax;
(p)    does not have a maturity date later than seven years after its origination date;
(q)    if such Collateral Loan is a Participation Interest, then such Participation Interest is acquired from (i) a Selling Institution Domiciled under the laws of the United States (or any state thereof) or any U.S. branch of a Selling Institution Domiciled outside the United States, (ii) with respect to Collateral Loans the Obligors of which are Domiciled in Canada, a Selling Institution Domiciled in Canada, and, in each case, such Selling Institution satisfies the S&P Counterparty Criteria or (iii) with respect to Collateral Loans the Obligors of which are Domiciled in an Eligible Foreign Jurisdiction, a Selling Institution Domiciled in an Eligible Foreign Jurisdiction, and, in each case, such Selling Institution satisfies the S&P Counterparty Criteria;

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(r)    accrues interest at a floating rate and pays interest quarterly other than Fixed Rate Obligations and Non-Quarterly Pay Obligations, respectively, which pay at least semi-annually;
(s)    will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;
(t)    either (i) the Collateral Manager has requested an initial credit estimate from S&P which is reasonably expected to be “B-” or above (provided that the Collateral Manager reasonably expects to receive such credit estimate within 90 days after the acquisition of such Collateral Loan) or (ii) has an S&P Rating or Credit Estimate from S&P of “B-” or above;
(u)    does not have an “L”, “p”, “prelim”, “sf” or “t” subscript assigned by S&P;
(v)    does not have an “sf” subscript assigned by Moody’s;
(w)    is Registered;
(x)    is not an obligation of an Obligor Affiliated with the Transferor or the Collateral Manager or their Affiliates;
(y)    does not have an attached warrant to purchase an Equity Security, was not acquired with any warrants to purchase an Equity Security and does not provide for mandatory or optional conversion or exchange for Equity Securities; and
(z)    is not an obligation whose Obligor has a EBITDA (calculated in accordance with the related underlying credit agreement) less than $5,000,000 at the time of acquisition.
“Collateral Management Agreement” means the Collateral Management Agreement dated as of the date hereof between the Borrower and the Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.
“Collateral Management Fee” means, collectively, the Senior Management Fee and the Subordinated Management Fee.
“Collateral Management Fee Shortfall Amount” means, to the extent the Collateral Management Fee is not paid on a Quarterly Payment Date or is deferred at the option of the Collateral Manager, the Collateral Management Fee due on such Quarterly Payment Date (or the unpaid portion thereof) shall be automatically deferred (or, in the case of a voluntary deferral, deferred upon delivery of notice by the Collateral Manager) for payment on the succeeding Quarterly Payment Date, without interest, in accordance with the Priority of Payments and in accordance with the Collateral Management Agreement.

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“Collateral Manager” means AGTB Fund Manager, LLC, a Delaware limited liability company or any successor in such capacity in accordance with the Collateral Management Agreement.
“Collateral Manager Standard” means the standard of care applicable to the Collateral Manager set forth in Section 2(a) of the Collateral Management Agreement.
“Collateral Manager Termination Event” means the occurrence of any of the following events:
(i)    the Collateral Manager shall breach any provision of any Loan Document applicable to it (it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (i)), which breach has had, or would reasonably be expected to have, a material adverse effect on (1) the marketability of any of the Securities, (2) the financing or economic terms of the Transaction or (3) the ability of the Borrower, the Collateral Manager or the Administrative Agent to perform their respective obligations under this Agreement or any Loan Document, and shall not cure such breach (if capable of being cured) within  30 days after the earlier to occur of an Authorized Officer of the Collateral Manager receiving notice or having knowledge of such breach;
(ii)    any representation, warranty or certification made or given by the Collateral Manager in the Loan Documents or in any certificate delivered by the Collateral Manager pursuant to the Loan Documents shall fail to have been materially correct when made or given, and that (A) has a material adverse effect on (1) the marketability of any of the Securities, (2) the financing or economic terms of the Transaction or (3) the ability of the Borrower, the Collateral Manager or the Administrative Agent to perform their respective obligations under this Agreement, and (B) continues to be unremedied for a period of 30 days after written notice thereof shall have been given to an Authorized Officer of the Collateral Manager;
(iii)    any failure by the Collateral Manager to deposit or credit, or to deliver for deposit, in any Covered Account any amount required under the Loan Documents to be so deposited, credited or delivered or to make any required distributions therefrom and such failure continues for a period of two consecutive Business Days from the date such deposit, credit or delivery was required to be made;
(iv)    one or more final, non-appealable judgments or decrees by a court of competent jurisdiction shall be entered and outstanding against the Collateral Manager involving in the aggregate a liability of $10,000,000 (net of third party insurance) or more, and, in each case, the same shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal for a period of 30 consecutive days;

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(v)    the Collateral Manager becomes the subject of any insolvency, bankruptcy, winding-up, liquidation, dissolution, administration, receivership, governmental or regulatory seizure of assets or undertakings, moratorium, rehabilitation, reorganization, composition, arrangement or any other similar proceedings that may affect the enforcement of rights of creditors generally under any U.S. federal or state law or under any applicable non-U.S. law to which it or any of its assets is subject and such proceeding continues undismissed for 30 days; or
(vi)    (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or any other Loan Document (as determined pursuant to an adjudication by a court of competent jurisdiction) or the Collateral Manager being indicted for a criminal offense materially related to its business of providing asset management services or (B) any senior executive officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under this Agreement (in the performance of his or her investment management duties) is indicted for or convicted of a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under this Agreement for a period of five (5) Business Days after such indictment or conviction.
“Collateral Quality Test” means a test that is satisfied if, as of any date of determination, in the aggregate, the Collateral Loans owned (or in relation to a proposed acquisition of a Collateral Loan, both owned and proposed to be owned after giving effect to any sales proposed to be effected in connection therewith on a pro forma basis) by the Borrower satisfy each of the tests set forth below, calculated in each case in accordance with Section 1.3:
(a)    the Minimum Weighted Average Cash Spread Test;
(b)    the Maximum Weighted Average Life Test;
(c)    the Minimum Effective Obligor Test;
(d)    the Minimum Weighted Average S&P Recovery Rate Test; and
(e)    the Minimum Weighted Average Coupon Test.
“Collateral Report” has the meaning set forth in Section 5.1(e).
“Collateral Report Determination Date” means the date that is the final calendar day of each calendar month; provided that (i) if any such date is not a Business Day, such Collateral Report Determination Date shall be the next succeeding Business Day and (ii) for any month in which a Quarterly Payment Date falls, such Collateral Report Determination Date shall be the Calculation Date.

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“Collection Account” means the account established by the Securities Intermediary pursuant to Section 8.2(a).
“Collections” means, with respect to any Collateral, all principal payments, interest payments, fees and other payments received by the Borrower with respect thereto and all other amounts paid with respect to such Collateral that are payable to the Borrower, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor’s obligation to make payments with respect thereto.
“Commitment Schedule” means the Commitment Schedule indicated in Schedule C.
“Commitments” means the Class A Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended.
“Concentration Limitations” means limitations that are satisfied if, as of any date of determination beginning with the Closing Date, in the aggregate, the Maximum Principal Balance of the Collateral Loans owned (on a trade date basis) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (or, on or after the pricing date of the CLO Transaction, calculated as of a percentage of the CLO Target Par Amount) (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.3:
(a)    not more than 12.0% may consist of Collateral Loans with Obligors in any one S&P Industry Classification, except that, without duplication, (i) up to 30.0% may consist of Collateral Loans with the Obligor in the “Healthcare Providers and Services” S&P Industry Classification and (ii) up to 15.0% may consist of Collateral Loans with the Obligor in the second and third largest S&P Industry Classification;
(b)    not more than 2.5% may consist of obligations issued by a single Obligor and its Affiliates; provided that (a) obligations issued by up to three Obligors (and their respective Affiliates) may each constitute up to 3.0% and (b) no more than 1.0% may consist of obligations issued by Obligors and its Affiliates of First Lien/Last Out Loans and Second Liens Loans in the aggregate; provided further, that for the purposes of the foregoing, one Obligor will not be considered an Affiliate of another Obligor solely because the Obligors are controlled by the same or related financial sponsor;
(c)    not more than 5.0% may consist of First Lien/Last Out Loans and Second Liens Loans, in aggregate;
(d)    not more than 2.5% may consist of Fixed Rate Obligations;
(e)    not more than 5.0% may consist of Cov-Lite Loans;

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(f)    not more than 2.5% may consist of DIP Loans;
(g)    not more than 5.0% may consist of Current Pay Obligations;
(h)    not more than 5.0% may consist of Non-Quarterly Pay Obligations;
(i)    not more than 10.0% may consist of Revolving Collateral Loans and Delayed Funding Loans;
(j)    other than the Closing Date Participations, the Aggregate Participation Exposure is not more than 5.0%;
(k)    not more than 5.0% may consist of Collateral Loans whose Obligors are Domiciled in Canada;
(l)    not more than 7.5% may consist of Collateral Loans with an S&P Rating of “CCC+” or below;
(m)    not more than 7.5% may consist of Permitted PIK Loans;
(n)    not more than 30.0% may consist of Collateral Loans whose Obligors with a most recently reported EBITDA (calculated in accordance with the related underlying credit agreement) of less than $10,000,000, as determined at the time of acquisition of such Collateral Loan;
(o)    not more than 5.0% may consist of Discount Loans; and
(p)    not more than 5.0% may consist of Collateral Loans whose Obligors are Domiciled in an Eligible Foreign Jurisdiction.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means, in respect of (i) any Person, the certificate or articles of formation or organization, the limited liability company agreement, memorandum and articles of association, operating agreement, preference share issuance document, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (ii) Affiliates of the Transferor or the Borrower that are bankruptcy-remote special purpose vehicles, any indenture or equivalent document that such Affiliate is subject to.

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“Contingent Obligation” means, as to any Person, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation of such Person required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the applicable interest rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder by the person entitled to performance or payment thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is directly or indirectly recourse to such Person), the amount of the guaranty, to the extent it is directly or indirectly recourse to such Person, shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or cash equivalents to secure all or any part of such Person’s guaranteed obligations and (ii) in the case of any other guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.
“Controlled Affiliate” means, with respect to an Affiliate, (i) any Affiliate that is the Borrower or the Collateral Manager or (ii) any Affiliate who, directly or indirectly is controlled by the Collateral Manager.
“Controlling Parties” means, at any time:
(a)    if any Class A Loans are outstanding at such time or the Class A Commitments remain in effect, the Majority Lenders of the Class A Loans at such time; and

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(b)    if no Class A Loans are outstanding at such time and no Class A Commitments remain in effect, the Subordinated Term Lenders;
provided, in each case, that in determining whether the Controlling Parties have consented to or approved any action or inaction, the vote of any Borrower Affiliated Lender shall not be taken into account and the outstanding principal amounts and aggregate unutilized commitments held by each Borrower Affiliated Lender shall be excluded from the calculations set forth in clauses (a) and (b) of this definition. In determining whether each of the Collateral Agent and the Administrative Agent will be protected in relying upon any request, demand, authorization, notice, consent or direction of the Lenders under this Agreement, only Loans that an Administrative Officer of the Collateral Agent or the Administrative Agent, as applicable, actually knows are held by a Borrower Affiliated Lender will be disregarded.
“Controlling Person” means a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Borrower or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.
“Corporate Trust Office” means the designated corporate trust office of the Collateral Agent at which this Agreement is administered, currently located at Computershare Trust Company, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: CLO Trust Services – Twin Brook Capital Funding XXXIII SMPV, Email: CCTTwinBrook@computershare.com or such other address as the Collateral Agent may designate from time to time by notice to the Borrower, the Administrative Agent, the Subordinated Term Lenders and the Lenders or the principal corporate trust office of any successor Collateral Agent.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Cov-Lite Loan” means a Collateral Loan, the Related Contracts for which require the Obligor thereunder to comply with an Incurrence Covenant, but do not require the Obligor to comply with any Maintenance Covenant; provided, that a loan which either contains a cross-default or cross acceleration provision to, or is pari passu with or senior in priority to, another loan of the same Obligor that requires (or shall require following the occurrence of a springing covenant event) such Obligor to comply with a Maintenance Covenant shall be deemed not to be a Cov-Lite Loan.
“Coverage Tests” means each of the Class A Overcollateralization Ratio Test and the Class A Interest Coverage Ratio Test.

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“Covered Accounts” means, collectively, the Collection Account, the Custodial Account, the Future Funding Reserve Account, the Interest Reserve Account, the Payment Account, the Closing Expense Account, the Lender Collateral Account and any subaccounts of each of the foregoing.
“Credit Deteriorated Obligation” means a Collateral Loan in which the credit metrics set forth below have deteriorated beyond the limits set out below:
(a)    the Net Senior Leverage Multiple for any Relevant Test Period with respect to such Collateral Loan is both (x) more than 1.00x than as of the date of acquisition by the Borrower and (y) greater than 4.5x (a “Senior Net Leverage Credit Deteriorated Obligation”); or
(b)    the Obligor Interest Coverage Ratio for any Relevant Test Period with respect to such Collateral Loan is both (i) less than 1.50x and (ii) less than 85% of the Obligor Interest Coverage Ratio as of the date of acquisition by the Borrower of the related Collateral Loan (an “Interest Coverage Credit Deteriorated Obligation”).
“Credit Deteriorated Obligation Value Adjustment” means for each Credit Deteriorated Obligation, the percentage set forth below based on the type of Credit Deteriorated Obligation (and if such Credit Deteriorated Obligation is both a Senior Net Leverage Credit Deteriorated Obligation and an Interest Coverage Credit Deteriorated Obligation, then the lowest of the applicable percentages below):
(a)    if the Collateral Loan is a Senior Net Leverage Credit Deteriorated Obligation, the lower of (i) 100% and (ii) (1) the applicable Senior Net Leverage Relevant Target Attachment Point divided by (2) the product of the Net Senior Leverage Multiple multiplied by the “Class A Maximum Advance Rate Level” corresponding to the Effective Obligor Measure Case then in effect; and
(b)    if the Collateral Loan is an Interest Coverage Credit Deteriorated Obligation, then 85.0%.
“Credit Estimate” means, with respect to any Collateral Loan, a credit estimate obtained from S&P in accordance with the Required S&P Credit Estimate Information and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.
“Credit Improved Loan” means any Collateral Loan that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of origination or acquisition, which judgment may (but need not) be based on one or more of the following facts:
(i)    the Obligor in respect of such Collateral Loan has shown improved financial results since the published financial reports first produced after it was acquired by the Borrower;

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(ii)    the Obligor in respect of such Collateral Loan since the date on which such Collateral Loan was originated or acquired by the Borrower has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or
(iii)    with respect to which one or more of the following criteria applies: (A) such Collateral Loan has been upgraded or put on a watch list for possible upgrade by S&P since the date on which such Collateral Loan was originated or acquired by the Borrower; (B) the proceeds from a sale of such Collateral Loan would be at least 101% of its purchase price; (C) the price of such Collateral Loan has changed during the period from the date on which it was originated or acquired by the Borrower to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period; or (D) the price of such Collateral Loan changed during the period from the date on which it was originated or acquired by the Borrower to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in a nationally recognized loan index selected by the Borrower or the Collateral Manager over the same period plus 0.50%.
“Credit Risk Loan” means
(a)    any Collateral Loan as to which one or more of the following criteria applies:
(i)    such Collateral Loan has been downgraded or put on a watch list for possible downgrade or on negative outlook by S&P since the date on which such Collateral Loan was acquired by the Borrower;
(ii)    the price of such Collateral Loan has changed during the period from the date on which it was acquired by the Borrower to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period;
(iii)    the Market Value of such Collateral Loan has decreased by at least 1.00% of the price paid by the Borrower for such Collateral Loan; or
(iv)    the Obligor in respect of such Collateral Loan has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of less than 1.00 or that is expected to be less than 0.85 times such Obligor’s current year’s projected cash flow interest coverage ratio; or

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(b)    with respect to which the Controlling Parties consent to treat such Collateral Loan as a Credit Risk Loan.
“Current Pay Obligation” means a Collateral Loan (other than a DIP Loan) that would otherwise be a Defaulted Loan as to which (a) all scheduled interest and principal payments due (other than those due as a result of any bankruptcy, insolvency, receivership or other analogous proceeding) were paid in Cash and the Borrower or the Collateral Manager reasonably expects, that the remaining scheduled interest and principal payments due will be paid in cash, (b) the Market Value of such Collateral Loan is at least 80% of par and (c) if the Obligor of such Collateral Loan is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding, the bankruptcy court or other authorized official has authorized the payment of interest and/or principal and other amounts due and payable on such Collateral Loan and no such payments that are due and payable are unpaid; provided that to the extent that more than 5.0% of Total Capitalization would otherwise constitute Current Pay Obligations, one or more Collateral Loans (or portions thereof, as applicable) designated by the Borrower having a Maximum Principal Balance at least equal to such excess shall be deemed not to constitute Current Pay Obligations (and shall instead constitute Defaulted Loans).
“Current Portfolio” means, at any time, the portfolio of Collateral Loans and Eligible Investments representing Principal Proceeds, then held by the Borrower.
“Custodial Account” means a custodial account established by the Securities Intermediary pursuant to Section 8.4(a).
“Custodian” has the meaning set forth in Section 8.4(a).
“Daily Report” has the meaning set forth in Section 8.9(a).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for leveraged loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless waived in accordance with Section 12.5 or cured, become an Event of Default.
“Defaulted Loan” means any Collateral Loan as to which:
(a)    a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Loan (without regard to any grace period applicable thereto, or waiver thereof, after the passage of five Business Days if the Borrower or the

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Collateral Manager determines in their sole discretion that such default is unrelated to credit-related causes, but in no case beyond the passage of any grace period applicable thereto);
(b)    the Borrower or the Collateral Manager has received written notice or an Authorized Officer of the Borrower or the Collateral Manager has knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan (in each case, after the passage of five Business Days if the Borrower or the Collateral Manager determines in their sole discretion that such default is unrelated to credit-related causes, but in no case beyond the passage of any grace period applicable thereto); provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor;
(c)    except in the case of a DIP Loan, the Obligor in respect of such Collateral Loan has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;
(d)    except in the case of a DIP Loan, the Obligor with respect to such Collateral Loan has an S&P Rating of lower than “CCC-” or had any such rating immediately before such rating was withdrawn by S&P;
(e)    the Borrower or the Collateral Manager has received notice or an Authorized Officer of the Borrower or the Collateral Manager has knowledge that another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan has an S&P Rating of lower than “CCC-” or had any such rating immediately before such rating was withdrawn by S&P, and such other debt obligation remains outstanding; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor;
(f)    a default with respect to which the Borrower or the Collateral Manager has received written notice, or an Authorized Officer of the Borrower or the Collateral Manager has knowledge, that a default has occurred under the Related Contracts and any applicable grace period has expired and the holders of such Collateral Loan have accelerated the repayment of the Collateral Loan (but such treatment shall cease when such acceleration has been rescinded) in the manner provided in the Related Contracts;
(g)    such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) with respect to which the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the Participation Interest;
(h)    such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) in a loan that would, if such loan were a Collateral Loan, constitute a “Defaulted Loan” (other than under this clause (h)) or with respect to which the

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Selling Institution has an S&P Rating of lower than “CCC-” or had such rating immediately before such rating was withdrawn by S&P;
(i)    such Collateral Loan has, since the date it was acquired by the Borrower, become subject to an amendment, waiver or modification that had the effect of reducing the principal amount of such Collateral Loan;
(j)    such Collateral Loan is otherwise explicitly treated as a Defaulted Loan pursuant to Section 1.3(q), Section 5.19(a) or Section 5.19(c), in each case only to the extent and for the purposes set forth therein;
(k)    such Collateral Loan has been placed on non-accrual status by the Collateral Manager; or
(l)    the Collateral Manager has otherwise declared such Collateral Loan to be a Defaulted Loan;
provided that Current Pay Obligations (or portions thereof, as applicable) in excess of 5.0% of Total Capitalization shall be deemed to be Defaulted Loans as set forth in the proviso in the definition of “Current Pay Obligation”; provided further that (x) a debt obligation shall not constitute a Defaulted Loan pursuant to clauses (b) through (e) above if such debt obligation (or, in the case of a Participation Interest, the underlying loan) is a Current Pay Obligation (subject to the limitations in the preceding proviso) and (y) a debt obligation shall not constitute a Defaulted Loan pursuant to any of clauses (b), (c), (d) and (e) if such debt obligation (or, in the case of a Participation Interest, the underlying loan) is a DIP Loan (other than a DIP Loan that has an S&P Rating of lower than “CCC-” or had any such rating immediately before such rating was withdrawn by S&P).
“Defaulting Lender” means a Lender that has at any time (i) failed to fund all or any portion of its Loans when and as required hereunder (other than failures to fund (a) solely as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date, but only for such time as such Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, and such Lender has notified the Administrative Agent in writing of its intention not to fund and has specifically identified such condition precedent to funding that was not satisfied, or (b) solely as a result of a failure to disburse due to an administrative error or omission by such Lender, and such failure is cured within five Business Days after such Lender receives written notice or has actual knowledge of such administrative error or omission) or (ii) notified the Borrower and the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s dispute as to the satisfaction of any condition precedent pursuant to the foregoing clause (a)) or generally under other agreements under which it shall have committed to extend credit; provided, in each case, that any Lender that has fully funded the Lender Collateral Account in accordance with the provisions set forth in Sections 8.3(d) and 11.5(b)(i) shall be deemed not to be a Defaulting Lender for all purposes hereunder.

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“Deferring Loan” means any Collateral Loan (other than a Permitted PIK Loan) that is deferring the payment of the cash interest due thereon and has been so deferring the payment of cash interest due thereon (i) with respect to Collateral Loans that have an S&P Rating of at least “BBB-”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Loans that have an S&P Rating of “BB+” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.
“Delayed Funding Loan” means a Collateral Loan pursuant to which one or more future advances will be required to be made to the Obligor thereunder but which does not permit any such advance that has been made to be reborrowed once repaid by the Obligor; provided that such loan shall only be considered to be a Delayed Funding Loan to the extent of the undrawn commitment of the Borrower and only for so long as any future funding obligations of the Borrower remain in effect.
“DIP Loan” means any interest in a loan or financing facility that has a public or private facility rating from S&P and is purchased directly or by way of assignment (i) which is an obligation of either a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code) (in either case, a “Debtor”) organized under the laws of the United States or any State therein; (ii) which is paying interest on a current basis; and (iii) the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that (a) such DIP Loan is secured by liens on the Debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code; (b) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code; (c) such DIP Loan is secured by junior liens on the Debtor’s encumbered assets and such DIP Loan is fully secured based upon a current valuation or appraisal report; or (d) if the DIP Loan or any portion thereof is unsecured, the repayment of such DIP Loan retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code.
“Discount Loan” means a Collateral Loan that is not a Swapped Non-Discount Loan which, in the case of a Collateral Loan that is an interest or a Participation Interest in a Senior Secured Loan, if such Collateral Loan is purchased at a price lower than 95.0% of its Principal Balance but greater than or equal to 90.0% of its Principal Balance; provided that such Collateral Loan shall cease to be a Discount Loan at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Loan) determined for such Collateral Loan on each day during any period of 30 consecutive days since the acquisition by the Borrower of such Collateral Loan, equals or exceeds 95% on each such day.
“Document Checklist” means, for any Collateral Loan, an electronic or hard copy list delivered by the Borrower (or the Collateral Manager on behalf of the Borrower) to the

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Collateral Custodian (with a copy to the Collateral Agent) that identifies the Collateral Loan, the applicable Obligor and each of the Related Contracts that shall be delivered to the Collateral Custodian by the Borrower, and whether each such document is an original or a copy.
“Dollars” and “$” mean lawful money of the United States of America.
“Domicile” or “Domiciled” means, with respect to any Obligor with respect to a Collateral Loan:
(a)    except as provided in clause (b) below, its country of organization or incorporation; or
(b)    if such Obligor is organized or incorporated in Canada or an Eligible Foreign Jurisdiction, as applicable, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of the operations of such Obligor is located in, or a substantial portion of such Obligor’s revenue or value is derived from, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor).
“Downgraded Lender” means, during the Class A Commitment Period, a Class A Lender that fails to be an Approved Lender in accordance with the terms of such definition.
“Due Date” means each date on which a distribution is due on a Collateral Loan.
“Due Period” means, with respect to any Quarterly Payment Date, the period commencing on the day following the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Closing Date) and ending on (but excluding) the Calculation Date immediately preceding such Quarterly Payment Date (or, in the case of the Due Period that is applicable to the Quarterly Payment Date occurring on the Maturity Date, ending on the day preceding such Quarterly Payment Date).
“EBITDA” means earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Loan, in the manner provided in the Related Contracts) and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Related Contracts, an amount, for the principal Obligor on such Collateral Loan and any of its parents or Subsidiaries that are obligated pursuant to the Related Contracts for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other noncash charges and organization costs, (e) extraordinary losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

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“Effective Obligor Measure” means the sum of the squared ratios for each Obligor calculated by the par balance divided by the total par balance.
“Effective Obligor Measure Case” means, as of any date of determination on which any Coverage Test is applicable, the “Effective Obligor Measure Case” then in effect. For an Effective Obligor Measure Case to be in effect, the Collateral Manager must notify the Collateral Agent, the Administrative Agent and the Borrower in writing that the portfolio has attained an Effective Obligor Measure at least equal to the “Minimum Effective Obligor Measure” that corresponds to such “Effective Obligor Measure Case” as indicated in the table below. After the initial selection of the Effective Obligor Measure Case, the Collateral Manager is only permitted to elect an Effective Obligor Measure Case corresponding to a higher Minimum Effective Obligor Measure than such Effective Obligor Measure Case then in effect immediately prior to any such election. For the avoidance of doubt, Effective Obligor Measure Case “I” is the only Effective Obligor Measure Case available as of the Closing Date.

Class A
Effective Obligor Measure Case	Minimum Effective Obligor Measure	*Interest Diversion Percentage	Class A Overcollateralization Ratio Test Levels	Class A Interest Coverage Ratio Test Level	Class A Maximum Advance Rate Levels
I	20	75%	158.33%	110.0%	65.0%
II	25	50%	144.62%	110.0%	67.5%
III	35	25%	132.14%	110.0%	70.0%
IV	60	0%	127.59%	110.0%	72.5%
* After the Reinvestment Period only.
“Eligibility Criteria” means, as of the date of each acquisition of a debt obligation, each of the following:
(a)    each Concentration Limitation is satisfied immediately after giving effect to such acquisition (or, if not satisfied immediately prior to such acquisition or origination, compliance with such Concentration Limitation is maintained or improved after giving effect to such acquisition);
(b)    each component of the Collateral Quality Test is satisfied immediately after giving effect to such acquisition (or, if not satisfied immediately prior to such acquisition, compliance with the Collateral Quality Test is maintained or improved after giving effect to such acquisition);
(c)    each Coverage Test is satisfied immediately after giving effect to such acquisition;

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(d)    each of the criteria in the definition of “Collateral Loan” is satisfied with respect to such acquisition of a debt obligation; provided that, for the avoidance of doubt, for purposes of determining whether the definition of “Collateral Loan” has been satisfied, such criteria shall only be tested as of the date of such acquisition of such debt obligation;
(e)    no Class A Commitment Shortfall shall occur immediately after giving effect to such acquisition;
(f)    the Maximum Advance Rate Test is satisfied immediately after giving effect to such acquisition; and
(g)    no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such acquisition.
“Eligible Foreign Jurisdiction” means the United Kingdom, Netherlands, Germany, Sweden, Switzerland, France, Denmark, Finland, Ireland, and Luxembourg.
“Eligible Institution” means, with respect to any specified account, a financial institution:
(a)    that has a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-2” by S&P (or a long-term issuer credit rating of at least “A+” by S&P if such institution has no such short-term rating); provided that if such financial institution ceases to have a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-2” by S&P (or a long-term issuer credit rating of at least “A+” by S&P if such institution has no such short-term rating), it is replaced within 30 days by a financial institution with long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating); or
(b)    the Borrower and the Controlling Parties have consented to such financial institution constituting an “Eligible Institution” hereunder.
“Eligible Investment Required Ratings” means, in the case of each Eligible Investment, a short-term issuer credit rating of at least “A-1” (or, in the absence of a short-term issuer credit rating, a long-term issuer credit rating of “AA-” or better) from S&P.
“Eligible Investments” means any investment denominated in Dollars that, at the time it is delivered to the Collateral Agent (directly or through a financial intermediary or bailee), is one or more of the following obligations or securities:
(i)    direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

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(ii)    demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;
(iii)    non-extendable commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;
(iv)    money market funds which funds have, at all times, the highest S&P credit rating assignable at such time and credit ratings of “AAA-m” by S&P;
(v)    any other investment similar to those described in clauses (i) through (iv) above which (a) has the Eligible Investment Required Ratings at the time of such investment and (b) has been approved by the Controlling Parties;
and, in the case of (i) through (iii) and (v) above, with a stated maturity (after giving effect to any applicable grace period) no later than the Business Day immediately preceding the Quarterly Payment Date next following the Interest Period in which the date of investment occurs (unless such Eligible Investments are issued by the Collateral Agent in its capacity as a banking institution, in which event such Eligible Investments may mature on such Quarterly Payment Date); provided that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “q” or “t” subscript assigned by S&P or an “sf” subscript assigned by Moody’s, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is subject to any withholding tax (other than withholding that may be payable with respect to FATCA) unless the issuer of the security is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the holder of such security for, the full amount of such withholding tax, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (g) in the Borrower’s or the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks. Eligible Investments may include, without limitation, those investments for which an Agent or an affiliate of an Agent provides services. Any investment, which otherwise qualifies as an Eligible Investment, may (1) be made by the Collateral Agent or any of its Affiliates and (2) be made in securities of any entity for which the Collateral Agent or any of its Affiliates receives compensation or serves as offeror, distributor, investment adviser or other

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service provider. The Collateral Agent shall have no responsibility to determine whether any investment is an Eligible Investment.
“Eligible Loan Index” means, with respect to each Collateral Loan, one of the following indices as selected by the Borrower or the Collateral Manager upon the acquisition of such Collateral Loan: the CSFB Leveraged Loan Indices (formerly the DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other nationally recognized loan index subject to the consent of the Controlling Parties (collectively, the “Approved Indices”); provided that the Borrower or the Collateral Manager may change the index applicable to a Collateral Loan to another of the Approved Indices at any time following the acquisition thereof after giving notice to the Administrative Agent and the Collateral Agent.
“Engagement Letter” means the letter agreement, dated as of September 28, 2026, between the Structuring Agent and the Collateral Manager, as amended from time to time in accordance with the terms thereof.
“Environmental Claim” means, with respect to any Person, any written notice, claim, demand or similar communication by any other Person having jurisdiction alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, of any applicable Environmental Law, in each case as to which there is a reasonable likelihood of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect with respect to the Borrower.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.
“Equity Funding Event” means the failure of any Subordinated Term Lender to fund any of its commitments hereunder when required in excess of U.S.$10,000 for five Business Days after the date such amount has become due and payable.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and

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membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Equity Security” means any equity security or any other security that is not eligible for acquisition by the Borrower as a Collateral Loan and any security acquired by the Borrower as part of a “unit” with a Collateral Loan and which itself is not eligible for acquisition by the Borrower as a Collateral Loan.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.
“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or, for the purposes of Section 412 of the Code and Section 302 of ERISA, Section (m) or (o) of the Code or Section 4001 of ERISA, with the Borrower.
“Event of Default” has the meaning set forth in Section 6.1.
“Excess Reserve Amount” means, on any date, the excess (if any) of:
(a)    the amount standing to the credit of the Future Funding Reserve Account on such date; over
(b)    the Required Amount on such date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Person, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (A) imposed as a result of any such Person being organized under the laws of, or having its principal office or, in the case of each Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (y) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.5(a)) or (z) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its

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lending office, (iii) Taxes attributable to such Lender’s or the Administrative Agent’s failure to comply with Section 11.4 and (iv) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exposure Amount” as of any date means, with respect to any Revolving Collateral Loan or Delayed Funding Loan, the amount equal to the difference between (a) the Borrower’s maximum funding commitment thereunder minus (b) the Principal Balance of such Revolving Collateral Loan or Delayed Funding Loan. For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Loan shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Loan.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the FRBNY on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.
“Fee Basis Amount” means, at any time, the sum of (without duplication) (a) the Aggregate Maximum Principal Balance of the Collateral Loans (including Defaulted Loans), plus (b) the Market Value of any Equity Securities (or, if no Market Value of such Equity Securities exists, the value determined by the Collateral Manager in its reasonable commercial judgment).
“Fee Letter” means the fee letter, dated as of the Closing Date, between the Administrative Agent and the Borrower.

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“Fee Proceeds” means all amounts in the Collection Account representing upfront, commitment, amendment and waiver, late payment (including compensation for delayed settlement or trades), anniversary, annual, facility, prepayment, redemption, call premium or any other fees of any type received by the Borrower in respect of any Collateral Loan and any excess, with respect to participation interests in Collateral Loans which have been sold by the Borrower, of the interest paid by the applicable Obligor in respect of the portion of such Collateral Loan that is the subject of such participation interest over the amount of interest required to be paid by the Borrower to the purchaser of such participation interest pursuant to the underlying participation agreement; provided that Fee Proceeds shall not include any reimbursement of expenses payable by the Borrower to third parties, including legal fees, that may be received by the Borrower from any Obligor or any fees received in connection with the reduction of the par of the related Collateral Loan. Fee Proceeds shall in all cases constitute Interest Proceeds.
“First Lien/Last Out Loan” means a Collateral Loan that, prior to an event of default under the applicable Related Contract, is entitled to receive payments pari passu with other senior secured loans of the same Obligor, but following an event of default under the applicable Related Contract, such Collateral Loan becomes fully subordinated to other senior secured loans (subject to customary exemptions for permitted liens, including, without limitation, any tax liens and Senior Revolver Facilities) of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full.
“Fitch” means Fitch Ratings, Inc., together with its successors.
“Fixed Rate Obligation” means any Collateral Loan that bears a fixed rate of interest.
“Floating Rate Obligation” means any Collateral Loan that bears a floating rate of interest.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Official” is defined in Section 4.24.
“FRBNY” means the Federal Reserve Bank of New York.
“Future Funding Reserve Account” means the account established by the Securities Intermediary pursuant to Section 8.3(b).
“Future Funding Reserve Loan” is defined in Section 2.1.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or

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pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other Moneys payable thereunder, to give and receive notices and other communications, to give consents, waivers or make other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, identified as such as a matter of Environmental Law, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.
“Increased Commitment Date” means the date of the effectiveness of the Increased Commitments and/or Additional Loans pursuant to the terms of this Agreement.
“Increased Commitment Notice” has the meaning set forth in Section 2.16(a).
“Increased Commitments” has the meaning set forth in Section 2.16(a).
“Increased Costs” means any amounts due pursuant to Article XI.
“Increased Subordinated Term Loan Commitment Notice” has the meaning set forth in Section 2.17(a).
“Increased Subordinated Term Loan Commitments” has the meaning set forth in Section 2.17(a).
“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.
“Indebtedness” of any Person means, without duplication, (a) as shown on such Person’s balance sheet (if any) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all

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unreimbursed amounts drawn thereunder, (c) all Contingent Obligations of such Person, and (d) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Indebtedness set forth in clauses (a), (b) or (c) hereof.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b), to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 12.3(b).
“Initial Borrowing Date” means the Business Day on which the initial Class A Borrowing and, if applicable, the initial funding of Subordinated Term Loans occurs, which shall be no later than the Closing Date.
“Initial Borrowing Date Portfolio Condition” means the condition that is satisfied if, as of the Initial Borrowing Date, the Borrower owns Collateral Loans that meet the following requirements: (i) the Adjusted Total Capitalization is at least $400,000,000 and (ii) the Effective Obligor Measure shall equal or exceed 60.
“Initial Subordinated Term Loan Outstanding Amount” means $137,500,000.
“Instructions” has the meaning assigned to such term in Section 12.1.
“Interest Coverage Amount” means, at any time, without duplication, the sum of (a) the scheduled interest payments and scheduled fees due (in each case regardless of whether the applicable payment date has yet occurred) on the Collateral Loans (excluding Defaulted Loans to the extent set forth in the definition of “Interest Proceeds”) for the then-current Due Period; (b) amounts on deposit in the Collection Account, including Eligible Investments, representing Interest Proceeds; (c) scheduled interest on Eligible Investments held in the Collection Account, the Future Funding Reserve Account and the Closing Expense Account, in each case for the then-current Due Period; and (d) all regularly scheduled amounts due and payable to the Borrower under Interest Hedge Agreements during the then-current Due Period.
“Interest Coverage Credit Deteriorated Obligation” has the meaning specified in the definition of Credit Deteriorated Obligation.
“Interest Diversion Percentage” means the “Interest Diversion Percentage” corresponding to the Effective Obligor Measure Case then in effect.
“Interest Expense” means, with respect to any obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such obligor to any Borrower for such period, but excluding accreted interest to the extent included under such caption.

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“Interest Hedge Agreement” means an interest rate protection agreement that may be entered into between the Borrower and an Interest Hedge Counterparty after the Closing Date, for the sole purpose of hedging interest rate risk between the portfolio of Collateral Loans and the Loans, as amended from time to time in accordance with the terms thereof.
“Interest Hedge Counterparty” means a counterparty meeting, at the time of entry by the Borrower into an Interest Hedge Agreement, the then-current S&P criteria for hedge counterparties (or, with respect to any counterparty not meeting such criteria at such time, any counterparty whose obligations in respect of such Interest Hedge Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty meeting the then-current S&P criteria at such time), together with any permitted assignee or successor (which meets the then-current S&P criteria for hedge counterparties) under such Interest Hedge Agreement.
“Interest Period” means, with respect to each Borrowing (a) the period from (and including) the date of such Borrowing to (but excluding) the following Calculation Date and (b) each successive period from (and including) the prior Calculation Date to (but excluding) the following Calculation Date until the principal (including any past-due interest thereon) of such Borrowing is repaid; provided that, (x) in the case of any Interest Period applicable to a prepayment of the Loans pursuant to Section 2.7(c) or the Priority of Payments, such Interest Period shall end on (but exclude) the date of such prepayment and (y) in the case of the Interest Period applicable to the Quarterly Payment Date occurring on the Maturity Date, such Interest Period shall end on (but exclude) such Quarterly Payment Date.
“Interest Proceeds” means, with respect to any Pledged Collateral (including Cash), (a) any payments with respect thereto that are attributable to interest or yield in accordance with the Related Contracts of such Pledged Collateral less any such amount that represents Principal Financed Accrued Interest, (b) all Fee Proceeds (other than (x) fees received in connection a Material Modification or (y) origination fees or amounts payable in respect of original issue discount of the related Collateral Loan, which, in each case shall be Principal Proceeds), (c) any amounts deposited in the Collection Account from the Closing Expense Account in accordance with Section 8.3(e) and (d) all funds on deposit in the Interest Reserve Account. Interest Proceeds shall also include any amounts paid to the Borrower pursuant to an Interest Hedge Agreement. No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Interest Proceeds” hereunder. Any amounts received in respect of any Defaulted Loan or distributed to the Borrower in respect of any asset held by an SPV Subsidiary, as applicable, will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such obligation since it became a Defaulted Loan or such asset since its acquisition by an SPV Subsidiary, as applicable, equals the Principal Balance of such Collateral Loan at the time it became a Defaulted Loan or such asset at the time of its acquisition by an SPV Subsidiary, as applicable; thereafter, any such amounts will constitute Interest Proceeds. Any amounts received in respect of any Equity Security will constitute Principal Proceeds (and not Interest Proceeds). Any portion of the Retained Expense Amount on deposit in the Collection Account that the Collateral Manager, in its discretion, designates as Interest Proceeds will constitute Interest Proceeds.

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“Interest Reserve Account” means the account established pursuant to Section 8.3(c).
“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Criteria Adjusted Balance” means, with respect to any Collateral Loan, the Principal Balance of such Collateral Loan; provided that for all purposes the Investment Criteria Adjusted Balance of any Discount Loan shall be the purchase price of such Discount Loan (after adding the amount of any subsequent borrowings and subtracting the amount of any subsequent repayments thereof).
“Investment Program” means the private debt platform for the Collateral Manager.
“IRS” means the U.S. Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuer” has the meaning specified in the definition of “Transaction”.
“Joinder Agreement” means an agreement among the Borrower, the Administrative Agent and a proposed lender in connection with such proposed lender becoming a Lender or Subordinated Term Lender hereunder after the Closing Date pursuant to either Section 2.16 or Section 2.17.
“Lender” means each Class A Lender.
“Lender Collateral Account” means the account established by the Securities Intermediary pursuant to Section 8.3(d)(i).
“Lender Collateral Subaccount” is defined in Section 8.3(d)(ii).
“Lender Fees” means the Non-Usage Fees, Reinvestment Period Fees and the Reinvestment Period Extension Fees.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has

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acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan Assignment Agreement” has the meaning assigned to such term in Section 8.1(e).
“Loan Documents” means this Agreement, the Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Fee Letter, the Notes, the Loan Sale Agreement, Master Participation Agreement, the applicable Joinder Agreement and the Interest Hedge Agreements (if any).
“Loan Payoff Date” means the date on which all principal, interest, fees and any other amounts owing in respect of the Loans (other than contingent obligations as to which no claim has been made) have been paid in full.
“Loan Sale Agreement” means that certain Loan Sale Agreement, dated as of the Closing Date, between the Transferor, as seller, and the Borrower, as purchaser, and acknowledged by the Collateral Agent and the Collateral Manager, as amended, restated or supplemented from time to time.
“Loans” means the Class A Loans.
“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants (including, without limitation, any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant which otherwise satisfies the definition hereof but only applies when amounts are outstanding under the related loan shall constitute a Maintenance Covenant.
“Majority Lenders” means with respect to any Class or Classes or the Lenders of any Class or Classes, the Lender or Lenders holding, collectively, more than 50% of the aggregate Undrawn Commitments and the aggregate principal amount of such Class or Classes outstanding at such time and the Administrative Agent; provided that (i) in determining whether the Majority Lenders have consented to or approved any action or inaction, the vote of any Borrower Affiliated Lender shall not be taken into account and the outstanding principal amounts and aggregate Undrawn Commitments held by each Borrower Affiliated Lender shall be excluded from the aggregate principal amount and aggregate Undrawn Commitments of all of the Loans for purposes of this definition, (ii) if an Event of Default has occurred and is continuing at such time, “Majority Lenders” means the Controlling Parties, (iii) for so long as Sumitomo Mitsui Banking Corporation is a Lender of a Class of Loans hereunder, the “Majority Lenders” of such Class of Loans shall always be deemed to include such Lender, it being understood that, accordingly, any vote or action to be taken by the Majority Lenders of such Class of Loans hereunder while Sumitomo Mitsui Banking Corporation is a Lender of such Class of Loans shall require the corresponding vote or action, as the case may be, of such Lender (in addition to, and not instead of, the vote or action otherwise required from the Lender or Lenders holding, collectively, more than 50% of the sum of (x) the aggregate principal amount of such

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Class of Loans outstanding at such time plus (y) the aggregate Undrawn Commitments in respect of such Class of Loans at such time) and (iv) for purposes of making any determination of Majority Lenders, the Undrawn Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded (unless there are no Lenders that are not Defaulting Lenders at such time).
“Majority Subordinated Lenders” means, the Subordinated Term Lenders holding, collectively, more than 50% of the Subordinated Term Loan Outstanding Amount.
“Margin Stock” shall have the meaning provided such term in Regulation U.
“Market Value” means, as of any date of determination, with respect to any loans or other assets, the amount (determined by the Borrower, or the Collateral Manager in accordance with the Collateral Manager Standard) equal to the product of the outstanding principal amount thereof and the price determined in the following manner:
(a)    the bid-side quote determined by any of (i) Loan Pricing Corporation, Bloomberg Financial Markets, LoanX Inc., MarkIt Partners, Mergent, Inc. or IDC or (ii) any other nationally recognized loan pricing service selected by the Borrower or the Collateral Manager with notice to the Lenders; provided that the Majority Lenders in respect of any Class may object to the selection of any loan pricing service selected pursuant to the immediately preceding clause (ii) within five Business Days after receipt of such notice;
(b)    if such quote described in clause (a) is not available,
(i)    the average of the bid-side quotes determined by three independent SEC-registered broker-dealers active in the trading of such asset;
(ii)    if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or
(iii)    if only one such bid can be obtained, such bid;
provided that a bid provided pursuant to this clause (b) shall not be from any of the Borrower, the Collateral Manager or any Affiliate of any thereof; or
(c)    if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (a) or (b), the value determined as the bid side market value of such Collateral Loan as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a registered investment adviser under the Investment Advisers Act) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Administrative Agent; provided that, solely with respect to the calculation of the CCC Excess and the CCC Excess Adjustment Amount and only so long as the Class A Loans or Class A Commitments are outstanding, the Market Value of each CCC Collateral Loan determined pursuant to this clause (c) shall be the lower of (x) the amount calculated in accordance with this clause (c) and (y) 75%; provided, further that if such

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Collateral Loan has a public rating from S&P, the Market Value of such Collateral Loan for a period of 30 days after such date of determination shall be the lower of:
(i)    the bid side market value thereof as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Administrative Agent; and
(ii)    the higher of (x) 70% multiplied by the Principal Balance of such Collateral Loan and (y) the applicable S&P Recovery Rate multiplied by the Principal Balance of such Collateral Loan, and, if such Collateral Loan has a public rating from S&P, following such 30-day period, the Market Value of such Collateral Loan shall be zero; or
(d)    if the Market Value of an asset cannot be determined in accordance with clause (a), (b) or (c) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (a), (b) or (c) above.
“Master Participation Agreement” means the master participation agreement dated on the Closing Date, between the Borrower, as participation buyer, and the Transferor, as participation seller.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets or financial condition of the Borrower or the Collateral Manager, (b) the ability of the Borrower or the Collateral Manager to perform its obligations under the Loan Documents or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Lenders, the Subordinated Term Lenders or the Agents under the Loan Documents, each as determined in good faith and on a commercially reasonable basis by the Lenders or the Agents, as applicable.
“Material Modification” means any amendment, consent, modification or waiver of, or supplement to, a Related Contract that:
(a)    reduces or forgives any or all of the principal amount of a Collateral Loan;
(b)    extends the final maturity of a Collateral Loan by either (i) more than six (6) months or (ii) beyond the Stated Maturity;
(c)    (i) waives or postpones the Due Date of any Scheduled Distribution in respect of a Collateral Loan, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than any deferral or capitalization already allowed by the terms of any Permitted PIK Loan as of the related date of acquisition by the Borrower) or (iii) reduces the spread or coupon payable on such Collateral Loan unless such reduction (when taken together with all other reductions with respect to such Collateral Loan) is by less than 10% of the spread or coupon payable as of the related date of acquisition by the Borrower or if the Minimum Weighted Average Cash Spread Test is otherwise satisfied after giving effect to such reduction;

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(d)    other than as permitted pursuant to the Related Contracts as of the date of acquisition of such Collateral Loan by the Borrower (or, solely in the case of debt that is pari passu with the Collateral Loan, to the extent such Collateral Loan would not become a Credit Deteriorated Obligation after giving effect to such additional incurrence), permits an additional incurrence by the Obligor of debt senior to or pari passu with the Collateral Loan;
(e)    contractually or structurally subordinates such Collateral Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Loan;
(f)    releases (i) any material guarantor or co-obligor of a Collateral Loan from its obligations or (ii) any other party from its obligations under such Collateral Loan, if such release would have a material adverse effect on the Collateral Loan;
(g)    amends, waives, forbears, supplements or otherwise modifies the meaning of “Senior Leverage Ratio”, “Cash Interest Coverage Ratio”, “Net Leverage Ratio”, “Event of Default” or “Permitted Liens” or any respective comparable definitions in the Related Contract for such Collateral Loan or any component thereof in a manner that, in the reasonable discretion of the Administrative Agent, materially and adversely affects the value or collectability of such Collateral Loan;
(h)    modifies the amortization schedule with respect to such Collateral Loan in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, or (ii) causes the Weighted Average Life of the applicable Collateral Loan to increase by more than 25%;
(i)    releases any collateral securing the Collateral Loan (excluding releases associated with a prepayment that do not materially and adversely affect the value or collectability of such Collateral Loan); or
(j)    changes any of the provisions of a Related Contract specifying the number or percentage of lenders required to effect any of the foregoing.
“Maturity Amendment” has the meaning specified in Section 5.19.
“Maturity Date” means the earliest to occur of (i) the CLO Closing Date, (ii) the Stated Maturity and (iii) the date specified by the Administrative Agent in a written notice given to the Borrower and the Collateral Manager following the occurrence, and continuation of an Event of Default.
“Maximum Advance Rate Test” means a test satisfied on any date of determination if the Portfolio Advance Rate with respect to the Class A Loans is less than or equal to the “Class A Maximum Advance Rate Level” corresponding to the Effective Obligor Measure Case then in effect.

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“Maximum Principal Balance” means, as of any date of determination and with respect to all or any specified portion of the Collateral Loans, the sum of (a) the Principal Balance of such Collateral Loans as of such date and (b) in the case of any such Collateral Loans that are Revolving Collateral Loans or Delayed Funding Loans, the Exposure Amounts thereof.
“Maximum Weighted Average Life Test” means a test that is satisfied on any Measurement Date if the Weighted Average Life of all Collateral Loans as of such date is less than or equal to (a) 7.0 years minus (b) the number of years (rounded to the nearest quarter) that have elapsed since the Closing Date.
“Measurement Date” means each Calculation Date, each day Collateral Loans are acquired, originated or sold, each Collateral Report Determination Date and each day pursuant to the request of the Majority Lenders in respect of any Class with at least two Business Days’ written notice; provided that if any such date is not a Business Day, such Measurement Date shall be the next succeeding Business Day.
“Minimum Effective Obligor Test” means a test that will be satisfied on any Measurement Date if the Effective Obligor Measure equals or exceeds the number set forth in the column entitled “Minimum Effective Obligor Measure” in the Effective Obligor Measure Case.
“Minimum Weighted Average Cash Spread Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Spread equals or exceeds the S&P Minimum Floating Spread.
“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Coupon equals or exceeds 6.5%.
“Minimum Weighted Average S&P Recovery Rate Test” means a test that will be satisfied on any Measurement Date if the Weighted Average S&P Recovery Rate for the Collateral Loans equals or exceeds 40.0%.
“Money” shall have the meaning specified in Section 1-201(24) of the UCC.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means at any time a “multiemployer plan” within the meaning of Section 4001(a) (3) of ERISA to which the Borrower or a member of its ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Net Leverage Multiple” means, with respect to any Collateral Loan that is not a Senior Secured Loan for any Relevant Test Period, either (a) the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Related Contracts for such Collateral Loan or (b) in any case that “Net Leverage Multiple”, “Total Leverage Ratio” or a comparable definition is not defined in such Related Contracts, the ratio of (i) Indebtedness of the relevant obligor less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor

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with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing), as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Related Contracts.
“Net Purchased Collateral Loan Balance” means, as of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Collateral Loans sold to the Borrower prior to such date minus (b) the Aggregate Principal Balance of all Collateral Loans sold and/or distributed by the Borrower to its Affiliates prior to such date.
“Net Senior Leverage Multiple” means, with respect to any Collateral Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio”, “Senior Leverage Ratio” or any comparable definition in the Related Contracts for such Collateral Loan (or, if such Collateral Loans is the only tranche of debt issued by such obligor, the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Related Contracts for such Collateral Loan) or (b) in any case that the Net Senior Leverage Multiple cannot be determined pursuant to clause (a), the ratio of (i) Indebtedness of the relevant obligor (other than Indebtedness of such obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such obligor held by the Borrower) less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing), as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Related Contracts.
“Non-Permitted Holder” means (I) with respect to the Subordinated Term Loans, any Benefit Plan Investor whose beneficial ownership otherwise causes or results in a violation of the Benefit Plan Investor Limitation, any Person subject to Similar Law or Other Plan Law, and any Person that made representations or was deemed to have made representations for purposes of ERISA, Section 4975 of the Code, Other Plan Law or Similar Law in any subscription agreement, representation letter or transfer certificate, or by virtue of deemed representations, that are or become untrue or (c) [reserved]; and (II) with respect to the Class A Loans, (a) any Benefit Plan Investor, (b) any Person that is subject to Similar Law, and (c) any Person that made representations or was deemed to have made representations for purposes of ERISA, Section 4975 of the Code or Similar Law in any subscription agreement, representation letter or transfer certificate, or by virtue of deemed representations, that are or become untrue.
“Non-Quarterly Pay Obligations” means a Collateral Loan that provides for payment of interest less frequently than quarterly but at least semi-annually.
“Non-Usage Fees” has the meaning set forth in the Fee Letter.
“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of this Agreement, substantially in the form set forth on

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Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.
“Obligations” means all obligations, liabilities and Indebtedness of every nature of the Borrower, from time to time owing to the Agents, the Interest Hedge Counterparties, the Lenders and the other Secured Parties under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest on (including interest which, but for the commencement of an insolvency, reorganization or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or with respect to any of its assets, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in any such case or proceeding), all Loans then outstanding, and (b) all fees, reasonable and documented out of pocket expenses, indemnity payments and other amounts owed to any Secured Party pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable.
“Obligor” means, with respect to a Collateral Loan, any Person who is obligated to repay such Collateral Loan (including, if applicable, a guarantor thereof), or any Person whose assets are relied upon by the Borrower at the time such Collateral Loan was originated or acquired by the Borrower as the source of repayment of such Collateral Loan.
“Obligor Interest Coverage Ratio” means with respect to any Collateral Loan for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or any comparable definition in the Related Contracts for such Collateral Loan or (b) in any case that “Interest Coverage Ratio” or a comparable definition is not defined in such Related Contracts, the ratio of (i) EBITDA to (ii) Interest Expense of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the Borrower and the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Related Contracts.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Offer” means with respect to any loan or security, any offer by the obligor or issuer of such loan or security or by any other Person made to all of the holders of such loan or security to purchase or otherwise acquire such loan or security (other than pursuant to any redemption in accordance with the terms of the applicable Related Contracts) or to convert or exchange such loan or security into or for Cash, securities or any other type of consideration.
“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or

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perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Plan Law” has the meaning set forth in Section 15.1(d).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.5(a)).
“Participant” has the meaning set forth in Section 12.6(b)(i).
“Participant Register” has the meaning set forth in Section 12.6(b)(ii).
“Participation Interest” means a participation interest in a loan that, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation interest would constitute a Collateral Loan were it acquired directly, (ii) the Selling Institution is a lender in respect of such loan, (iii) the aggregate participation interest in such loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full at the time of the Borrower’s acquisition thereof (or, in the case of a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan, at the time of the funding of such Revolving Collateral Loan or Delayed Funding Loan, as applicable), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the participation interest and (vii) such participation interest is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.
“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Account” means the payment account established pursuant to Section 8.3(a).
“Payment Date Report” has the meaning set forth in Section 9.1(c).
“Percentage Share” means:

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(a)    with respect to a Class A Lender’s obligation to make Class A Loans and receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Class A Lender’s Class A Commitment by (ii) the Class A Maximum Commitment; provided that if the Class A Maximum Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Class A Lender’s Class A Loans and the denominator shall be the aggregate unpaid principal amount of all Class A Loans;
(b)    with respect to a Subordinated Term Lender’s obligation to make Subordinated Term Loans and to receive payments of principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Subordinated Term Lender’s Subordinated Term Loan Commitment by (ii) the Subordinated Term Loan Maximum Commitment; provided that, if the Subordinated Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Subordinated Term Lender’s Subordinated Term Loans and the denominator shall be the aggregate unpaid principal amount of all Subordinated Term Loans;
(c)    with respect to all other matters in relation to any Lender, the percentage obtained by dividing (A) the sum of such Lender’s Undrawn Commitments plus the aggregate outstanding principal amount of Loans held by such Lender at such time by (B) the sum of all Lenders’ Undrawn Commitments plus the aggregate outstanding principal amount of all Loans at such time; and
(d)    with respect to all other matters in relation to any Subordinated Term Lender, the percentage obtained by dividing (A) the sum of such Subordinated Term Lender’s Undrawn Commitments plus the aggregate outstanding principal amount of Subordinated Term Loans held by such Subordinated Term Lender at such time by (B) the sum of all Subordinated Term Lenders’ Undrawn Commitments plus the aggregate outstanding principal amount of all Subordinated Term Loans at such time.
“Permitted Liens” means (a) Liens for U.S. federal, state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if the Borrower shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower, and no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens, (b) Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to or by the Loan Documents, (c) the restrictions on transferability imposed by the Related Contracts (but only to the extent relating to customary procedural requirements and agent and Obligor consents (except where the Collateral Manager or any of its Affiliates is the agent) expected to be obtained in due course and provided that any Obligor consents will be obtained prior to the delivery of the related Collateral hereunder pursuant to Section 8.7), (d) the restrictions on transferability imposed by any shareholder agreements in respect of Equity Securities acquired in connection with the restructuring of a Collateral Loan or the exercise of remedies with respect thereto, (e) with respect to agented Collateral Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of

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indebtedness of such Obligor under the related Collateral Loan, (f) with respect to any interest in Related Property, materialman’s, warehouseman’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business if such sums shall not at the time be due and payable or if the appropriate person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the appropriate person, and no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens and (g) Liens in favor of the Custodian or Securities Intermediary to secure amounts owing to it pursuant to the Account Control Agreement.
“Permitted PIK Loan” means any PIK Loan that (by the terms of the Related Contracts) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, the benchmark rate set forth in the underlying documents plus 1.25% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.
“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company, member or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“PIK Loan” means any loan (including any Permitted PIK Loan) that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest; provided that a loan that requires, by the terms of its applicable underlying documents, interest to be paid in cash at a rate of (in the case of a PIK Loan that is a Fixed Rate Obligation) at least 4.00% and (in the case of a PIK Loan that is a Floating Rate Obligation) at least the Benchmark plus 3.00% per annum shall be deemed not to be a PIK Loan under this Agreement.
“Plan” means at any time an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (i) is sponsored, maintained, contributed to or required to be contributed to, by the Borrower or a member of its ERISA Group or (ii) has at any time within the preceding five plan years been sponsored, maintained, contributed to or required to be contributed to, by the Borrower or a member of its ERISA Group.
“Plan Asset Regulations” means the regulations promulgated at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Pledged Collateral” has the meaning specified in the Granting Clause hereof.
“Portfolio Advance Rate” means, as of any Measurement Date or other date of determination, the percentage equivalent of a fraction, (i) the numerator of which is one and (ii) the denominator of which is the Class A Overcollateralization Ratio.
“Post-Default Rate” has the meaning assigned to such term in Section 2.5(c).

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“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.
“Principal Balance” means, as of any date of determination with respect to any Collateral Loan, the aggregate outstanding principal amount of such Collateral Loan as of such date, excluding (a) deferred or capitalized interest on any Collateral Loan (other than any such interest that was added to principal on or before the date when such Collateral Loan was acquired by the Borrower) and (b) any portion of such principal amount that has been assigned or participated by the Borrower pursuant to Section 10.1; provided that for all purposes the Principal Balance of any Equity Security (including Equity Securities held by an SPV Subsidiary) shall be deemed to be zero.
“Principal Financed Accrued Interest” means with respect to any Collateral Loan, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Loan.
“Principal Proceeds” means (a) with respect to any Pledged Collateral (including Cash) any payments with respect thereto that are attributable to principal in accordance with the Related Contracts of such Pledged Collateral or that do not otherwise constitute Interest Proceeds (including unapplied proceeds of the Collateral Loans), (b) proceeds from the incurring of Subordinated Term Loans and applied pursuant to Section 2.16(e) (except to the extent treated as Interest Proceeds thereunder) and (c) any other amounts that have been designated as Principal Proceeds at the discretion of the Collateral Manager. All sales or assignments of Collateral Loans or any portion thereof pursuant to Section 10.1 shall be for cash on a non-recourse basis the proceeds of which shall be deemed to be Principal Proceeds for all purposes hereunder, and all amounts deposited pursuant to Section 2.16(e) and designated as Principal Proceeds in accordance therewith shall be deemed to be Principal Proceeds for all purposes hereunder. No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Principal Proceeds” hereunder.
“Priority of Payments” has the meaning set forth in Section 9.1(a); provided that, at all times after the Controlling Parties have exercised their right to direct the liquidation of the Collateral under Article VI, “Priority of Payments” shall mean the priorities set forth in Section 6.4 hereof.

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“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Prohibited Consideration” has the meaning assigned to such term in Section 4.18(b).
“Prohibited Transaction” means (i) a transaction prohibited under Section 406(a) of ERISA or Section 4975(c) of the Code, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA or Section 4975(d) of the Code or (ii) a transaction prohibited under Similar Law.
“Quarterly Cap” means, with respect to any Quarterly Payment Date, an amount equal to (x) $350,000 per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) plus (y) 0.025% per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) multiplied by the sum of, without duplication, (i) the Aggregate Principal Balance of all Collateral Loans, (ii) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds and (iii) the aggregate amount of funds on deposit in the Future Funding Reserve Account, including Eligible Investments, in each case, measured as of the Calculation Date immediately preceding such Quarterly Payment Date.
“Quarterly Payment Date” means the 23rd day of January, April, July and October in each year, commencing on the Quarterly Payment Date in January 2027, and the Maturity Date; provided that if any such date is not a Business Day, such Quarterly Payment Date shall be the next succeeding Business Day.
“Rating Agency” means with respect to the Collateral generally, Moody’s, Fitch or S&P (or, if, at any time Moody’s, Fitch or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Borrower or the Collateral Manager and approved by the Structuring Agent). In the event that at any time any of the rating agencies referred to above ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Agreement shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency’s published ratings for the type of obligation in respect of which such replacement rating agency is used.
“Real Estate Loan” means any debt obligation that is (a) directly or indirectly secured by a mortgage, deed of trust or similar Lien on commercial real estate, residential real estate, office, retail or industrial property or undeveloped land, is underwritten as a mortgage loan and is not otherwise associated with an operating business or (b) a loan to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan is secured by real estate).
“Recovery Value” means, for each applicable asset, the lowest of:

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(a)    the Principal Balance of such asset multiplied by the applicable S&P Recovery Rate for such asset;
(b)    the Market Value of such asset; and
(c)    the carrying value of such asset on the books and records of the Borrower (or its Affiliates);
provided that, the Recovery Value of a Defaulted Loan or a Deferring Loan, as applicable, that has been a Defaulted Loan or a Deferring Loan for 12 months or more shall be zero.
“Reference Time” with respect to any setting of the then-current Benchmark means the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 12.6(f).
“Registered” means in registered form for U.S. federal income tax purposes.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.
“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the date that is six (6) months from the Closing Date (or such later date as results from up to two Reinvestment Period Extensions in accordance with and pursuant to Section 10.4); provided that, in no event shall the Reinvestment Period be extended beyond the date that is eighteen (18) months from the Closing Date, (b) the date the Administrative Agent or the Controlling Parties terminates the Reinvestment Period pursuant to Section 6.2, (c) the CLO Closing Date, and (d) the date, if any, on which the Engagement Letter is terminated. If the Reinvestment Period is terminated pursuant to clause (b) above, the Reinvestment Period may be reinstated by the Administrative Agent if no other event that would terminate the Reinvestment Period has occurred and is continuing.
“Reinvestment Period Extension” has the meaning assigned to that term in Section 10.4.
“Reinvestment Period Extension Fee” has the meaning set forth in the Fee Letter.
“Reinvestment Period Fee” has the meaning set forth in the Fee Letter.
“Related Contracts” means all credit agreements, indentures, note purchase agreements, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the applicable underlying instruments and any Loan Assignment Agreement), together with all of the Borrower’s right, title and interest in and to all property or assets securing or otherwise relating to any Collateral Loan or other loan or

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security of the Borrower or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or any Related Contract.
“Related Property” has the meaning assigned to such term in the Granting Clause.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Test Period” means, with respect to any Collateral Loan, either (a) the relevant test period for the calculation of EBITDA, Obligor Interest Coverage Ratio, Net Leverage Multiple or Net Senior Leverage Multiple, as applicable, for such Collateral Loan in accordance with the Related Contracts or (b) if no such period is provided for therein, each period of the last four (4) consecutive reported fiscal quarters of the principal obligor on such Collateral Loan; provided that with respect to any Collateral Loan for which the relevant test period is not provided for in the Related Contracts, or if an obligor is a newly-formed entity as to which four (4) consecutive fiscal quarters have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the fourth (4th) fiscal quarter from the date of formation, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such obligor, with applicable amounts in such period either (as elected by the Borrower) (1) annualized for purposes of such calculations or (2) calculated on a pro forma basis for the relevant period to take into account such issuance and all transactions consummated substantially concurrently therewith, and shall subsequently include each four (4) consecutive reported fiscal quarters of such obligor; provided, that, such annualized or pro forma calculations shall be in accordance with or consistent with the Related Contracts for such Collateral Loan. Notwithstanding the foregoing, if the Related Contracts for a Collateral Loan do not require the related obligor to calculate an Obligor Interest Coverage Ratio, Net Leverage Multiple or Net Senior Leverage Multiple, the “Relevant Test Period” for the calculation of such ratios with respect to such Collateral Loan shall be calculated by the Borrower based on the most recent EBITDA calculation provided by the obligor.
“Repurchase and Substitution Limits” has the meaning assigned to such term in Section 10.1(a)(vii).
“Required Amount” has the meaning assigned to such term in Section 8.3(b).
“Required S&P Credit Estimate Information” means S&P’s “Anatomy of a Credit Estimate: What It Means and How We Do It” dated January 14, 2021 and any other available information S&P reasonably requests in order to produce (or review, as applicable) a credit estimate for a particular asset.
“Retained Expense Amount” with respect to any Quarterly Payment Date means the amount, if any, by which (x) the sum of the amount determined pursuant to the definition of “Quarterly Cap” for such Quarterly Payment Date and each of the three prior Quarterly Payment Dates exceeds (y) the sum of (i) the aggregate payments made under Section 9.1(a)(i)(A)(2) on

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such Quarterly Payment Date and each of the three prior Quarterly Payment Dates and (ii) Administrative Expenses paid pursuant to Section 8.2(d) during each of the Due Periods prior to each of the three prior Quarterly Payment Dates.
“Revolving Collateral Loan” means a Collateral Loan that provides the Obligor thereunder with a revolving credit facility from which one or more borrowings may be made up to the stated principal amount of such revolving credit facility and which provides that borrowed amounts may be repaid and reborrowed from time to time.
“S&P Counterparty Criteria” means, with respect to any Participation Interest (other than the Closing Date Participations), a criterion that will be met if immediately after giving effect to such acquisition, the percentage of the Aggregate Principal Balance of the Collateral Loans that consists in the aggregate of Participation Interests with Selling Institutions with the relevant agent bank that have the same or a lower credit rating, does not exceed the “Aggregate Percentage Limit” (in the case of all Selling Institutions) or “Individual Percentage Limit” (in the case of a Selling Institution) set forth below for such credit rating:

S&P credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	5%	5%
A+	5%	5%
A**	5%	5%
A*** and A- and below	0%	0%

** Only for so long as the Selling Institution has an S&P long-term issuer-level debt rating of at least A and a short-term issuer-level debt rating of at least A-1. If such Selling Institution does not have an S&P short-term issuer-level debt rating or has an S&P short-term issuer-level debt rating of less than A-1, then the minimum S&P rating for purposes of the S&P Counterparty Criteria will be A+.
*** If the Selling Institution does not have a short-term issuer-level debt rating by S&P of at least A-1.

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“S&P Industry Classification” means each industry identified on Schedule A.
“S&P Minimum Floating Spread” means 4.25%.
“S&P Rating” means with respect to any Collateral Loan, as of any date of determination, the rating determined in accordance with the following methodology:
(a)    with respect to a Collateral Loan that is not a DIP Loan, (i) if there is an issuer credit rating of the issuer of such Collateral Loan by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Loan pursuant to a form of guaranty meeting applicable then-current S&P guarantee criteria, then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Collateral Loans of such issuer held by the Borrower) or (ii) if there is no issuer credit rating of the issuer by S&P but (A) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Loan will equal such rating; (B) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory below such rating; and (C) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory above such rating;
(b)    with respect to any Collateral Loan that is a DIP Loan, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Loan was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating (provided, that if any such Collateral Loan that is a DIP Loan is newly issued and the Collateral Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Loan shall be “CCC-” until such credit rating is obtained from S&P); or
(c)    if the S&P Rating is not determined pursuant to clauses (a) or (b), then the S&P Rating shall be the S&P equivalent of the public rating by Moody’s of such obligation or issuer; or
(d)    if the S&P Rating is not determined pursuant to clauses (a), (b) or (c), the S&P Rating may be based on a Credit Estimate provided by S&P, and in connection therewith, the Borrower, the Collateral Manager on behalf of the Borrower or the issuer of such Collateral Loan shall, no later than 60 days after the acquisition of such Collateral Loan, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a Credit Estimate which will be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Loan will have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Administrative Agent that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Required S&P Credit Estimate Information is not submitted within such 60-day period, then, pending receipt from S&P of such estimate, the Collateral Loan will have (i) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after acquisition of such Collateral Loan and (ii) an S&P Rating of “CCC-” following such 90 day

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period; unless, during such 90 day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that such confirmed or updated credit estimate will expire on the 12-month anniversary of such confirmation or update, unless confirmed or updated prior thereto; provided further, that the Borrower will promptly notify S&P of any material events effecting any such Collateral Loan if the Collateral Manager reasonably determines that such notice is required in accordance with Required S&P Credit Estimate Information; and
(e)    if the S&P Rating is not determined pursuant to clauses (a), (b), (c) or (d), (i)(1) with respect to a DIP Loan, the S&P Rating of such Collateral Loan will be “CCC-” and (2) with respect to a Current Pay Obligation, the S&P Rating will be “CCC”, and (ii) with respect to a Collateral Loan that is not a DIP Loan or a Current Pay Obligation, the S&P Rating of such Collateral Loan will at the election of the Borrower (at the direction of the Collateral Manager) be “CCC-”; provided that (A) the Collateral Manager expects the Obligor in respect of such Collateral Loan to continue to meet its payment obligations under such Collateral Loan, (B) such Obligor is not currently in reorganization or bankruptcy, (C) such Obligor has not defaulted on any of its debts during the immediately preceding two year period and (D) if at any time more than 10% of the Aggregate Principal Balance of all Collateral Loans have S&P Ratings that are determined pursuant to this clause (e), then the Borrower will submit all available Required S&P Credit Estimate Information in respect of such Collateral Loans to S&P as it would be required to provide S&P under clause (d) above if it were seeking to obtain or maintain a credit estimate for such Collateral Loan;
provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one subcategory above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being the greater of (i) “CCC-” and (ii) one subcategory below such assigned rating.
“S&P Rating Factor” means, with respect to each Collateral Loan, the rating factor determined in accordance with the table in Schedule B using such Collateral Loan’s S&P Rating.
“S&P Recovery Rate” means with respect to a Collateral Loan, the recovery rate determined in the manner set forth in Schedule B hereto using the “AA” Initial Liability Rating column.
“S&P Recovery Rating” means with respect to a Collateral Loan, the recovery rating determined by S&P in the manner set forth in Schedule B hereto.
“S&P Weighted Average Rating Factor” means, with respect to all Collateral Loans with an S&P Rating of “CCC-” or higher, (a) the sum of the product of (i) the principal balance of each such Collateral Loan and (ii) the S&P Rating Factor divided by (b) the aggregate outstanding principal balance for all such Collateral Loans.

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“Sale Proceeds” means all proceeds (excluding accrued interest, if any) received with respect to Collateral as a result of sales of such Collateral less any reasonable expenses incurred by the Borrower, the Collateral Manager or the Collateral Agent (other than amounts payable as Administrative Expenses) in connection with such sales.
“Sanctioned Country” means any country or territory that is the target of comprehensive, country-wide or territory-wide Sanctions (as of the date of this Agreement, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, and North Korea).
“Sanctioned Person” means a Person that is: (i) listed on, or directly or indirectly owned or controlled by, one or more Persons listed on, or acting on behalf of a Person listed on, any list maintained by a Sanctions Authority; (ii) resident, operating, located, or organized in a Sanctioned Country; (iii) a government of, or directly or indirectly owned or controlled by, or acting on behalf of, a Sanctioned Country; or (iv) otherwise a target of Sanctions.
“Sanctions” means sanctions administered or enforced by any Sanctions Authority.
“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury, or any other relevant sanctions authority.
“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan, determined in accordance with the assumptions specified in Section 1.3.
“SEC” means the United States Securities and Exchange Commission.
“Second Lien Loan” means any origination or assignment of or Participation Interest in or other interest in a loan that (a) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the Obligor of the loan for borrowed money (other than with respect to receivables, trade claims, capitalized leases or similar obligations including for Senior Revolver Facilities) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the Obligor and/or a Senior Revolver Facility and (b) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens and Senior Revolver Facilities) securing the Obligor’s obligations under the loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager, as determined at the time of purchase) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral and Senior Revolver Facilities.

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“Secured Parties” means, collectively, the Agents, the Structuring Agent, any Interest Hedge Counterparty, the Lenders and, with respect to any fees and expenses otherwise due or incurred in accordance with its duties as Collateral Manager and in accordance with this Agreement, the Collateral Manager.
“Securities” has the meaning specified in the definition of “Transaction”.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” means the Bank, in its capacity as securities intermediary under the Account Control Agreement.
“Selling Institution” means an entity obligated to make payments to the Borrower under the terms of a Participation Interest.
“Senior Management Fee” means the fee payable to the Collateral Manager in arrears in accordance with the Priority of Payments on each Quarterly Payment Date in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Due Period divided by 360) of the Fee Basis Amount at the beginning of the Due Period relating to such Quarterly Payment Date; provided that the Senior Management Fee due on any Quarterly Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager.
“Senior Net Leverage Credit Deteriorated Obligation” has the meaning specified in the definition of Credit Deteriorated Obligation.
“Senior Net Leverage Relevant Target Attachment Point” means (i) with respect to a Collateral Loan that has EBITDA as of the date of acquisition by the Borrower of greater than $25,000,000, 3.75x and (ii) otherwise, 3.50x
“Senior Revolver Facility” means with respect to any Collateral Loan, a senior secured revolving facility incurred by the Obligor of such Collateral Loan that is prior in right of payment to such Collateral Loan so long as the outstanding principal balance and unfunded commitments of such facility does not exceed the greater of (A) 1.00x EBITDA (measured at the time such Collateral Loan is acquired) or (B) 20% of the sum of (x) the outstanding principal balance of the Collateral Loan, plus (y) the outstanding principal balance and unfunded commitments of such revolving facility, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with such Collateral Loan.
“Senior Secured Loan” means any origination or assignment of, Participation Interest in or other interest in a loan that (a) is secured by a valid first priority perfected security interest or lien on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens and Senior Revolver Facilities), (b) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the loan (other than with respect to trade claims, capitalized leases or similar obligations, including for Senior Revolver Facilities); (c) the value of the collateral securing the loan at the time of

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purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business).
“Similar Law” means any federal, state, local or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SPV Subsidiary” has the meaning assigned to such term in Section 4.18(a).
“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Standby Investment” means an investment vehicle designated as such by the Borrower (or the Collateral Manager on its behalf) to the Collateral Agent in writing on or before the Closing Date.
“Stated Maturity” means September 28, 2029.
“Step-Down Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Down Loan.
“Step-Up Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for an increase in the per annum interest rate on such

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obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Up Loan.
“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor (excluding any loan made to an operating business that buys, sells and/or liquidates such assets in the ordinary course of business), including (but not limited to) collateralized debt obligations, collateralized loan obligations, asset backed securities and mortgage backed securities or any re-securitization thereof.
“Structuring Agent” means SMBC Nikko Securities America, Inc.
“Subordinated Loan” means a loan obligation of any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment or security to any other debt for borrowed money incurred by the Obligor under such loan and that is not a Second Lien Loan or a First Lien/Last Out Loan.
“Subordinated Management Fee” means the fee payable to the Collateral Manager in arrears in accordance with the Priority of Payments on each Quarterly Payment Date in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Due Period divided by 360) of the Fee Basis Amount at the beginning of the Due Period relating to such Quarterly Payment Date; provided that the Subordinated Management Fee due on any Quarterly Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager.
“Subordinated Term Lender” means each Person that is listed as a “Subordinated Term Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption or Joinder Agreement in respect of the Subordinated Term Loans and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or Joinder Agreement in respect of the Subordinated Term Loans.
“Subordinated Term Loan” is defined in Section 2.1.
“Subordinated Term Loan Borrowing” is defined in Section 2.1.
“Subordinated Term Loan Commitment” means, with respect to each Subordinated Term Lender, (i) on any date during the Subordinated Term Loan Commitment Period, the amount set forth opposite such Subordinated Term Lender’s name in the Commitment Schedule hereto (or pursuant to an Assignment and Assumption or Joinder Agreement), as such amount may have been increased (pursuant to Section 2.17) in accordance with the terms of this Agreement and (ii) on any date after the end of the Subordinated Term Loan Commitment Period, the outstanding principal balance (excluding any Undrawn Commitment) of such Subordinated Term Lender’s Subordinated Term Loans on such date.

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“Subordinated Term Loan Commitment Period” means the period commencing on the Closing Date and ending on the last day of the Reinvestment Period.
“Subordinated Term Loan Maximum Commitment” means, $137,500,000.
“Subordinated Term Loan Outstanding Amount” means, as of any date of determination, the aggregate principal amount outstanding of all Subordinated Term Loans.
“Subordinated Term Loans” has the meaning assigned to such term in Section 2.1.
“Subsidiary” means any corporation, limited partnership, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.
“Swapped Non-Discount Loan” means any Collateral Loan that would otherwise be considered a Discount Loan but that is purchased with the proceeds of a sale of a Collateral Loan that was not a Discount Loan at the time of its purchase and will not be considered a Discount Loan so long as such purchased Collateral Loan: (a) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Loan, (b) is purchased or committed to be purchased within ten (10) Business Days of such sale and (c) is purchased at a purchase price (as a percentage of par) that equals or exceeds both (1) the sale price of the sold Collateral Loan and (2) 85.0% of its Principal Balance; provided, that to the extent (i) the Aggregate Principal Balance of Swapped Non-Discount Loans exceeds 5.0% of Total Capitalization at such time or (ii) the Aggregate Principal Balance of Swapped Non-Discount Loans, measured cumulatively since the Closing Date, exceeds 10.0% of the CLO Target Par Amount, such excess shall not constitute Swapped Non-Discount Loans; provided, further, in either case, that such Collateral Loan will cease to be a Swapped Non-Discount Loan at such time as such Swapped Non-Discount Loan would no longer otherwise be considered a Discount Loan.
“Synthetic Security” means a security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.
“Tax Advice” means the written advice of Winston Taylor LLP, Orrick, Herrington & Sutcliffe LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that (i) is based on knowledge by the person giving the advice of all relevant facts and circumstances of the Borrower and the contemplated action (which are described in the advice or in a written description referred to in the advice which may be provided by the Borrower or the Collateral Manager) and (ii) is intended by the person rendering the advice to be relied upon by the Borrower or the Collateral Manager in determining whether to take such action.
“Taxes” has the meaning set forth in Section 11.4(a).

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“Term SOFR” means, as of any date of determination, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that for any Interest Period that is less than three months the rate shall be interpolated linearly between (x) either (i) the rate for the next shorter period of time for which rates are available or (ii) if no such rate is available under clause (i), Daily Simple SOFR and (y) the rate for the next longer period of time for which rates are available (rounded to the nearest one hundred thousandth thereof); provided, further, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Capitalization” means, at any time, the greater of: (i) the sum of (a) the Class A Maximum Commitment and (b) the Subordinated Term Loan Maximum Commitment and (ii) the sum of (without duplication) (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans unless otherwise expressly set forth herein), plus (b) for each Defaulted Loan, the Recovery Value of such Defaulted Loan minus (c) the CCC Excess Adjustment Amount plus (d), without duplication, the amount of all cash and Eligible Investments in the Collection Account and in the Future Funding Reserve Account, in each case constituting Principal Proceeds.
“Transaction” means a collateralized loan obligation transaction involving (i) a special purpose entity or entities (each, an “Issuer” and, collectively, the “Issuers”) for the purpose of acquiring a portfolio consisting primarily of private credit corporate loans, (ii) the Collateral Manager acting as investment manager to the Issuer with respect thereto, pursuant to a management agreement between the Issuer and the Collateral Manager and (iii) the issuance by the Issuers of issued debt and equity classes (the “Securities”).

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“Transfer” means to directly or indirectly acquire, sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner.
“Transferor” means Twin Brook Capital Funding XXXIII, LLC, a Delaware limited liability company.
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undrawn Commitment” means, with respect to any Lender or any Subordinated Term Lender at any time, an amount (which may not be less than zero) equal to (a) such Lender’s or Subordinated Term Lender’s Commitment at such time minus (b) the aggregate outstanding principal amount of Loans held by such Lender at such time.
“Unfunded Amount” means, at any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.
“United States” means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.
“Unsettled Amount” means, as of any date, all amounts due in respect of any Collateral Loans that the Borrower has entered into a binding commitment to acquire but has not yet settled.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Weighted Average Coupon” means, with respect to Fixed Rate Obligations (excluding Defaulted Loans), as of any date, the number obtained by:
(a)    the sum of the products obtained by multiplying the required cash-pay portion of the interest coupon of each such Fixed Rate Obligation (plus any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) as of such date by the Principal Balance of each such Collateral Loan as of such date, and

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(b)    dividing such sum by the Aggregate Principal Balance of all such Collateral Loans, and rounding the result up to the nearest 0.001%.
“Weighted Average Life” means, as of any Measurement Date, the number obtained by (a) for each Collateral Loan (other than a Defaulted Loan), multiplying the amount of each Scheduled Distribution of principal (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) to be paid after such Measurement Date by the number of years (rounded to the nearest hundredth) from such Measurement Date until such Scheduled Distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a); and (c) dividing the sum calculated pursuant to clause (b) by the sum of all Scheduled Distributions of principal due on all the Collateral Loans (other than Defaulted Loans) as of such Measurement Date.
“Weighted Average S&P Recovery Rate” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by (a) multiplying the outstanding Maximum Principal Balance of each Collateral Loan by its corresponding recovery rate as determined separately for each Collateral Loan in accordance with Section 1 of Schedule B hereto, (b) dividing such sum by the Aggregate Maximum Principal Balance of all of the Collateral Loans, and (c) rounding to the nearest tenth of a percent.
“Weighted Average Spread” means, with respect to Floating Rate Obligations (in each case excluding Defaulted Loans), as of any date, the number obtained by:
(a)    summing (i) the sum of the products obtained by multiplying the excess of the cash-pay portion of the interest rate payable on such Collateral Loan (plus for any Collateral Loan, any other fees (such as anniversary fees, commitment fees, etc.) (not including any fee covered in clause (ii)) that are contractually required to be paid) (such rate stated as a per annum rate) over the applicable Benchmark as then in effect (which spread or excess may be expressed as a negative percentage) by the Principal Balance of each Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date; and
(b)    dividing such sum by the Aggregate Principal Balance plus the Exposure Amount of all such Collateral Loans, and rounding the result up to the nearest 0.001%.
“Zero Coupon Loan” means a Collateral Loan that at the time of acquisition does not by its terms provide for periodic payments of interest in Cash.

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Section 1.2    Accounting Terms and Determinations and UCC Terms.
(a)    Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time.
(b)    Unless otherwise specified herein and unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.
Section 1.3    Assumptions and Calculations with Respect to Collateral Loans. In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loans, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.
(a)    Scheduled interest due on Collateral Loans on which payments are subject to withholding taxes, including on any Collateral Loans held by an SPV Subsidiary with respect to which payments are subject to withholding taxes, will be the minimum net amount to be received after giving effect to the maximum permitted withholding and to any “gross-up” payments required to be made by the relevant Obligor pursuant to such loan’s Related Contracts.
(b)    Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars.
(c)    The determination of the percentage of Total Capitalization that would be represented by a specified type of Collateral Loans will be calculated by dividing the Aggregate Maximum Principal Balance of such specified type of Collateral Loans by Total Capitalization. For purposes of this Section 1.3(c), a “type” of Collateral Loan shall correspond to each clause of the definition of “Concentration Limitations”.
(d)    Any portion of a Collateral Loan or other loan or security owned of record by the Borrower that has been assigned by the Borrower to a third party and released from the Lien of this Agreement in accordance with the terms hereof shall no longer constitute Collateral or a Collateral Loan hereunder.
(e)    For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Loans unless or until such payments are actually made.
(f)    For each Due Period and as of any date of determination, the Scheduled Distribution on any Collateral Loans (other than Defaulted Loans, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of

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(i) the total amount of payments and collections to be received during such Due Period in respect of such Collateral Loans (including the proceeds of the sale of such Collateral Loans received and, in the case of sales which have not yet settled, to be received during such Due Period) and not reinvested in additional Collateral Loans or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2 that, if received as scheduled, will be available in the Collection Account at the end of such Due Period and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Quarterly Payment Date or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2.
(g)    Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Loans and the Subordinated Term Loans or other amounts payable pursuant to this Agreement.
(h)    References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.
(i)    For purposes of calculating all Concentration Limitations, in the numerator of any component of the Concentration Limitations, Defaulted Loans will be treated as having a Maximum Principal Balance of (i) for each Defaulted Loan that has been a Defaulted Loan for less than 12 months, the Recovery Value and (ii) for each other Defaulted Loan, zero.
(j)    Except as otherwise provided herein, Defaulted Loans will not be included in the calculation of the Collateral Quality Test.
(k)    For purposes of calculating the Coverage Tests, the Collateral Quality Test and the Concentration Limitations, capitalized or deferred interest (and any other interest that is not paid in cash) on Collateral Loans will be excluded other than any capitalized or deferred interest that is acquired using Principal Proceeds or the proceeds of any Borrowing.
(l)    References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase or the making thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Funding Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan). With respect to Collateral Loan that is originated by the Borrower (x) if the net proceeds received by the applicable Obligor are equal to at least 95% of the par balance thereof, such Collateral Loan shall be deemed to have a “purchase price” of par and (y) if the net proceeds received by the applicable Obligor are less than 95% of the par balance thereof, such Collateral Loan shall be deemed to have a “purchase price” equal to the net proceeds received by the applicable Obligor.

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(m)    For purposes of calculating the Weighted Average Spread or Weighted Average Coupon, (i) a Collateral Loan that is a Step-Down Loan will be treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Loan and (ii) a Collateral Loan that is a Step-Up Loan will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.
(n)    Unless otherwise expressly provided, for purposes of calculating compliance with any tests under this Agreement (including without limitation the Coverage Tests, the Collateral Quality Test, Maximum Advance Rate Test and the Concentration Limitations), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Loan or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.
(o)    For the avoidance of doubt, a failure to satisfy the Eligibility Criteria upon the acquisition of a debt obligation or a breach of Section 5.12 shall not occur solely as a result of any property of an Obligor being subject to a Lien imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith.
(p)    [Reserved].
(q)    If a Collateral Loan included in the Collateral would be deemed a Current Pay Obligation but for the applicable percentage limitation in the first proviso to the definition of “Defaulted Loan,” then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the outstanding principal balance of such Current Pay Obligation as of the date of determination) will be deemed Defaulted Loans. Each such Defaulted Loan will be treated as a Defaulted Loan for all purposes until such time as the aggregate principal balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Loan, the applicable percentage of Total Capitalization.
Section 1.4    Cross-References; References to Agreements. “Herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article or Section of, or Schedule or Exhibit to, this Agreement, and references in any Article, Section, Schedule or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule or definition. Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. If any date for any required payment or determination or the performance of any other terms or conditions of any Loan Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day. Any use of the term “knowledge” in this

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Agreement shall mean actual knowledge of the relevant party or constructive knowledge that any such party (other than the Bank in each of its capacities under the Loan Documents) would have after due and reasonable inquiry.
Section 1.5    Reference to Secured Parties.
(a)    In each case herein where any payment or distribution is to be made or notice is to be given to the “Secured Parties”, (i) such payments and distributions in respect of the Lenders shall be made to the Collateral Agent, (ii) such notices in respect of the Lenders (other than any Borrower Affiliated Lender) shall be made to the Administrative Agent and (iii) such notices in respect of any Borrower Affiliated Lender shall be made to the Collateral Agent (together with an instruction to the Collateral Agent to forward such notices to the Borrower Affiliated Lenders or the Subordinated Term Lenders, as the case may be). The Collateral Agent shall not be liable for any failure or delay in providing any such notices to the Borrower Affiliated Lenders resulting from any failure or delay on the part of any Person in providing such notices to the Collateral Agent and instructing that such notices be made available to such parties.
(b)    Other than in connection with any contingent obligations, any reference herein to notice or other delivery to be provided to any Lender or S&P shall no longer be applicable after the Loan Payoff Date (whether or not so specified herein).
(c)    Any reference herein to a consent to be obtained from any Lender shall no longer be applicable after the Loan Payoff Date (whether or not so specified herein).
ARTICLE II

THE LOANS
Section 2.1    The Commitments. On the terms and subject to the applicable conditions hereinafter set forth, including, without limitation, Article III:
(a)    from time to time from the Closing Date until the end of the Class A Commitment Period, the Borrower may request that the Class A Lenders make advances for the purpose of financing acquisitions of Collateral Loans and each Class A Lender severally agrees to make loans to the Borrower (each, a “Class A Loan”) on any Business Day during the period from the Closing Date through the end of the Class A Commitment Period, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding (x) such Lender’s Commitment and (y) as to all Class A Lenders, the Class A Maximum Commitment at such time;
(b)    within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and, during the Class A Commitment Period only, re-borrow) Class A Loans under this Section 2.1 and prepay Class A Loans under Section 2.7;
(c)    each Notice of Borrowing is only permitted in order to apply to a permitted use under Section 5.17; and

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(d)    each Class A Lender severally agrees, on the last day of the Reinvestment Period (except if the Reinvestment Period terminates as a result of clause (b), (c) or (d) of the definition thereof) to make a Class A Loan (and the Borrower hereby directs that such Class A Loan be made) in an amount equal to its Percentage Share of the Unfunded Amount (less the amount on deposit in the Future Funding Reserve Account) as of the date such Class A Loan is made (such Class A Loan, the “Future Funding Reserve Loan”), but only to the extent that (i) its Percentage Share does not exceed its proportional share of the Undrawn Commitment and (ii) the Maximum Advance Rate Test will be satisfied after giving effect to such Future Funding Reserve Loan. The Borrower shall deposit the proceeds of such Future Funding Reserve Loan in the Future Funding Reserve Account; provided that, on the last day of the Reinvestment Period (solely if the Reinvestment Period terminates as a result of clause (b) or (d) of the definition thereof), each Class A Lender may, in its sole discretion, make a Future Funding Reserve Loan in an amount equal to its Percentage Share of the Unfunded Amount (less the amount on deposit in the Future Funding Reserve Account) as of the date such Future Funding Reserve Loan; provided further that, if any Class A Lender does not make such Future Funding Reserve Loan pursuant to the immediately preceding proviso, the Borrower (or the Collateral Manager on behalf of the Borrower) shall, within two Business Days from the last day of the Reinvestment Period, by Borrower Order direct the Collateral Agent to cause Principal Proceeds in an amount equal to any remaining Unfunded Amount not funded by the Class A Lenders to be transferred to the Future Funding Reserve Account.
(e)    The Subordinated Term Lender, intending to be legally bound, will make subordinated term loans (“Subordinated Term Loans”) on the Initial Borrowing Date in an aggregate principal amount of up to but not exceeding, as to all Subordinated Term Lenders, the Subordinated Term Loan Maximum Commitment.
Each such borrowing of a Class A Loan on any single day is referred to herein as a “Class A Borrowing” and each such borrowing of Subordinated Term Loan on any single day is referred to herein as a “Subordinated Term Loan Borrowing”. Class A Borrowings and Subordinated Term Loan Borrowings are referred to herein collectively as “Borrowings”.
Section 2.2    Making of the Loans.
(a)    If the Borrower desires to request a Borrowing it (or the Collateral Manager, on its behalf) shall give the Agents a written notice in substantially the form set forth on Exhibit F hereto (each, a “Notice of Borrowing”), which Notice of Borrowing shall promptly be sent by (i) the Administrative Agent to each Lender and (ii) the Borrower to each Subordinated Term Lender, other than with respect to any Borrowing on the Closing Date, not later than 1:00 p.m. (New York City time) at least three Business Days (or, in the case of Subordinated Term Loans, five (5) Business Days) prior to the day of the requested Borrowing.
(b)    Each Notice of Borrowing shall be dated the date the request for the related Borrowing is being made, signed by an Authorized Officer of the Borrower (or the Collateral Manager on behalf of the Borrower) and otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be:

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(i)    in the case of a Borrowing of Class A Loans, a Business Day falling during the Class A Commitment Period; and
(ii)    in the case of a Borrowing of Subordinated Term Loans, the Initial Borrowing Date and any other Business Day falling during the Subordinated Term Loan Commitment Period.
(c)    The amount of the Borrowing requested in each Notice of Borrowing (the “Requested Amount”), shall be equal to (i) in the case of the Class A Loans, at least $150,000 and integral multiples of $1,000 in excess thereof (or, if less, the aggregate Undrawn Commitments) and (ii) in the case of Subordinated Term Loans, at least $50,000.
(d)    Notices of Borrowing shall be irrevocable once delivered.
(e)    Each Lender and Subordinated Term Lender shall, not later than 1:00 p.m. (New York City time) on each Borrowing Date in respect of the Loan and Subordinated Term Loan to be funded by it hereunder, make its Percentage Share of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to an account specified by the Borrower in the Notice of Borrowing. Once such Lender and Subordinated Term Lender has approved a Borrowing, such approval may not be rescinded.
(f)    The failure of any Lender to fund any Loan on a Borrowing Date hereunder shall not relieve any other Lender of any obligation hereunder to fund any Loan on such date. Notwithstanding the foregoing and any other provision to the contrary contained herein, if any Lender shall have failed to fund its Percentage Share of a previously requested Loan on the applicable date of Borrowing and the Borrower provides a new Notice of Borrowing as a result of such failure to fund, then, in each such case, if necessary to make such Borrowing, the Borrower shall be permitted a single additional Loan without regard to the minimum funding limit set forth herein.
(g)    Any Subordinated Term Lender may, at its option, fund Subordinated Term Loans for any purpose and without regard to any conditions precedent hereunder. The initial Subordinated Term Loan will be deemed made in an amount equal to the outstanding principal balance of the loans conveyed on the Closing Date less the amount of the Loans made hereunder on such date.
Section 2.3    Evidence of Indebtedness; Notes.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Loans made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Loans made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.
(b)    The Administrative Agent shall maintain, in accordance with its usual practices, accounts in which it will record (i) the amount and Class of each Loan made hereunder to the Borrower, (ii) the amount of any principal due and payable or to become due and payable

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from the Borrower to each Lender hereunder and (iii) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.3 shall, absent manifest error, be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of a conflict between the entries maintained by a Lender and the Register, the Register shall control.
(d)    Any Lender may request that its Loans of any Class to the Borrower be evidenced by a Note of such Class. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and otherwise appropriately completed. Thereafter, to the extent reflected in the Register, the Loans of such Class of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.6) be represented by one or more Notes of such Class payable to such Lender (or registered assigns pursuant to Section 12.6), except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) of this Section 2.3. At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Administrative Agent promptly following such payment or prepayment in full. Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 2.4    Maturity.
Each Loan and each Subordinated Term Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.
Section 2.5    Interest Rates.
(a)    The Loans shall be Benchmark Rate Loans, except as otherwise provided in this Agreement, including, without limitation, as provided in the definition of “Applicable Rate” and Sections 11.1 and 11.2.
(b)    Each Loan shall bear interest on the unpaid principal amount thereof, for each day such Loan is outstanding during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate with respect thereto. Such interest shall be payable for each Interest Period on the Quarterly Payment Date immediately following the end of such Interest Period and on the Maturity Date and as otherwise set forth herein.
(c)    In the event that, and for so long as, an Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest for each day at the annual rate of the sum of (i) the Applicable Rate for such Loan for such day plus (ii) 2.00% (the “Post-Default Rate” for such Loan).

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(d)    The Administrative Agent shall determine each interest rate applicable to each Class of Loans hereunder for any Interest Period or portion thereof pursuant to this Section 2.5 and the related definitions. The Administrative Agent shall give prompt notice to the Borrower, the participating Lenders and the Collateral Agent of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, the Collateral Agent, the Collateral Administrator or any Lender, deliver to the Borrower, the Collateral Agent, the Collateral Administrator or such Lender, as the case may be, a statement showing the quotations and demonstrating the calculations used by the Administrative Agent in determining any interest rate pursuant to this Section 2.5.
(e)    The Administrative Agent shall determine the applicable Term SOFR (such determination shall be conclusive absent manifest error) to be paid by the Borrower on each Quarterly Payment Date for the related Interest Period.
(f)    The Administrative Agent shall provide notice to the Borrower, the Collateral Agent, the Collateral Administrator and the Lenders of any and all Benchmark rate sets on the date such rate set is determined.
(g)    No interest shall accrue on the Subordinated Term Loans.
Section 2.6    Fees.
(a)    Non-Usage Fees Payable. The Borrower shall, subject to Section 11.5(b)(ii), pay to the Lenders pursuant to Section 6.4 or 9.1, as applicable, ratably in proportion to their respective Percentage Shares, the Non-Usage Fee accruing for each day during each Interest Period. The Non-Usage Fee shall be payable quarterly in arrears on the Quarterly Payment Date immediately following each Interest Period for which such fees accrue as provided in the Priority of Payments and shall be calculated by the Administrative Agent pursuant to Section 2.10. The Non-Usage Fee shall cease to accrue after the Class A Commitment Period.
(b)    [Reserved].
(c)    Reinvestment Period Fees Payable. The Borrower shall pay to the Administrative Agent pursuant to the Fee Letter, the Reinvestment Period Fee.
(d)    Reinvestment Period Extension Fees Payable. If a Reinvestment Period Extension occurs, the Borrower shall pay to the Administrative Agent pursuant to the Fee Letter, the applicable Reinvestment Period Extension Fee.
(e)    Fees Non-Refundable. All fees set forth in this Section 2.6 shall be deemed to have been earned on the earlier of the date specified in the Fee Letter or the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Lenders regardless of whether any Loans are actually made.
Section 2.7    Reduction of Commitments; Prepayments.
(a)    Reduction and Termination.

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(i)    The Class A Maximum Commitment (and the Class A Commitment of each Class A Lender) shall be automatically reduced to zero at 5:00 p.m. (New York City time) on the last day of the Class A Commitment Period.
The Borrower (with the consent of the Majority Subordinated Lenders) shall have the right at any time to reduce (including a reduction in full that results in a termination of the Class A Commitments) the Class A Maximum Commitment by an amount specified by the Borrower (such amount, the “Class A Commitment Reduction Amount”) upon not less than two Business Days’ prior notice to the Lenders, the Collateral Manager and the Administrative Agent, which notice shall specify the effective date of such reduction, and on such effective date the Class A Maximum Commitment shall be reduced by the Class A Commitment Reduction Amount; provided that the Borrower shall only have the right to terminate the Class A Commitments if all amounts in respect of the Class A Loans and all other Obligations with respect thereto due under this Agreement and the other Loan Documents are satisfied in full, including without limitation all principal, interest, Breakage Costs, Class A Non-Usage Fees and Administrative Expenses. Such notice of reduction (1) shall be effective only upon receipt by the Administrative Agent, (2) shall permanently reduce (and, in the case of a reduction in full, shall terminate) the Class A Commitments of each Lender on the date specified in such notice and (3) shall specify the Class A Commitment Reduction Amount; provided that no such reduction shall reduce the Class A Maximum Commitment below the aggregate principal amount of the Class A Loans at such time.
(ii)    The Class A Maximum Commitment (and the Class A Commitment of each Class A Lender) once terminated or reduced may not be reinstated without the written consent of the Administrative Agent.
(iii)    The Borrower will not reduce the Class A Maximum Commitment if, after giving effect to such reduction or termination, such reduction would result in a Class A Commitment Shortfall.
(b)    Prepayments on Quarterly Payment Dates. If applicable pursuant to the Priority of Payments, the Loans will be prepaid in whole or in part on the applicable Quarterly Payment Date in accordance with Article IX (such prepayment shall not result in a permanent reduction (or termination, as applicable) of the Commitments of the Class A Loans).
(c)    Other Prepayments. Subject to the requirement that after giving effect to the proposed prepayment (x) there will be sufficient funds in the Collection Account to make all payments described in clauses (A) through (C) of Section 9.1(a)(i) on the next Quarterly Payment Date and (y) there is no Class A Commitment Shortfall, on any Business Day that is not a Quarterly Payment Date:
(i)    The Borrower may at any time (with the written consent of the Majority Subordinated Lenders), upon at least five Business Days’ notice (which notice shall contain a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.7(c) with respect to such proposed prepayment) to the Agents, prepay all or any portion of the Class A Loans then outstanding, without premium or penalty, on

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any Business Day that is not a Quarterly Payment Date by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid together with (A) accrued interest (including any accrued and unpaid interest amounts) and Class A Non-Usage Fees thereon to the date of prepayment and (B) any amount due pursuant to Section 2.9.
(ii)    Each notice of such prepayment shall be effective upon receipt and shall be dated the date such notice is being given, signed by an Authorized Officer of the Borrower (or the Collateral Manager on behalf of the Borrower). Each prepayment of any Loans by the Borrower pursuant to this Section 2.7(c) shall in each case be in a principal amount of at least $250,000 or a whole multiple of $1,000 in excess thereof or, if less, the entire outstanding principal amount of such Loans. If a notice of such prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment pursuant to this Section 2.7(c) shall be subject to Section 2.9.
All prepayments of Loans pursuant to this Section 2.7(c) shall not be subject to the Priority of Payments. All prepayments of the Loans shall be applied to the outstanding principal amount of the Loans of each applicable Lender on a pro rata basis.
(d)    Upon receipt of a notice of prepayment from the Borrower pursuant to Section 2.7(c), the Administrative Agent shall promptly notify each Lender (with a copy to the Collateral Agent and Collateral Administrator) of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall thereafter be revocable by the Borrower no later than 2:00 p.m. (New York City time) one Business Day before the date set forth by the Borrower in the applicable notice of prepayment as the prepayment date.
(e)    Notwithstanding anything to the contrary herein, the timing and notice provisions of this Section 2.7 shall not apply in the case of a prepayment in full of the Loans in connection with the CLO Transaction.
(f)    All prepayments of Loans or prepayments of the Subordinated Term Loans hereunder shall be applied first to Class A Loans until all Class A Loans are repaid in full (and any deposits in the Future Funding Reserve Account required herein are made) and second to the Subordinated Term Loans.
All reductions of the Commitments shall be applied to the Commitments of each Lender of the applicable Class, ratably in accordance with their relevant applicable Percentage Shares, and all prepayments of the Loans or prepayments of any Class of Loans or Subordinated Term Loans shall be applied to the outstanding principal amount of the Loans of such Class of each applicable Lender or the outstanding principal amount of Subordinated Term Loans on a pro rata basis.
Section 2.8    General Provisions as to Payments.
(a)    The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, no Agent shall be responsible for the failure of any Lender to make any Loan, and no

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Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The failure of any Subordinated Term Lender to make any Subordinated Term Loan to be made by it on the date specified therefor shall not relieve any other Subordinated Term Lender of its obligation to make its Subordinated Term Loan on such date, no Agent shall be responsible for the failure of any Subordinated Term Lender to make any Subordinated Term Loan, and no Subordinated Term Lender shall be responsible for the failure of any other Subordinated Term Lender to make a Subordinated Term Loan to be made by such other Subordinated Term Lender.
(b)    Except as otherwise provided in Section 2.7(c), all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, or interest on or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments. All amounts payable to the Lenders, the Subordinated Term Lenders, the Administrative Agent or the Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Lenders, the Subordinated Term Lenders, the Administrative Agent or the Collateral Agent for the account of the Person entitled thereto. All payments hereunder or under the other Loan Documents shall be made, without setoff or counterclaim, in funds immediately available in New York City, to each Lender, the Administrative Agent, each Subordinated Term Lender or the Collateral Agent at its address referred to in Section 12.1. All payments hereunder or under the other Loan Documents to the Lenders, the Administrative Agent or the Collateral Agent shall be made not later than 1:00 p.m. (New York City time) on the date when due subject to receipt of available funds by the Custodian no later than 11:00 a.m. on such due date.
(c)    The Collateral Agent, pursuant to instructions and wiring information provided to the Collateral Agent by each Lender, shall promptly distribute to each Lender its ratable share, if any, of each payment received hereunder by the Collateral Agent for the account of the Lenders without setoff or counterclaim. Whenever any payment of principal of, or interest on, the Loans or any other amount hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
Section 2.9    Funding Losses. If the Borrower (1) makes any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, (2) fails to borrow any Loans after notice thereof has been given to any Lender in accordance with Section 2.2 (other than as a result of a default by any Lender) or (3) fails to prepay any Loans after notice thereof has been given to any Lender in accordance with Section 2.7 and not revoked as permitted in this Agreement, then, in each case, upon demand therefor from a Lender, any resulting loss or expense reasonably and actually incurred by it (including, without limitation, (a) in the case of any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, the amount, if any, by which (i) the reasonable and documented losses, costs and expenses (including those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan being repaid, but excluding in any event the loss of anticipated profits) sustained by such Lender exceeds (ii) the income, if

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any, received by such Lender from such Lender’s investment of the proceeds of such prepayment or (b) in the case of any failure to borrow, the amount, if any, by which (i) any losses (excluding loss of anticipated profits or margin), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or Subordinated Term Lender to fund the Loan or Subordinated Term Loan to be made by such Lender or Subordinated Term Lender as part of the Borrowing requested in such Notice of Borrowing when such Loan, as a result of such failure, is not made on such date exceed (ii) the income, if any, received by such Lender from such Lender’s investment of funds acquired by such Lender to fund the Loan to be made as part of such Borrowing) shall constitute “Breakage Costs”. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.9 shall be delivered to the Borrower and shall be conclusive absent manifest error. Breakage Costs shall be payable by the Borrower on the next Quarterly Payment Date pursuant to the Priority of Payments.
Section 2.10    Computation of Interest and Fees. Except as otherwise expressly provided herein, interest and fees payable pursuant to this Agreement shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day except in the case of interest or fees calculated on the basis of an Interest Period). All amounts payable hereunder shall be paid in Dollars.
Section 2.11    [Reserved].
Section 2.12    No Cancellation of Indebtedness. Notwithstanding anything to the contrary herein, no Loan may be cancelled, surrendered, abandoned or forgiven except for payment as provided herein.
Section 2.13    Loans Held by Borrower Affiliated Lenders. Notwithstanding anything to the contrary herein, in determining whether Lenders of any Class or Classes constituting the relevant requisite outstanding amount of Loans and Commitments have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Loans or Commitments held by Borrower Affiliated Lenders shall be disregarded and deemed not to be outstanding; provided that the Collateral Agent will not be deemed to have knowledge of the existence of a Borrower Affiliated Lender unless and until such Borrower Affiliated Lender has provided notice to an Administrative Officer of the Collateral Agent in writing and upon which the Collateral Agent may conclusively rely. Each Borrower Affiliated Lender shall provide written notice to the Collateral Agent and the Administrative Agent stating that it is a Borrower Affiliated Lender promptly upon becoming a Lender hereunder.
Section 2.14    Subordination.
(a)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Subordinated Term Lenders agree for the benefit of the Class A Lenders that the Subordinated Term Loans shall be subordinate and junior to the Class A Loans to the extent and in the manner set forth in this Agreement, in each case including as set forth in Sections 2.7, 6.4 and 9.1. The Subordinated Term Lenders agree, for the benefit of the Class A Lenders, not to cause the filing of a petition in bankruptcy against, or for the winding up of, the Borrower for failure to pay to them amounts due hereunder or otherwise in respect of the Subordinated Term

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Loans until the Loan Payoff Date, and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect in accordance with the Bankruptcy Code plus one day.
(b)    If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article VI, including as a result of an Event of Default specified in Section 6.1(f) or (g), and on the Stated Maturity, the interest and principal and all other amounts (including any Lender Fees or any other fees) owing in respect of the Class A Loans shall be paid in full in Cash (or, to the extent the Majority Lenders in respect of the Class A Loans consent, other than in Cash) before any further payment or distribution is made on account of the Subordinated Term Loans.
(c)    If, notwithstanding the provisions of this Agreement, any Subordinated Term Lender shall have received any payment or distribution in respect of the Subordinated Term Loans contrary to the provisions of this Agreement, then, unless and until all amounts payable to the Class A Lenders shall have been paid in full in Cash (or to the extent the Majority Lenders of the Class A Loans consent, other than in Cash), such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Class A Lenders in accordance with this Agreement; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including this Section 2.14.
(d)    Each Subordinated Term Lender agrees with the Class A Lenders that each such Subordinated Term Lender shall not demand, accept or receive any payment or distribution in respect of its Subordinated Term Loans in violation of the provisions of this Agreement, including this Section 2.14; provided that after the Class A Loans are repaid, (x) the Subordinated Term Lenders shall, subject to this Section 2.14, be fully subrogated to the rights of the Class A Lenders and (y) any payment or distribution received by any Lender, Sumitomo Mitsui Banking Corporation or any of their respective Affiliates shall be received and held in trust by such Person for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Subordinated Term Lenders in accordance with this Agreement; provided further that, if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement.
(e)    Nothing in this Section 2.14 shall affect the obligation of the Borrower to pay the Subordinated Term Lenders in accordance with the terms set forth in this Agreement.
Section 2.15    Benchmark Transition.
(a)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any

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Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 12.5), any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Loan Document.
(c)    The Administrative Agent will promptly notify the Borrower, the Collateral Manager, the Subordinated Term Lenders and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.
(d)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative

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tenor, non-compliant or non-aligned and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Benchmark Rate Loan of, conversion to or continuation of Benchmark Rate Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, each Loan then accruing interest calculated by reference to the Benchmark shall be deemed to accrue interest at the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
(f)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
Section 2.16    Increased Commitments/Additional Loans.
(a)    Until the last day of the Reinvestment Period, with the consent of Administrative Agent, Controlling Parties and the Majority Subordinated Lenders, the Borrower may request to increase the Class A Commitments (such increase being “Increased Commitments” and any loans made to the Borrower pursuant to the Increased Commitments, “Additional Loans”) by notice to the Agents and the Lenders, up to an aggregate maximum amount of Increased Commitments equal to $362,500,000, provided that:
(i)    the Borrower complies with requirements under this Section 2.16 and Section 3.3;
(ii)    the net proceeds of any Additional Loans are used:
(A)    to purchase or originate additional Collateral Loans,
(B)    to pay fees and expenses of the Agents and the Lenders, and/or
(C)    as Principal Proceeds;
(iii)    [reserved];
(iv)    immediately after giving effect to such Increased Commitments and the application of proceeds of Additional Loans, each Coverage Test is satisfied, each Collateral Quality Test is satisfied (or, only with respect to the

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Collateral Quality Tests, if not satisfied, maintained or improved) and the Maximum Advance Rate Test is satisfied;
(v)    no Lender shall have any obligation to increase its Commitment and any election to do so shall be in the sole discretion of each Lender; and
(vi)    any increase of the Class A Commitment shall be allocated ratably among Class A Lenders electing to increase their Commitment (unless such Lenders agree otherwise).
Such notice (“Increased Commitment Notice”) shall be provided by the Borrower not less than ten (10) Business Days (or such shorter period acceptable to the Administrative Agent and the Lenders in their sole discretion) prior to the proposed date of the Increased Commitments.
(b)    The terms and conditions (other than Applicable Margin and Non-Usage Fees) of Increased Commitments and Additional Loans issued with respect to Class A Loans will be identical to those of the initial Class A Loans and Class A Commitments, except that:
(i)    interest and commitment fees due on the Increased Commitments and the Additional Loans will accrue from the issue date of such Increased Commitments and such Additional Loans; and
(ii)    interest rate and commitment fee rate in respect of such Increased Commitments and such Additional Loans do not have to be identical to those of the initial Loans and Commitments.
Interest on Additional Loans will be payable commencing on the first applicable Quarterly Payment Date following the issue date of such Additional Loans. Non-Usage Fees on Undrawn Commitment will be payable commencing on the first applicable Quarterly Payment Date following the issue date of such Increased Commitments. The Additional Loans will rank pari passu in all respects with the initial Class A Loans.
(c)    Any Additional Loans issued will be offered first to existing Class A Lenders, in such amounts as are necessary to preserve their pro rata holdings of Class A Loans, and, in the event that existing Class A Lenders decline such Additional Loans (or, within ten (10) Business Days of delivery of an Increased Commitment Notice, do not agree that they will provide such Additional Loans), such Additional Loans may be offered to any other Approved Lender.
(d)    To the extent any portion of Increased Commitments shall remain unfunded after the date that such Increased Commitments take effect, each additional Lender shall be an Approved Lender, and upon the making of an Additional Loan or the extension of an Increased Commitment, each additional Lender shall be deemed to be a Class A Lender for all purposes hereunder.
Section 2.17    Increased Subordinated Term Loan Commitments/Additional Subordinated Term Loans.
(a)    Until the last day of the Reinvestment Period, with the consent of Administrative Agent, the Borrower may request to increase the Commitments of the

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Subordinated Term Loans (each such increase being “Increased Subordinated Term Loan Commitments” and any loans made to the Borrower pursuant to the Increased Commitments, “Additional Subordinated Term Loans”) by notice to the Agents, the Lenders and the Subordinated Term Lenders, provided that:
(i)    no Subordinated Term Lender shall have any obligation to increase its Commitment and any election to do so shall be in the sole discretion of each Subordinated Term Lender; and
(ii)    any increase of the Subordinated Term Loan Commitment shall be allocated ratably among Subordinated Term Lenders electing to increase their Commitment (unless such Lenders agree otherwise).
Such notice (“Increased Subordinated Term Loan Commitment Notice”) shall be provided by the Borrower not less than ten (10) Business Days (or such shorter period acceptable to the Administrative Agent and the Subordinated Term Lenders in their sole discretion) prior to the proposed date of the Increased Subordinated Term Loan Commitments.
(b)    Any Additional Subordinated Term Loans issued will be offered first to existing Subordinated Term Lenders of that Class, in such amounts as are necessary to preserve their pro rata holdings of Subordinated Term Loans, and, in the event that existing Subordinated Term Lenders decline such Additional Subordinated Term Loans (or, within ten (10) Business Days of delivery of an Increased Commitment Notice, do not agree that they will provide such Additional Subordinated Term Loans), such Additional Subordinated Term Loans may be offered to any other Subordinated Term Lender.
ARTICLE III

CONDITIONS TO BORROWINGS
Section 3.1    Effectiveness of Commitments and Conditions to Making of Subordinated Term Loans. The effectiveness of the Commitments shall occur and the conditions to making of the Subordinated Term Loans shall be satisfied when each of the following conditions is satisfied (or waived by the Administrative Agent and each Lender), each document to be dated the Closing Date (unless otherwise indicated) and delivered to the relevant Persons indicated below, and each document and other condition or evidence to be in form and substance reasonably satisfactory to the Administrative Agent:
(a)    The Agents shall have received counterparts of (i) this Agreement duly executed and delivered by all of the parties hereto and (ii) each of the other Loan Documents to be executed and delivered on the Closing Date, each duly executed and delivered by all of the parties thereto.
(b)    The Administrative Agent shall have received (i) proper financing statements, duly filed on or before the Closing Date (and the Borrower hereby consents to such filing by the Administrative Agent) under the UCC in all jurisdictions that the Administrative Agent reasonably deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (ii) copies of proper

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financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any other transferor.
(c)    The Agents shall have received legal opinions (addressed to each of the Secured Parties) from (i) Winston Taylor LLP, special New York counsel to the Borrower, the Transferor and the Collateral Manager (including, without limitation, true sale and non-consolidation matters) and (ii) Troutman Pepper Locke LLP, counsel to the Collateral Agent, the Collateral Administrator, the Custodian and the Collateral Custodian, each covering such matters as the Administrative Agent and its counsel shall reasonably request.
(d)    The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all of the Covered Accounts shall have been established, (ii) the Account Control Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect and (iii) all amounts required to be deposited in any of the Covered Accounts as of the Closing Date pursuant to Section 8.3 shall have been so deposited (or if not deposited, such amounts will be deposited no later than the Initial Borrowing Date).
(e)    [Reserved].
(f)    The Borrower shall have paid the fees (if any) to be paid on the Closing Date pursuant to the Fee Letter (or if not paid, such amounts will be paid no later than the Initial Borrowing Date).
(g)    The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower:
(i)    to the effect that, as of the Closing Date (A) subject to any conditions that are required to be satisfactory or acceptable to any Agent, all conditions set forth in this Section 3.1 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects; and (C) no Default has occurred and is continuing; and
(ii)    certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its designated manager approving this Agreement, the other Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
(h)    The Administrative Agent shall have received a certificate of an Authorized Officer of the Collateral Manager and the Transferor:

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(i)    to the effect that, as of the Closing Date, all representations and warranties of the Collateral Manager and the Transferor set forth in each of the Loan Documents are true and correct in all material respects; and
(ii)    certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its designated manager or managing member, as applicable, approving the Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.
(i)    The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that the Borrower does not have outstanding debt prior to the Closing Date, and is not at such time party to, any interest rate hedging agreements or currency hedging agreements.
(j)    an amount at least equal to the Initial Subordinated Term Loan Outstanding Amount has been deposited (or will be deposited no later than the Initial Borrowing Date) by the Subordinated Term Lenders in the Collection Account.
(k)    The Administrative Agent shall have received a secretary’s certificate from the Collateral Agent, which shall include the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party.
(l)    The Agents shall have received from the Borrower either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of counsel of the Borrower, as applicable, that no other authorization, approval or consent of any governmental body is required for the making of the Loans and making of the Subordinated Term Loans contemplated hereby or (B) an opinion of counsel of the Borrower that no such authorization, approval or consent of any governmental body is required for the making of the Loans and making of the Subordinated Term Loans contemplated hereby except as have been given.
(m)    All legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to the Borrower, the Administrative Agent, the Lenders and their respective counsel.
(n)    The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Lenders that (i) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date shall be effective in all relevant jurisdictions, (ii) delivery of such Collateral in accordance with Section 8.7 to the Custodian, the Securities Intermediary or the Collateral Custodian, as applicable, shall have been effected, (iii) the

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Borrower (or the Collateral Manager on behalf of the Borrower) will deliver copies of all Related Contracts in its possession to the Collateral Custodian in accordance with Sections 5.27 (which as of the Closing Date shall consist solely of the underlying credit agreement (or similar document) and any assignment forms) and 14.1(b), (iv) the Collateral Agent (for the benefit of the Secured Parties) shall have a security interest in such Collateral and (v) the Current Portfolio owned by the Borrower contains Collateral Loans such that the Effective Obligor Measure equals or exceeds 60.
(o)    The Administrative Agent shall have received a certificate of an Authorized Officer of the Collateral Manager (which certificate shall include a schedule listing the Collateral Loans owned by the Borrower on the Closing Date), to the effect that: (1) in the case of each item of Collateral pledged to the Collateral Agent, on the Closing Date and immediately prior to the delivery thereof on or prior to the Closing Date, (A)(w) the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens and those which have been released on or prior to the Closing Date; (x) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (w) above; (y) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; and (z) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (B) upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement and (2) immediately before and after giving effect to the Borrowings, the Class A Overcollateralization Ratio Test shall be satisfied (as demonstrated in a writing attached to the certificate of the Collateral Manager).
(p)    The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that:
(i)    no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or, to the knowledge of an Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the making or repayment of the Loans, the Subordinated Term Loans or the consummation of the transactions among the Borrower, the Collateral Manager, the Subordinated Term Lenders, the Lenders and the Agents contemplated by this Agreement; and
(ii)    each of the Loan Documents is in full force and effect and is the binding and enforceable obligation of the Borrower and the Collateral Manager, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders).
(q)    Upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the Borrower shall have provided to such Lender (i) the documentation and

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other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date, and (ii) a Beneficial Ownership Certification in relation to the Borrower and each Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(r)    The Agents shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested; provided that sufficient notice of such request has been given to the Borrower (though nothing herein shall impose an obligation on any Agent to make any such request).
Section 3.2    Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)    in the case of the initial Borrowing hereunder, the conditions precedent set forth in Section 3.1 each shall have been fully satisfied on or prior to such date and the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that: (i) the Initial Borrowing Date Portfolio Condition has been fully satisfied on or prior to such date and (ii) the Subordinated Term Loan Outstanding Amount on the date of such Borrowing is at least equal to the Initial Subordinated Term Loan Outstanding Amount;
(b)    the Administrative Agent shall have received a Notice of Borrowing (including, for avoidance of doubt, the information requested therein) as required by Section 2.2 and the conditions set forth in clause (c) below are met in connection with such Borrowing (as evidenced by the Notice of Borrowing);
(c)    immediately before and after giving effect to such Borrowing:
(i)    in the case of a Class A Borrowing, the aggregate outstanding principal amount of the Class A Loans shall not exceed the Class A Maximum Commitment as in effect on such Borrowing Date;
(ii)    the Maximum Advance Rate Test shall be satisfied;
(iii)    each Coverage Test shall be satisfied; and
(iv)    no Class A Commitment Shortfall shall exist;
(d)    no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;
(e)    cash on deposit in the Future Funding Reserve Account is greater than or equal to the Required Amount;
(f)    the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the making of such Loans;

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(g)    no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or, to the knowledge of an Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the making or repayment of the Loans or the consummation of the transactions among the Borrower, the Collateral Manager, the Subordinated Term Lenders, the Lenders and the Agents contemplated by this Agreement; and
(h)    each of the Loan Documents remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Collateral Manager, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders).
Section 3.3    Effectiveness of Increased Commitments.
The effectiveness of Increased Commitments and the obligation of any Lender to make an Additional Loan on the occasion of any Borrowing is each subject to the satisfaction or waiver by the Lenders with respect to such Increased Commitments of the following:
(a)    The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower:
(i)    to the effect that, and subject to any conditions that are required to be satisfactory or acceptable to the Administrative Agent, as of the Increased Commitment Date: (A) all conditions in this Section 3.3 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects on and as of the date of such increase (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (C) no Default has occurred and is continuing; and
(ii)    certifying as to and attaching: (A) its Constituent Documents; (B) its resolutions or other action of its designated manager approving the Increased Commitments, the Additional Loans and any other matters related thereto; and (C) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
(b)    the Administrative Agent shall have received legal opinions (addressed to each of the Secured Parties) from (i) Winston Taylor LLP, special New York counsel to the Borrower and (ii) any other applicable jurisdictions (as reasonably determined by the Administrative Agent), in each case, dated the Increased Commitment Date, in form and substance reasonably satisfactory to the Administrative Agent.
(c)    the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, to the effect that, in the case of each item of Collateral

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pledged to the Collateral Agent on the Increased Commitment Date: (A) Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens; (B) Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (A) above; (C) Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; (D) Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (E) upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement.
(d)    [reserved].
(e)    the Administrative Agent shall have received from the Borrower either: (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of Winston Taylor LLP, special New York counsel to the Borrower that no other authorization, approval or consent of any governmental body is required for the making of the Additional Loans, or (B) an opinion of Winston Taylor LLP, special New York counsel to the Borrower that no such authorization, approval or consent of any governmental body is required for the making of the Additional Loans except as have been given.
(f)    the Borrower shall have paid (or caused to be paid) all fees and expenses (including reasonable and documented fees and out-of-pocket expenses of respective counsel to the Agents payable pursuant to the terms hereof or that are otherwise agreed) payable in connection with such increase of the Commitments, in each case, which amounts may be offset or netted against the proceeds of any Loans made on such date.
(g)    the Agents shall have received such other documents as they may reasonably require in connection with such increase of the Commitments; provided that sufficient notice of such request has been given to the Borrower (though nothing herein shall impose an obligation on any Agent to make any such request).
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER
In order to induce the Administrative Agent and each of the Lenders which may become a party to this Agreement to make the Loans and each of the Subordinated Term Lenders which may become a party hereto to making of the Subordinated Term Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents, the making of the Loans and the making of the Subordinated Term Loans and shall be deemed to be reaffirmed as of the date of each Borrowing.
Section 4.1    Existence and Power. The Borrower is a Delaware limited liability company. Each of the Borrower’s chief place of business and its registered office (in which the

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Borrower maintains its books and records) is at the address set forth on the signature pages hereto and its registered office is located in Delaware. The Borrower has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct it, and has been duly qualified and is in good standing (as applicable) in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect with respect to the Borrower.
Section 4.2    Power and Authority. The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and the performance of such Loan Documents to which it is a party. The Borrower has duly executed and delivered each such Loan Document, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, winding-up, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.
Section 4.3    No Violation. Neither the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions among the Borrower, the Collateral Manager, the Lenders, the Subordinated Term Lenders and the Agents contemplated by the Loan Documents (i) will contravene in any material respect any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict, in any material respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, agreement, lease, instrument or undertaking to which the Borrower is a party or by which it or any of its property or assets is bound or to which it is subject (except Permitted Liens) or (iii) will contravene the terms of any organizational documents of the Borrower, or any amendment thereof.
Section 4.4    Litigation. There is no action, suit or proceeding pending against or, to the knowledge of an Authorized Officer of the Borrower or the Collateral Manager, threatened against or adversely affecting, (i) the Borrower or the Collateral Manager or (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.
Section 4.5    Compliance with ERISA.
(a)    The Borrower does not sponsor, maintain, contribute to, have an obligation to contribute to or have any liability with respect to, and in the past five years has not sponsored, maintained, contributed to, had an obligation to contribute to or any liability with respect to, any Plan or any Multiemployer Plan. Except as would not otherwise result in a Material Adverse Effect, no member of Borrower’s ERISA Group, has sponsored, maintained,

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contributed to, had an obligation to contribute to or had any liability with respect to, or in the past five years has sponsored, maintained, contributed to, had an obligation to contribute to or any liability with respect to, any Plan or any Multiemployer Plan.
(b)    The assets of the Borrower are not treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law, and the Collateral is not deemed to be “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law. The Borrower has not taken, or omitted to take, any action which would result in (i) any Collateral being treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law or (ii) assuming no assets of the Lenders being used in connection with the Loans are treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or Similar Law, the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.
Section 4.6    Environmental Matters.
(a)    The Borrower’s operations comply in all material respects with all applicable Environmental Laws;
(b)    None of the Borrower’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Substances into the environment; and
(c)    The Borrower does not have any material contingent liability in connection with any release of any Hazardous Substances into the environment.
Section 4.7    Taxes. The Borrower has filed or caused to be filed all U.S. federal income Tax returns and other material Tax returns and reports required to be filed by it and has paid all U.S. federal income Taxes and other material Taxes imposed on it or its property, income or assets except such Taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided.
Section 4.8    Full Disclosure. All written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Borrower to the Agents, any Subordinated Term Lender or any Lender for purposes of, or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties), and, taken as a whole, contained as of the date of delivery thereof no untrue statement of a material fact (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties) and did not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such information was furnished

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(to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties) as of the date such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders and the Subordinated Term Lenders that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.
Section 4.9    Solvency. On the Closing Date and on the date of each Borrowing, and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will be solvent.
Section 4.10    Use of Proceeds; Margin Regulations. All proceeds of the Loans and the Subordinated Term Loans will be used by the Borrower only in accordance with the provisions of this Agreement and the other Loan Documents. No part of the proceeds of any Loan or any Subordinated Term Loan will be used by the Borrower to purchase or carry any Margin Stock. None of the making of any Loan, the issuance of any Subordinated Term Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.
Section 4.11    Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document to which the Borrower is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
Section 4.12    Investment Company Act. Neither the Borrower nor the pool of Collateral is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.
Section 4.13    Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower in the Loan Documents to which it is a party are true and correct in all material respects as of the date of this Agreement and as of any date that Borrower is deemed to reaffirm the same under this Agreement (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
Section 4.14    [Reserved].

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Section 4.15    Ownership of Assets. The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except Permitted Liens.
Section 4.16    No Default. No Default exists under or with respect to any Loan Document. The Borrower is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or would reasonably be expected to have a Material Adverse Effect.
Section 4.17    [Reserved].
Section 4.18    Subsidiaries; Equity Interests.
(a)    The Borrower (i) owns no Equity Interests in any other entity except (x) as permitted under subclause (ii) below and (y) any Equity Interests received in lieu of a Collateral Loan or portion thereof in connection with the exercise of remedies against a relevant Obligor or through a restructuring of such Obligor and (ii) has no Subsidiaries except (x) a Subsidiary formed solely for the purpose of acting as co-issuer under the Transaction and (y) any Subsidiary that (1) meets the then-current general criteria of S&P for bankruptcy remote entities, (2) does not obtain title to real property or hold or obtain a controlling interest in an entity that owns real property, (3) is formed for the purpose of holding (A) Equity Interests received in a workout of a Collateral Loan that was previously acquired by the Borrower, (B) other assets realized upon foreclosure or other exercise of remedies against any collateral of an Obligor, except as set forth in clause (2) above, or (C) Collateral Loans undergoing a workout or restructuring, and (4) includes customary “non-petition” and “limited recourse” provisions in any agreement to which it is a party (any such Subsidiary, an “SPV Subsidiary”).
(b)    The Borrower shall use commercially reasonable efforts to ensure that any consideration that is due and payable to the Borrower as the result of any workout, restructuring or foreclosure upon a Collateral Loan is transferred to the Borrower or an SPV Subsidiary, other than where (i) the express terms of this Agreement (including, without limitation, with respect to real property) or applicable law would prohibit such transfer to the Borrower or any SPV Subsidiary or (ii) the Collateral Manager reasonably determines, based upon written advice of counsel, that such transfer to the Borrower or any SPV Subsidiary would have any adverse regulatory or other consequences (including material adverse tax consequences) to the Borrower (such consideration that is subject to subclause (i) and/or (ii) above, “Prohibited Consideration”); provided that the Borrower shall use commercially reasonable efforts to sell any applicable Collateral Loan prior to the receipt of any Prohibited Consideration; provided further that if the Borrower fails to sell such Collateral Loan in accordance with the foregoing proviso, the Borrower will (x) cause such Prohibited Consideration to be owned by an SPV Subsidiary and not by the Borrower and (y) comply with Section 10.1(a)(vi) with respect to such Prohibited Consideration.
(c)    The Borrower shall provide notice of the formation of any SPV Subsidiary to the Administrative Agent.

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Section 4.19    Ranking. All Obligations, including the Obligations to pay principal of, interest on and any other amounts in respect of the Loans, constitute senior indebtedness of the Borrower (subject to the Priority of Payments).
Section 4.20    Representations Concerning Collateral.
(a)    Upon each transfer of Collateral in the manner specified in Section 8.7 and after the other actions described in Section 8.7 have been taken by the appropriate parties, the Collateral Agent in accordance with Section 8.7, for the benefit of the Secured Parties, will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to § 9-315(c) of the UCC), which security interest shall be prior to all other interests in such Collateral, other than certain Permitted Liens that are prior to the security interest of the Secured Parties by operation of law or, in the case of clause (g) of the definition of “Permitted Liens”, by contract. No filings other than those described or referred to in Section 8.7 or any other action other than those described in Section 8.7 will be necessary to perfect such security interest.
(b)    Immediately before giving effect to each transfer of Collateral Loans, Eligible Investments and other Collateral by the Borrower to the Collateral Agent in accordance with Section 8.7, the Borrower will be the beneficial owner of such Collateral Loans, Eligible Investments and other Collateral, and the Borrower will have the right to receive all Collections on such Collateral Loans, Eligible Investments and other Collateral, in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.
(c)    All of the Obligors and administrative agents, as applicable, in respect of the Collateral Loans, or Selling Institutions in respect of Participation Interests, have been instructed to make payments to the Collection Account.
Section 4.21    Beneficial Ownership Certification. As of (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.1(q) is true and correct in all respects and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 4.26 is true and correct in all respects; provided that, the Borrower shall promptly notify the Administrative Agent of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification and execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification.
Section 4.22    Ordinary Course. Each repayment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (y) made in the ordinary course of business or financial affairs of the Borrower.
Section 4.23    Anti-Money Laundering Laws. The Borrower, the Borrower’s directors, officers, employees and, to the actual knowledge of the Borrower, agents are, and have at all times been in compliance, in all material respects, with all Applicable Laws prohibiting or otherwise relating to money laundering and terrorism finance, including (but not limited to) the Bank Secrecy Act and the PATRIOT Act (“Anti-Money Laundering Laws”).

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Section 4.24    Anti-Corruption Laws. The Borrower and the Borrower’s directors, officers, employees and, to the actual knowledge of the Borrower, agents are, and have at all times been, in compliance, in all material respects, with all Applicable Laws prohibiting or otherwise relating to bribery or corruption in the public or private sector, including (but not limited to) the U.S. Foreign Corrupt Practices Act of 1977 (“Anti-Corruption Laws”). No part of the proceeds of the Loans shall be used, directly or indirectly: (a) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity or (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage or (iv) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; or (b) in violation of any Anti-Corruption Laws, or in any manner that could cause any Lender to violate any Anti-Corruption Laws.
Section 4.25    Sanctions Laws. None of the Borrower, or the Borrower’s directors, officers, employees or to the actual knowledge of the Borrower, Affiliates, brokers or other agents (a) is a Sanctioned Person; (b) is engaged, or has been engaged, in any dealings, directly or indirectly, with a Sanctioned Person; or (c) has violated any applicable Sanctions. Further, none of the proceeds from the Loans shall be used, (x) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (y) to fund or facilitate any activities of or business with any country or territory that, at the time of such funding or facilitation, is a Sanctioned Country, or (z) in any other manner that could reasonably be expected to result in a violation of Sanctions by any person.
Section 4.26    Additional Beneficial Ownership Certification. At least five (5) days prior to any Person becoming a Borrower, if requested by any Lender, the Borrower shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders.
ARTICLE V

AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER
The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any Obligations (other than any unasserted Contingent Obligation and (after the Loan Payoff Date) any Obligation that expressly survives the termination of this Agreement) remain unpaid, and unless the Controlling Parties shall otherwise consent in writing:
Section 5.1    Information. The Borrower will deliver the following to the Agents (and the Administrative Agent shall furnish copies thereof to each of the Lenders and the Subordinated Term Lenders); provided that (x) the information described in clause (h) below will

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be required to be furnished solely to the Administrative Agent for distribution to each of the Lenders and (y) the information described in clause (i) below will be required to be delivered only to the Administrative Agent, the Collateral Agent and the Collateral Administrator:
(a)    in each Payment Date Report, a certificate of the Borrower (or the Collateral Manager on behalf of the Borrower) certifying that an Authorized Officer of the Borrower (or the Collateral Manager on behalf of the Borrower) has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(a) (or, in the case of the first certification pursuant to this Section 5.1(a), the Closing Date) and ending on a date not more than ten Business Days prior to such Quarterly Payment Date and that on the basis of such review of the Loan Documents, no Default has occurred and is continuing or, if any such Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Borrower (or the Collateral Manager on behalf of the Borrower) is taking or proposes to take in respect thereof;
(b)    (i) within three Business Days after an Authorized Officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of such Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within ten days after such Authorized Officer obtains knowledge thereof, notice of any (x) litigation or governmental proceeding pending or actions threatened against the Borrower or its rights in the Collateral Loans or other Collateral which have had or would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (y) any other event, act or condition which has had or would reasonably be expected to have a Material Adverse Effect; and (iii) promptly after an Authorized Officer of the Borrower obtains knowledge that any loan included in the Collateral does not qualify as a “Collateral Loan,” notice setting forth the details with respect to such disqualification;
(c)    promptly and in any event within ten Business Days after an Authorized Officer of the Borrower obtains knowledge of any of the following events, a certificate of the Borrower, executed by an Authorized Officer of the Borrower, specifying the nature of such condition and the Borrower’s proposed response thereto: (i) the receipt by the Borrower of any written communication, whether from a governmental authority, authorized citizens group, employee or otherwise, that alleges that the Borrower is not in compliance with applicable Environmental Laws, and such noncompliance had or would reasonably be expected to have a Material Adverse Effect, (ii) the Borrower has knowledge that there exists any Environmental Claim pending or threatened against the Borrower that has had or would reasonably be expected to have a Material Adverse Effect or (iii) the Borrower has knowledge of any release, emission, discharge or disposal of any Hazardous Substances that has had or would reasonably be expected to have a Material Adverse Effect;
(d)    within 120 days after the end of each fiscal year, audited balance sheets of the Borrower (or, if consolidated with the parent of the Borrower, the audited balance sheets of such parent) as of the end of such fiscal year and the related statements of operations and cash

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flows for such fiscal year audited by independent public accountants of nationally recognized standing and, simultaneously with the delivery of each set of financial statements referred to above, a certificate of the Collateral Manager certifying that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower, on the dates and for the periods indicated, on the basis of GAAP;
(e)    not later than the 14th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) (or if such calendar month falls in a month in which a Quarterly Payment Date occurs, on the date the Payment Date Report is delivered), a report concerning the Collateral Loans and Eligible Investments (the “Collateral Report”); the first Collateral Report shall be delivered on November 16, 2026 and shall be determined with respect to the Collateral Report Determination Date occurring on October 31, 2026; the Collateral Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments described in Exhibit C, and shall be determined as of the applicable Collateral Report Determination Date for such calendar month; provided that in any month in which a Payment Date Report is rendered, the Collateral Report for such month may be combined with the Payment Date Report shall be made on a trade date basis;
(f)    not later than three days prior to each Quarterly Payment Date, a Payment Date Report in accordance with Section 9.1(c);
(g)    from time to time such additional information regarding the Collateral or the financial position or business of the Borrower as the Agents, on either their own initiative or at the request of the Majority Lenders in respect of any Class may reasonably request in writing; provided that, such additional information shall not include any information that the Collateral Manager reasonably determines in good faith is competitively sensitive, including without limitation, internal credit memoranda, investment committee memoranda and any proprietary analysis or similar information prepared by the Collateral Manager or any of its affiliates;
(h)    the information described in Exhibit E, at the times indicated therein, which shall be subject to adjustment with the prior written consent of the Borrower and the Controlling Parties;
(i)    within ten Business Days of the receipt thereof, copies of any letters received from S&P in respect of S&P Credit Estimates; and
(j)    with respect to DIP Loans and Collateral Loans with a credit estimate, promptly upon becoming aware thereof, any information that may have a material adverse impact on the quality of such asset (as determined by the Collateral Manager using its reasonable business judgment).
Section 5.2    Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all its respective material obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound and any U.S. federal income Tax and other material Tax liabilities, except where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP appropriate reserves for the accrual of any of the same.

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Section 5.3    Employees. Neither the Borrower nor any SPV Subsidiary shall have any employees (other than their respective directors and managers to the extent they are employees).
Section 5.4    Good Standing. The Borrower will remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing (other than in Delaware) would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
Section 5.5    Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.
Section 5.6    Inspection of Property, Books and Records; Audits; Etc.
(a)    The Borrower will keep proper books of record and accounts in which full, true and correct entries in all material respects in accordance with GAAP shall be made of all material financial matters and transactions in relation to its business and activities, and will permit representatives of the Administrative Agent and the Collateral Agent (in each case at the Borrower’s expense, in the case of not more than one inspection during any fiscal year except during the continuance of an Event of Default) to visit and inspect any of its properties, to examine and make abstracts from any of its books and records, to examine and make copies of the Related Contracts (unless copying is prohibited by the confidentiality provisions of such Related Contracts) and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at reasonable times in a manner so as to not unduly disrupt the business of the Borrower, upon reasonable prior notice to the Borrower and as often as may reasonably be desired; provided that any expenses incurred by the Borrower hereunder shall be reasonable and documented. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur no more than once in any calendar year, with a second visit permitted with the consent of the Collateral Manager (which consent shall not be unreasonably withheld or delayed). During the existence of an Event of Default, there shall be no limit on the number of such inspections.
(b)    If requested by the Majority Lenders in respect of any Class, the Borrower agrees that representatives of the Majority Lenders in respect of any such Class (or an independent third-party auditing firm selected by the Majority Lenders in respect of any such Class) may (at the Borrower’s expense) conduct an audit and/or field examination of the Borrower and the Collateral Manager, at reasonable times in a manner so as to not unduly disrupt the business of the Borrower or the Collateral Manager, for the purpose of examining the servicing and administration of the Collateral Loans, the results of which audit and/or field examination shall be promptly provided to the Lenders; provided that no more than one such audit or field examination shall be conducted during any fiscal year of the Borrower and any expenses incurred in the course of such audit and/or field examination shall be reasonable and documented.
(c)    If requested by the Administrative Agent or the Majority Lenders in respect of any Class, the Borrower and the Collateral Manager shall participate in a meeting (which meeting may be held virtually) with the Administrative Agent and the Lenders once

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during each fiscal year of the Borrower at a time reasonably determined by the Borrower and the Collateral Manager.
Section 5.7    Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its rights and its privileges, obligations, licenses and franchises, except, other than with respect to its existence, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower shall do or cause to be done all things necessary to maintain its existence as a limited liability company in good standing under the laws of Delaware.
Section 5.8    Subsidiaries; Equity Interest. The Borrower shall not directly or indirectly own any Subsidiaries or any Equity Interest in any entity other than as otherwise permitted pursuant to Section 4.18. The Borrower shall ensure that any SPV Subsidiary (i) is wholly owned by the Borrower, (ii) will not sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of its assets, except in compliance with the Borrower’s rights and obligations under this Agreement and with such SPV Subsidiary’s Constituent Documents, (iii) will not have any Subsidiaries unless complying with the terms of clauses (ii) through (vii) of this Section 5.8, (iv) will comply with the restrictions set forth in Sections 5.3 through 5.5, 5.9 through 5.16 and 5.18 of this Agreement, (v) will not incur or guarantee any indebtedness and will not hold itself out as being liable of the debts of any other Person, (vi) will include in its Constituent Documents (A) a limitation on its business such that it may only engage in the acquisition of assets permitted under this Agreement and the disposition of such assets and the proceeds thereof to the Borrower (and activities ancillary thereto) and (B) provisions ensuring the separate existence of such SPV Subsidiary from any other Person, (vii) will have at least one director that is an independent director complying with any applicable rating agency criteria, (viii) will distribute 100% of the proceeds of the assets acquired by it (net of applicable Taxes and expenses payable by it) to the Borrower and (ix) will be classified (or will elect to be classified) as a corporation for U.S. federal income tax purposes. The Borrower shall provide the Agents with prompt written notice of the formation of any SPV Subsidiary and of the transfer of any asset from the Borrower to any SPV Subsidiary.
Section 5.9    Investments.
(a)    The Borrower shall not make any investment other than in Collateral Loans or Eligible Investments; provided that the Borrower may own Defaulted Loans or Equity Securities and other Collateral only as permitted by the terms of this Agreement. The Borrower shall not acquire any debt obligation unless, at the time of the commitment to acquire such debt obligation, the Eligibility Criteria are satisfied with respect to the debt obligations so acquired. The Borrower shall not acquire or fund any debt obligations after the Reinvestment Period except for (i) the funding of Exposure Amounts of Revolving Collateral Loans and Delayed Funding Loans that were acquired prior to the end of the Reinvestment Period and (ii) the acquisition of a Collateral Loan where the commitment to make such acquisition was made prior to the end of the Reinvestment Period, so long as such commitment provided for settlement in accordance with customary procedures in the relevant markets, but in any event for a settlement period no longer than 90 days following the date of such commitment.

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Notwithstanding the foregoing, the Borrower may receive debt obligations or Equity Securities pursuant to an exercise of remedies or workout that do not satisfy the Eligibility Criteria, which shall be treated as Equity Securities for all purposes of this Agreement until such time as such debt obligations subsequently satisfy the Eligibility Criteria (without giving effect to any carve-outs, if any) at which time such debt obligations shall be treated as Collateral Loans hereunder.
(b)    The Borrower shall not at any time obtain or maintain title to any real property or obtain or maintain a controlling interest in an entity that owns any real property (except for Equity Securities that are acquired as a result of the restructuring of a Collateral Loan so long as the Borrower directs the Collateral Agent to sell any such Equity Security pursuant to Section 10.1(a)(iv)).
Section 5.10    Restriction on Fundamental Changes.
(a)    Other than in connection with a CLO Transaction, the Borrower shall not enter into any merger or consolidation or reorganization, unless permitted by the laws of Delaware and unless: (i) the Controlling Parties have provided their prior written consent to such merger or consolidation or reorganization; (ii) the Borrower shall be the surviving entity; (iii) [reserved]; (iv) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (v) the Borrower shall have delivered to each Agent, each Lender and each Subordinated Term Lender a certificate of an Authorized Officer of the Borrower stating that (1) such merger or consolidation or reorganization complies with this Section 5.10(a), (2) all conditions precedent in this Section 5.10(a) relating to such transaction have been complied with and (3) such transaction shall not cause the Borrower or the pool of Collateral to be required to register as an “investment company” under the Investment Company Act; and (vi) the fees, costs and expenses of the Agents (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 5.10 shall have been paid by the Borrower or otherwise provided for to the satisfaction of the Agents.
(b)    The Borrower shall not liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any part of its business or property, whether now or hereafter acquired, except for transfers of its property expressly permitted by the Loan Documents.
(c)    The Borrower shall not amend its Constituent Documents without the Administrative Agent’s prior written consent; provided however that the Borrower shall be able to take any action necessary, including amending its Constituent Documents, to change its name; provided, however, the Borrower shall not change its name (i) without giving the Administrative Agent at least five Business Days’ prior written notice and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties’ first priority perfected security interest in the Pledged Collateral have been taken and completed; provided further that the Borrower may enter into administrative amendments to its Constituent Documents without the consent of the Administrative Agent so long as the Administrative Agent does not object within three Business Days of receipt of written notice of such administrative amendment.

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Section 5.11    ERISA. The Borrower shall not establish, maintain, contribute to, or have an obligation to contribute to or have any liability with respect to, any Plan or Multiemployer Plan. Except as would not otherwise result in a Material Adverse Effect, no member of the Borrower’s ERISA Group, shall establish, maintain, contribute to, have an obligation to contribute to or have any liability with respect to, any Plan or any Multiemployer Plan. The Borrower shall ensure that the assets of the Borrower and the Collateral are not treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law.
Section 5.12    Liens. The Borrower shall not at any time directly or indirectly create, incur, assume or permit to exist, on any of its property, any Lien for borrowed monies or any other Lien except for Permitted Liens.
Section 5.13    Business Activities. The Borrower shall not engage in any business activity other than (i) the making, acquisition, selling and maintenance of Collateral Loans and the ownership of equity interests permitted hereby, (ii) receiving capital contributions (whether in the form of Cash or Collateral Loans) from its equityholders and (iii) any other activities expressly permitted by, contemplated by or reasonably ancillary to this Agreement and the other Loan Documents (including the Transaction).
Section 5.14    Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its fiscal quarters, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 5.15    Margin Stock. None of the proceeds of any Loan or any Subordinated Term Loan will be used by the Borrower, directly or indirectly, for the purpose of buying any Margin Stock.
Section 5.16    Indebtedness. The Borrower shall not incur or suffer to exist any Indebtedness (other than expenses in the ordinary course of its business) other than the Obligations.
Section 5.17    Use of Proceeds. The Borrower shall use the proceeds of the Loans and the Subordinated Term Loans solely (a) for the acquisition of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the acquisition of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9), (b) to fund Exposure Amounts or the Future Funding Reserve Account, (c) to make distributions in accordance with the terms hereof and/or (d) to pay fees and expenses incurred with the closing and execution of this Agreement and the other Loan Documents; provided that the Subordinated Term Lenders may make additional Subordinated Term Loans to cure the failure (or anticipated failure) of any test hereunder, to be deposited into the Principal Collection Account or any other purpose not prohibited (in each case as designated by the Collateral Manager).
Section 5.18    Bankruptcy Remoteness; Separateness.
(a)    Limited Purpose Entity.
(i)    The Borrower at all times since its formation has been, and will continue to be, a duly formed and validly existing limited liability company under

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the laws of Delaware. The Borrower at all times since its formation has been, and will continue to be, duly qualified in each jurisdiction in which such qualification was or may be necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction (other than in Delaware) would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower;
(ii)    the Borrower at all times since its formation has complied, and will continue to comply, with its Constituent Documents and the laws of the jurisdiction of its incorporation relating to limited liability companies under the laws of Delaware;
(iii)    all customary formalities regarding the existence of the Borrower have been observed at all times since its formation and will continue to be observed;
(iv)    the Borrower has been adequately capitalized at all times in light of the nature of its business since its formation and will continue to be adequately capitalized in light of the nature of its business; and
(v)    the Borrower has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons (other than (x) pursuant to the Loan Documents, (y) the obligations of any agent under any Related Contracts and (z) any reimbursement obligation or indemnity in favor of its officers or directors; provided that any such reimbursement obligation or indemnity shall be subject to the Priority of Payments).
(b)    No Bankruptcy Filing. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.
(c)    Separate Existence.
(i)    At all times since its formation, the Borrower has accurately maintained, and will continue to accurately maintain, in all material respects, its financial statements, accounting records and other corporate documents, as applicable, separate from those of the Collateral Manager, the Transferor and any other Person; provided, however, that if the Borrower prepares consolidated financial statements with any Affiliates, (y) any such consolidated financial statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and indicate its assets are not available to pay the debts of such Affiliate or any other Person and (z) if the Borrower prepares its own separate balance sheet, such assets shall also be listed on the Borrower’s own separate balance sheet. Subject to Section 5.29, the Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of the Collateral Manager or any other Person. The Borrower has at all times since its

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formation accurately maintained, in all material respects, and will continue to accurately maintain in all material respects, its own bank accounts and separate books of account.
(ii)    The Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.
(iii)    The Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. The Borrower has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity (other than for U.S. federal, state and local tax and consolidated accounting purposes).
(iv)    The Borrower will comply at all times with the provisions of the Constituent Documents relating to separateness, bankruptcy remoteness and any similar provisions.
Section 5.19    Amendments, Modifications and Waivers to Collateral Loans.
(a)    Subject to the immediately succeeding sentence, Section 5.19(b) and (c), in the performance of its obligations hereunder, the Borrower may enter into an amendment, a waiver or a supplement to a Related Contract that constitutes a Material Modification so long as either (x) the Administrative Agent consents to such Material Modification; provided that the Administrative Agent shall use commercially reasonable efforts to provide consent to such Material Modification within ten (10) Business Days of receipt of notice of such Material Modification or (y)(i) no Default or Event of Default has occurred and is continuing or would result from such Material Modification, (ii) following such Material Modification, the relevant Collateral Loan would be eligible to be acquired by the Borrower in accordance with the terms of this Agreement, (iii) subject to clause (b) below, each requirement or test, as the case may be, of the Collateral Quality Test and the Concentration Limitations is satisfied immediately after giving effect to such Material Modification (or, if not satisfied immediately prior to such Material Modification, compliance with the Collateral Quality Test and the Concentration Limitations is maintained or improved after giving effect to such Material Modification); and (iv) each Coverage Test is satisfied (or, if not satisfied, maintained or improved) immediately after giving effect to such Material Modification. If a Related Contract becomes subject to any amendment, waiver or supplement that constitutes a Material Modification (including, without limitation, through the Borrower entering into an amendment, a waiver or a supplement to a Related Contract) that does not meet the conditions set forth in the immediately preceding sentence then the relevant Collateral Loan shall be treated as a Defaulted Loan for purposes of calculating the Total Capitalization and the Adjusted Total Capitalization; provided that, if the Borrower requests a Notice of Borrowing of Subordinated Term Loans for the purpose of causing any of the conditions set forth in the immediately preceding sentence to be satisfied, such Collateral Loan will not be treated as a Defaulted Loan for purposes of calculating the Total Capitalization and the Adjusted Total Capitalization for a period of five (5) Business Days after the effective date of the Material Modification.

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(b)    Neither the Borrower nor the Collateral Manager on behalf of the Issuer shall agree to any amendment or modification to extend the stated maturity of a Collateral Loan (a “Maturity Amendment”) unless after giving effect to such amendment or modification, the Maximum Weighted Average Life Test would be satisfied, or if not satisfied, maintained or improved.
(c)    In the event that the Borrower enters into any amendment or waiver of or supplement to a Collateral Loan and such amendment, waiver or supplement results in the failure or continued failure of the Maximum Weighted Average Life Test, such Collateral Loan will thereafter be treated as a Defaulted Loan hereunder until such time as the Maximum Weighted Average Life Test is satisfied (provided that if, at the time of such satisfaction of the Maximum Weighted Average Life Test, such Collateral Loan would otherwise be considered a Defaulted Loan in accordance with the terms of this Agreement (including clause (a) above), such Collateral Loan will continue to be treated as a Defaulted Loan hereunder until such Collateral Loan is no longer considered a Defaulted Loan in accordance with the terms of this Agreement (including clause (a) above)).
(d)    The Borrower shall provide notice to the Administrative Agent of any Material Modification or Maturity Amendment. The Borrower shall be permitted to and shall not be required to notify the Administrative Agent prior to entering into any amendment or waiver of or supplement to any Related Contract other than as specified in this Section 5.19.
Section 5.20    Hedging.
(a)    The Borrower may, at any time and from time to time, enter into any Interest Hedge Agreements (subject in each case to the prior written consent of the Controlling Parties). The Borrower will not amend or replace any Interest Hedge Agreement unless the Controlling Parties have provided their prior written consent thereto. The Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly provide written notice of entry into, and the amendment or replacement of, any Interest Hedge Agreement to the Agents, the Lenders and the Subordinated Term Lenders. Notwithstanding anything to the contrary contained herein, the Borrower (or the Collateral Manager on behalf of the Borrower) shall not enter into any Interest Hedge Agreement (A) unless it obtains written advice of counsel that (1) the written terms of the derivative directly relate to the Collateral Loans and (2) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Loans, the Subordinated Term Loans and the Loans and (B) that would cause the Borrower to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act unless (i) the Collateral Manager, and no other party including but not limited to the Collateral Agent, the Custodian and the Administrative Agent, is registered as a “commodity pool operator” as defined in Section 1(a)(11) of the Commodity Exchange Act and “commodity trading advisor” as defined in Section 1(a)(12) of the Commodity Exchange Act with the CFTC or (ii) with respect to the Borrower as the commodity pool, the Collateral Manager would be eligible for an exemption from registration as a commodity pool operator and commodity trading advisor and all conditions for obtaining the exemption have been satisfied. The Collateral Manager agrees in writing that for so long as the Borrower is a commodity pool, the Collateral Manager will take all actions necessary to ensure ongoing compliance with, as the case may be, either (x) the applicable exemption from registration as a commodity pool operator and/or a commodity

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trading advisor with respect to the Borrower or (y) the applicable registration requirements as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower, and will in each case take any other actions required as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower.
(b)    Each Interest Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 12.15. Each Interest Hedge Counterparty shall be required to satisfy, at the time that any Interest Hedge Agreement to which it is a party is entered into, the then-current S&P criteria for hedge counterparties. Payments with respect to any Interest Hedge Agreements shall be subject to the Priority of Payments specified in Section 9.1(a) and Section 6.4. Each Interest Hedge Agreement shall contain an acknowledgement by the Interest Hedge Counterparty that the obligations of the Borrower to the Interest Hedge Counterparty under the relevant Interest Hedge Agreement shall be payable in accordance with the Priority of Payments specified in Section 9.1(a) and Section 6.4 and the Borrower shall use its commercially reasonable efforts to provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.
Section 5.21    Title Covenants. The Borrower covenants that at no time shall it:
(a)    create, permit or suffer to be created any Lien or security interest in the Collateral other than Permitted Liens; or
(b)    except as otherwise expressly permitted herein sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein.
The Borrower further covenants and agrees to defend the Collateral against the claims and demands of all other parties to the extent necessary to preserve the first-priority security interest of the Collateral Agent in the Collateral (subject to Permitted Liens).
Section 5.22    Further Assurances.
(a)    The Borrower shall at its sole expense file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request from time to time to register in the name of the Collateral Agent or its nominee, and to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of the Secured Parties in, the Collateral or any part thereof, or to give effect to the rights, powers and remedies of the Collateral Agent hereunder, including but not limited to execution and delivery of financing statements. The Borrower shall be obligated to perform its obligations under this Agreement notwithstanding the ability of the Collateral Agent to take such actions pursuant to the provisions of Section 5.24.
(b)    Unless the pricing date for the CLO Transaction has occurred or the Administrative Agent otherwise consents, on or before the anniversary date of the Closing Date in each calendar year anniversary of the Closing Date thereafter, the Borrower shall furnish to the Collateral Agent an opinion of counsel stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Agreement with respect to the

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Collateral remains a valid and perfected first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties and stating what action, if any, needs to be taken to retain the validity and perfection of such lien for the following annual period.
Section 5.23    Costs of Transfer Taxes and Expenses.
(a)    The Borrower shall pay or cause to be paid all transfer Taxes and other costs incurred in connection with all transfers of Collateral. For the avoidance of doubt, any amounts paid pursuant to this Section 5.23(a) shall not be indemnifiable pursuant to Section 11.4.
(b)    Without duplication of any other provision of this Agreement, the Borrower agrees to pay the Collateral Agent the reasonable and documented out-of-pocket costs and expenses, including but not limited to reasonable and documented attorneys’ fees and other charges, incurred by the Collateral Agent in connection with making collections on any Collateral to the extent provided in Section 12.3.
Section 5.24    Collateral Agent May Perform.
(a)    If the Borrower fails to perform any agreement contained herein to be performed by it, the Collateral Agent may, upon the written instructions of the Administrative Agent or the Controlling Parties and with notice to the Borrower, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Controlling Parties may determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of itself and the Secured Parties and otherwise perform, or cause performance of, any other such actions as the Controlling Parties shall determine is necessary or desirable, and the reasonable fees and out-of-pocket expenses of the Collateral Agent and Lenders incurred in connection therewith shall be payable by the Borrower and shall be part of the Obligations.
(b)    The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
Section 5.25    Notice of Name Change. Without limiting Section 5.10, the Borrower shall give the Agents not less than 30 days’ notice of any change of its name and not less than 30 days’ notice of any change of its principal place of business and will take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent in the Collateral. The Borrower shall not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Administrative Agent.
Section 5.26    [Reserved].

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Section 5.27    Delivery of Related Contracts. The Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver copies of all Related Contracts in its possession to the Collateral Custodian (which may be via email or posting to a website) within five Business Days of the Borrower’s acquisition of the related Collateral Loan.
Section 5.28    Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions. The Borrower shall not, and shall not permit or authorize any of its officers, directors, employees, Controlled Affiliates, or agents to, directly or indirectly (a) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions, (b) cause or permit any of the funds that are used to repay the Obligations to be derived in any way from Sanctioned Persons; (c) cause or permit any of the funds that are used to repay the Obligations to be derived in any way that could cause any Agent, any Lender or the Borrower to be in violation of any Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions; (d) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; or (e) use any part of the proceeds of the Loans, directly or indirectly, for any conduct that would cause the representations and warranties in Sections 4.23, 4.24 and 4.25 to be untrue as if made on the date any such conduct occurs.
Section 5.29    Delivery of Proceeds. In the event that the Borrower receives any payments in respect of or other proceeds of Collateral Loans or other Collateral or any capital contribution, the Borrower shall pay such payments or other proceeds to the Collateral Agent or otherwise cause such amounts to be deposited into the Collection Account promptly and, in no event, later than two Business Days after the Borrower’s receipt thereof.
Section 5.30    Performance of Obligations. The Borrower shall timely and fully comply with and perform in all material respects its obligations under the Collateral Loans and other Collateral in accordance with the terms thereof, except to the extent that failure to do so could not reasonably be expected to impair the value or collectability of such Collateral Loans or other Collateral.
Section 5.31    Limitation on Dividends. The Borrower will not declare or make any direct or indirect distribution, dividend or other payment to any person on account of any Subordinated Term Loans, any Equity Interests in, or ownership of any similar interests or securities of the Borrower, except for (i) payments made under the Subordinated Term Loans pursuant to Sections 6.4 and 9.1 and (ii) the proceeds of Loans used to acquire Collateral Loans on or prior to the Closing Date that were contributed to the Borrower by the Subordinated Term Lender.
Section 5.32    Credit Estimates.
(a)    If at any time a Collateral Loan does not have a public S&P Rating, then the Borrower shall, within 60 days after the acquisition of such Collateral Loan, apply for an S&P Credit Estimate and submit such Required S&P Credit Estimate Information as is required by S&P (and promptly notify the Agents of such application).

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(b)    For each Collateral Loan with an S&P Credit Estimate, the Borrower shall submit such Required S&P Credit Estimate Information as is required by S&P to renew such S&P Credit Estimate within the 12-month period following receipt of the most recent S&P Credit Estimate for such Collateral Loan. Upon the occurrence of a Material Modification to any Collateral Loan that has an S&P Rating based on a Credit Estimate, the Borrower shall notify S&P of such Material Modification and shall submit such Required S&P Credit Estimate Information as is required by S&P to review such S&P Credit Estimate.
Section 5.33    [Reserved].
Section 5.34    Amendment to Loan Documents. The Borrower shall not amend any of the Loan Documents except pursuant to the applicable terms thereof and Section 12.5 of this Agreement.
Section 5.35    Transactions with Affiliates. The Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless (i) such transaction is effected in accordance with the requirements of the Collateral Management Agreement on terms and conditions no less favorable to the Borrower than the terms it would obtain in a comparable transaction with a non-Affiliate, (ii) such transaction is effected in accordance with all applicable laws, (iii) such transaction is conducted in an arm’s length transaction in the ordinary course of business, (iv) any acquisition or sale of a Collateral Loan to or from the Collateral Manager, any of its Affiliates or any client for whom the Collateral Manager or any of its Affiliates serve as investment advisor shall be for a price equal to the fair market value and, in the case of a transfer from the Borrower, shall comply with the Affiliate Transfer Limit and (v) all purchases of Collateral Loans from any Affiliate of the Borrower (including, for avoidance of doubt, the Transferor) will be pursuant to and in accordance with the Loan Sale Agreement or another agreement with the Borrower and such Affiliate on substantially similar terms to the Loan Sale Agreement with respect to which a true sale opinion of Winston Taylor LLP or another firm of nationally recognized standing has been delivered to the Administrative Agent. The Borrower shall ensure that all sales of Collateral Loans to any Affiliate of the Borrower, the Collateral Manager or the Transferor will be pursuant to and in accordance with Section 10.1(a)(vii) (including the Repurchase and Substitution Limits). The Borrower shall take actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Winston Taylor LLP, as counsel to the Borrower, issued in connection with the issue of true sale of the Collateral Loans.
Section 5.36    Reports by Independent Accountants.
(a)    On or after the Closing Date, the Borrower (or the Collateral Manager on behalf of the Borrower) shall select one or more nationally recognized firms of independent certified public accountants for purposes of performing agreed-upon procedures required by this Agreement, which may be the firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. The Borrower may remove any firm of independent certified public accountants at any time. Upon any resignation by such firm or removal of such firm by the Borrower, the Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly appoint a successor thereto that shall also be a nationally

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recognized firm of independent certified public accountants, which may be a firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. If the Borrower shall fail to appoint a successor to a firm of independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Agents and the Collateral Manager of such failure in writing. If the Borrower shall not have appointed a successor within ten days thereafter, the Collateral Manager shall appoint a successor firm of independent certified public accountants of nationally recognized reputation. The fees of such firm of independent certified public accountants and its successor shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement. In the event such firm requires the Collateral Agent and/or the Collateral Administrator to agree (whether in writing or otherwise) to the procedures performed by such firm, the Borrower hereby directs the Collateral Agent and/or the Collateral Administrator to so agree and directs the Collateral Agent and/or the Collateral Administrator to execute a specified user agreement, access letter or agreement of similar import requested by such accountants, which may include among other things, (i) acknowledgement that the Borrower has agreed that the procedures to be performed by such accountants are sufficient for the Borrower’s purposes, (ii) releases by the Collateral Agent (on behalf of itself and the Lenders and Administrative Agent) and/or the Collateral Administrator of claims against the firm and acknowledgement of other limitations of liability in favor of the firm and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm (including to the Lenders and Administrative Agent). It is understood and agreed that the Collateral Agent and/or the Collateral Administrator will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower. Neither the Collateral Agent nor the Collateral Administrator shall have any responsibility to the Borrower or any Secured Party hereunder to make any inquiry or investigation as to, and shall have no obligation, liability or responsibility in respect of, the terms of any engagement of any such firm, or the validity or correctness of such procedures or content of such letter (including without limitation with respect to the sufficiency thereof for any purpose), any report or instruction (or other information or documents) prepared or delivered by any such accountants pursuant to any such engagement. In no event shall the Collateral Agent or the Collateral Administrator be required to execute any agreement in respect of the accountants that it reasonably determines adversely affects it. For the avoidance of doubt, any costs, fees or expenses incurred by the Collateral Agent or the Collateral Administrator in connection with this Section 5.36(a) shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement.
(b)    On or before the date that is 120 days following the end of each fiscal year of the Borrower, or the last Business Day immediately preceding such date if such date is not a Business Day, commencing with the fiscal year ending in 2027, the Borrower shall cause to be delivered to the Collateral Agent and the Collateral Administrator an agreed-upon procedures report from a firm of independent certified public accountants appointed pursuant to clause (a) above for each Payment Date Report received since the last statement (i) indicating that the calculations within those Payment Date Reports have been recalculated and compared to the information provided by the Borrower in accordance with the applicable provisions of this

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Agreement and (ii) listing the Aggregate Principal Balance of the Collateral Loans securing the Loans as of the immediately preceding Measurement Dates; provided that in the event of a conflict between such firm of independent certified public accountants and the Borrower with respect to any matter in this Section 5.36, the determination by such firm of independent public accountants shall be conclusive; provided further that, if there is any inconsistency between the calculations of the Borrower and the calculations of the firm of independent certified public accountants, the Borrower shall promptly notify the Agents, the Subordinated Term Lenders and the Lenders and describe such inconsistency in reasonable detail. Notwithstanding anything to the contrary herein, if the Custodian, Administrative Agent, the Collateral Administrator or Collateral Agent fail within 75 days following the end of each fiscal year of the Borrower to execute any documentation required by the independent certified public accountants selected by the Borrower prior to the delivery of any report contemplated by this Section 5.36(b), then (so long as such request to execute the required documentation is provided to the Custodian, Administrative Agent, the Collateral Administrator or Collateral Agent within a reasonable period following the end of such fiscal year) the Borrower shall have no obligation to furnish any report covering such fiscal year pursuant to this Section 5.36(b). Notwithstanding anything to the contrary, no agreed-upon procedures report under this clause (b) shall be required to be delivered if the marketing for the CLO Transaction has commenced or the Administrative Agent consents (which may be in the form of an email).
Section 5.37    Tax Matters as to the Borrower.
(a)    The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt and the Subordinated Term Loans as equity, in each case, for U.S. federal income tax purposes and will take no contrary position unless otherwise required by an applicable Governmental Authority.
(b)    The Borrower shall not elect to be classified as other than a disregarded entity for U.S. federal income tax purposes and shall not take any action that would cause it to be classified as other than a disregarded entity for U.S. federal income tax purposes.
(c)    The regarded tax owner of the Borrower will deliver an IRS Form W-9, or applicable successor form, to each issuer, counterparty, and paying agent, as necessary to permit the regarded tax owner of the Borrower to receive payments without U.S. withholding tax.
(d)    No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages (or interests therein) as determined for purposes of Section 7701(i) of the Code unless the Borrower has received Tax Advice to the effect that the ownership of such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.
Section 5.38    Assignment of Subordinated Term Loans. The Borrower shall not recognize the assignment or joinder of any Subordinated Term Lenders to a lender that has not entered into an Assignment and Assumption Agreement or Joinder Agreement in substantially the form of Exhibit B hereto and an ERISA Certificate in substantially the form of Exhibit G hereto, by a Subordinated Term Lender, an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable) and will treat any purported assignment of any Subordinated Term Lenders in violation of this requirement as null and void. The Borrower

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shall not recognize the assignment of any Subordinated Term Loan to any person if such assignment is to a Benefit Plan Investor or Person subject to Similar Law or results in the occurrence of any Prohibited Transaction, and any purported assignment of any Subordinated Term Loan in violation of this requirement shall be treated as null and void.
ARTICLE VI

EVENTS OF DEFAULT
Section 6.1    Events of Default. The term “Event of Default” shall mean any of the events set forth in this Section 6.1:
(a)    a default in the payment, when due and payable, of any interest, fees, costs, expenses, indemnities or other amounts (other than principal) due on any Class A Loans or any related obligations in respect thereof; provided that in the case of a failure to pay due to an administrative error or omission by the Collateral Agent, such failure continues for three Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided written notice of such failure to the Borrower;
(b)    a default in the payment of any principal due on any Loans when such principal becomes due and payable; provided that in the case of a failure to pay due to an administrative error or omission by the Collateral Agent, such failure continues for three Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided written notice of such failure to the Borrower;
(c)    the failure on any Quarterly Payment Date to disburse amounts available in the Payment Account or Collection Account in excess of U.S.$10,000 in accordance with the Priority of Payments and continuation of such failure for a period of three Business Days or, in the case of a failure to disburse due to an administrative error or omission by any Agent, such failure continues for three Business Days after such Agent, as applicable, receives written notice or has actual knowledge of such administrative error or omission and has provided written notice of such failure to the Borrower;
(d)    the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;
(e)    the occurrence of any one or more of the following:
(i)    failure of any representation or warranty in Section 4.9 to be correct when made, or
(ii)    a default in the performance, or breach, of any covenant contained in Section 5.1(b), 5.10, 5.11, 5.12, 5.13, 5.16, 5.18 or 5.19; or
(iii)    (x) a default in the performance, or breach, of any other covenant, warranty or other agreement of the Borrower under this Agreement or any other Loan Document to which it is a party and such default would reasonably be expected to have a Material Adverse Effect (as determined in good faith and on a commercially reasonable basis by the Lenders) with respect to the Borrower or (y) the failure of any representation or warranty of the Borrower made in this Agreement, any other Loan Document or in any related certificate or other writing

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delivered pursuant hereto or thereto or in connection herewith or therewith to be correct when made and such failure would reasonably be expected to have a Material Adverse Effect (as determined in good faith and on a commercially reasonable basis by the Lenders) with respect to the Borrower (other than a covenant, representation, warranty or other agreement or a portion thereof a default in the performance or breach or failure of which is otherwise specifically dealt with in this Section 6.1, it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test, Coverage Test (except as provided in clause (h) below) or Maximum Advance Rate Test is not an Event of Default), and such default, breach or failure either (A) is not susceptible of cure or (B) continues for a period of 30 days following the written notice to the Borrower or the date on which an Authorized Officer of the Borrower or the Collateral Manager obtains knowledge of such default;
(f)    the entry of a decree or order by a court of competent jurisdiction (i) adjudging the Borrower as bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the Bankruptcy Code or any other applicable law, (iii) appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its respective properties or (iv) ordering the winding up or liquidation of the affairs of the Borrower and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days;
(g)    the institution by the Borrower of proceedings for the Borrower to be adjudicated as bankrupt or insolvent, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Borrower in furtherance of any such action;
(h)    the Class A Overcollateralization Ratio is less than 125% as of any Measurement Date and the continuation thereof for three (3) consecutive Business Days thereafter (or, if the Subordinated Term Lenders inform the Borrower in writing that it intends to make additional Subordinated Term Loans to cure such failure, five (5) (instead of three (3)) consecutive Business Days thereafter);
(i)    any Lien on any Collateral created pursuant to the Loan Documents shall, at any time after delivery of the respective Loan Documents, cease to be fully valid and perfected as a first priority Lien subject only to Permitted Liens and releases of Collateral permitted hereunder (other than directly due to the action of the Lenders or the Agents);
(j)    any of the Loan Documents ceases to be in full force and effect, other than in accordance with its terms;

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(k)    one or more final, non-appealable judgments or decrees shall be entered against the Borrower involving in the aggregate a liability of $500,000 or more (in excess of the amounts paid or fully covered by insurance) and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 30 days from the entry thereof;
(l)    the occurrence of a Change in Control;
(m)    the occurrence of a Collateral Manager Termination Event;
(n)    the occurrence of an Equity Funding Event;
(o)    any representation or warranty made or deemed made by or on behalf of any Subordinated Term Lender in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, fails to have been correct, and such failure would reasonably be expected to have a Material Adverse Effect (as determined in good faith and on a commercially reasonable basis by the Lenders) with respect to the Borrower, when made or deemed made and such failure either (A) is not susceptible of cure or (B) continues for a period of fifteen (15) Business Days following the written notice to the Borrower or applicable Subordinated Term Lender or the date on which an Authorized Officer of the Borrower or applicable Subordinated Term Lender obtains knowledge of such default; or
(p)    any Subordinated Term Lenders shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document, including the making of the Subordinated Term Loans to the Borrower pursuant to Section 2.2 at the time directed by the Administrative Agent, and such failure is either (A) not susceptible of cure or (B) continues for a period of ten (10) Business Days following the written notice to the applicable Subordinated Term Lender or the date on which an Authorized Officer of the applicable Subordinated Term Lender obtains knowledge of such default.
Upon the occurrence of an Event of Default, the Borrower shall promptly notify the Agents, the Collateral Manager, the Lenders and the Subordinated Term Lenders in writing (which notice shall refer to this Agreement and state that such notice is a notice of Default).
Section 6.2    Remedies. If an Event of Default shall have occurred and be continuing, the Controlling Parties or the Administrative Agent (acting at the direction of the Controlling Parties) may exercise (or direct the Collateral Agent in the exercise of) the rights, privileges and remedies set forth in this Section 6.2.
(a)    Upon the occurrence and during the continuance of any Event of Default, each of the following actions shall require the prior written approval by the Controlling Parties, whether or not approved by the Borrower’s designated manager or other persons performing similar functions: (i) issuance of any commitment to make, and the acquisition (other than pursuant to commitments then in effect) of, any Collateral Loan or other loan or security constituting any Collateral or any interest therein, (ii) any amendment, modification, or waiver of, or any consent to departure from, any term or provision of any Collateral Loan or other loan or security constituting any Collateral, (iii) any release of any collateral for, or guarantor of or other credit support provider for, any Collateral Loan or other loan or security constituting any Collateral, except upon payment in full of such Collateral Loan or other loan or security or any

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subordination or limitation of recourse with respect thereto and except as otherwise required pursuant to the terms of the Related Contracts, (iv) any sale, purchase, assignment or participation in respect of any Collateral Loan or other loan or security constituting any Collateral (other than pursuant to commitments then in effect or in the case of a sale or assignment upon payment in full of such Collateral Loan or other loan or security) and (v) any determination to exercise, or not to exercise, remedies in respect of a Collateral Loan or other loan or security constituting any Collateral following a default or event of default thereunder.
(b)    Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Loan Documents, including Section 6.3, and the rights and remedies of a secured party under applicable law, including the UCC, the Administrative Agent or the Controlling Parties, by notice to the Borrower and the Subordinated Term Lenders, may (i) terminate the Reinvestment Period, (ii) declare the Commitments to be terminated forthwith and (iii) declare the principal of and the accrued interest on the Loans and the Notes and all other amounts whatsoever payable by the Borrower hereunder (including any amounts payable under Section 2.9) to be forthwith due and payable (such declaration under clause (ii) or (iii), an “Acceleration Event”), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of any Event of Default described in clause (f) or (g) of Section 6.1, the Commitments shall automatically terminate and the Loans and all such other amounts shall automatically become due and payable, without any further action by any party.
(c)    Upon the occurrence and during the continuance of an Event of Default, the Controlling Parties or the Administrative Agent (acting at the direction of the Controlling Parties) will have the right to take any other remedies set forth in Section 6.3(b) below or other remedies permitted by law.
Section 6.3    Additional Collateral Provisions.
(a)    Release of Security Interest. If and only if all Obligations under the Loans have been paid in full and all Commitments have been terminated, the Secured Parties shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale, substitution or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, on the date of any such sale, substitution or other disposition, the Collateral Agent, on behalf of the Secured Parties, shall automatically and without further action be deemed to and hereby does terminate and release the Secured Parties’ security interest in such Collateral and the Secured Parties shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VI in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.
(b)    Additional Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties), acting at the direction of the Controlling Parties, shall have all of the rights and remedies of a secured party under the UCC and other applicable law. Upon

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the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the direction of the Controlling Parties, to the extent permitted by applicable law (including the UCC) and notwithstanding anything in the Loan Documents to the contrary, (i) instruct the Borrower to deliver any or all of the Collateral, the Related Contracts and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) if the Loans have been accelerated in accordance with this Agreement, sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (iii) take control of the proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Contracts, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Contracts; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) subject to Section 12.16, make copies of or, if necessary, remove from the Borrower’s and its agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.
The Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement other than at the express direction of the Controlling Parties; provided that the Collateral Agent shall not be required to take any such action at the direction of the Controlling Parties, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any applicable law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto).
The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent (acting at the direction of the Controlling Parties or acting directly or through the Administrative Agent) or the Controlling Parties, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 6.3(b) the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, for the benefit of the Secured Parties, but at the cost and expense of the Borrower and, except as permitted by applicable law, without notice to the Borrower.

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All reasonable and documented sums paid or advanced by the Collateral Agent in connection with the foregoing and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of counsel, agents and experts) incurred in connection therewith, together with interest thereon at the Post-Default Rate for the Loans from the date of demand of repayment by the Collateral Agent until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.
Without the prior written consent of the Controlling Parties, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.
Notwithstanding any other provision of this Article VI, in connection with the sale of the Collateral following an acceleration of the Obligations or following delivery by the Administrative Agent of a notice of removal of the Collateral Manager upon the occurrence of a Collateral Manager Termination Event, the Collateral Manager (or any of its Affiliates) shall have the right (which right, for avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to purchase all of the Collateral Loans in the Collateral within two Business Days of its receipt of notice of such acceleration or removal by paying to the Collateral Agent in immediately available funds an amount equal to the outstanding Obligations and, without duplication, all unpaid Administrative Expenses; provided that such purchase shall settle within 15 days of the date such notice of acceleration is received, otherwise such purchase shall not be permitted. Notwithstanding the foregoing purchase rights, if the Collateral Agent or the Controlling Parties propose to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Collateral Manager (or any of its Affiliates) and the Lenders shall have the right to offer bids to acquire all or any portion of the Collateral sold at such sale. To the extent the Administrative Agent (at the direction of the Controlling Parties) elects to sell any or all Collateral Loans at such public or private sale and subject to the foregoing purchase rights, such Collateral Loans or any parcel thereof shall be sold to the party offering the highest bid in immediately available funds.
In determining whether the condition specified in clause (i) of the preceding paragraph exists, the Controlling Parties shall use reasonable efforts to obtain bid prices with respect to each Collateral Loan or group of Collateral Loans from two nationally recognized dealers with substantial experience buying and selling such collateral and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Collateral Loan or group of Collateral Loans. In the event that the Controlling Parties are only able to obtain bid prices with respect to the applicable Collateral Loans from one nationally recognized dealer at the time of making a market in such assets, the Controlling Parties shall compute the anticipated proceeds of sale or liquidation on the basis of such one bid price for such Collateral Loans or group of Collateral Loans. In addition, for the purposes of obtaining bid prices as provided for in this Section 6.3(b) and/or determining issues relating to the execution of a sale or liquidation of the Collateral Loans and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in the preceding paragraph exists, the Controlling Parties may retain and rely on an opinion or advice of an

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independent investment banking firm of national reputation or other appropriate advisors (the reasonable cost of which shall be payable as an Administrative Expense).
(c)    Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.
(d)    Related Contracts.
(i)    The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Contracts, after the occurrence and during the continuance of an Event of Default, it shall (x) upon the written request of the Administrative Agent or (at the direction of the Controlling Parties) the Collateral Agent, promptly forward to such Agent all information and notices which it receives under or in connection with the Related Contracts relating to the Collateral, subject to applicable confidentiality requirements, and (y) upon the written request of the Administrative Agent or the Collateral Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Contracts relating to the Collateral only in accordance with the direction of such Agent; provided that if the Borrower receives conflicting requests pursuant to this subclause (y), it shall follow whichever request is evidenced to be derived from the direction of the Controlling Parties.
(ii)    The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Contracts relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.
(e)    Borrower Remains Liable.
(i)    Notwithstanding anything herein to the contrary, (x) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed and (y) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

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(ii)    No obligation or liability of the Borrower is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any Related Contract or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.
(f)    Protection of Collateral. The Borrower, or the Collateral Manager on behalf of and at the expense of the Borrower, shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Collateral Agent and the Lenders hereunder and to:
(i)    grant security more effectively on all or any portion of the Collateral;
(ii)    maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature (subject to Permitted Liens) of the lien or carry out more effectively the purposes hereof;
(iii)    perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);
(iv)    enforce any of the Collateral or other instruments or property included in the Collateral;
(v)    preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all Persons and parties; and
(vi)    pay or cause to be paid any and all material Taxes levied or assessed upon all or any part of the Collateral, except to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.
The Borrower hereby authorizes the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 6.3. Such authorization shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 6.3. The Borrower further authorizes the Administrative Agent’s United States counsel to file any UCC-1 or UCC-3 financing statements that may be required by the Agents in connection with this Agreement and the transactions contemplated hereby and describe “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder.

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Section 6.4    Application of Proceeds. Unless and until occurrence of an Acceleration Event, all proceeds received in respect of the Collateral will be applied in accordance with the Priority of Payments specified in Section 9.1(a). All proceeds received after an Acceleration Event will be applied to the Obligations in the following order of priority on each date or dates fixed by the Collateral Agent (at the direction of the Controlling Parties):
(a)    first, to the payment of taxes (other than Indemnified Taxes), registration and filing fees then due and owing by the Borrower; second, to the payment to the Collateral Agent for all due and unpaid Collateral Agent Fees and all other Administrative Expenses owing to the Collateral Agent, all amounts owing and payable hereunder to the Collateral Administrator, the Custodian and the Bank, as Securities Intermediary and Collateral Custodian (including, in each case, without limitation, indemnity payments and, for the avoidance of doubt, without regard to the Quarterly Cap); and third, to the payment to the Administrative Agent and/or the Structuring Agent for all due and unpaid Reinvestment Period Fees, Reinvestment Period Extension Fees, Administrative Agent Fees and all other Administrative Expenses owing to the Administrative Agent or the Structuring Agent (including, without limitation, indemnity payments);
(b)    to the payment of Administrative Expenses (other than those paid under clause (a) above), in the order of priority set forth in the definition of “Administrative Expenses”;
(c)    to the payment of all other amounts due to the Agents hereunder;
(d)    to the payment of all amounts due to the Interest Hedge Counterparties under all Interest Hedge Agreements (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);
(e)    unless waived by the Collateral Manager, which waiver shall be permanent and irrevocable, or voluntarily deferred by the Collateral Manager, to the payment to the Collateral Manager of all due and unpaid Collateral Management Fees (including any Collateral Management Fees deferred at the option of the Collateral Manager for any prior Due Period that the Collateral Manager has elected to have paid) in an amount not to exceed the accrued Senior Management Fees for one Due Period;
(f)    (1) first, to the payment to the Class A Lenders hereunder of all amounts due which constitute Increased Costs, Indemnified Taxes, Breakage Costs and all other amounts on and in respect of all Class A Loans; (2) second, to the payment to the Class A Lenders hereunder on a pro rata basis of all amounts due which constitute principal, interest (but excluding the additional interest payable at the Post-Default Rate) and Class A Non-Usage Fees; and (3) third, to the payment to the Class A Lenders hereunder on a pro rata basis of all interest payable at the Post-Default Rate (to the extent not paid in clause “second” above);
(g)    to the payment of all amounts due to any Interest Hedge Counterparty under all Interest Hedge Agreements to the extent not paid under clause (d) above;

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(h)    to the payment of all amounts due to the Collateral Manager for any due and unpaid Subordinated Management Fees plus any Collateral Management Fee Shortfall Amount; and
(i)    any remainder, to the Subordinated Term Lenders (on a pro rata basis).
If on any date that payments are made pursuant to this Section 6.4 the amount available to be paid pursuant to any of the foregoing clauses (a) through (h) is insufficient to make the full amount of the disbursements required pursuant to any such clause, such payments will be applied in the order and according to the priority set forth in clauses (a) through (h) above and (except as provided in subclauses “first”, “second” and “third” of clauses (a) and (f) above) ratably in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.
Section 6.5    Additional Subordinated Term Loans.
The Subordinated Term Lenders may, but shall have no obligation to, at any time or from time to time make additional Subordinated Term Loans to the Borrower for the purpose of (a) curing any Default or Event of Default (but no such making of additional Subordinated Term Loans shall cure any Event of Default without the consent of the Controlling Parties), (b) enabling the acquisition or sale of any Collateral Loan, (c) satisfying any Eligibility Criteria, or satisfying or improving any Coverage Test, Maximum Advance Rate Test or Collateral Quality Test, (d) paying fees and expenses incurred in connection with the structuring, consummation and closing of the transaction contemplated by this Agreement, (e) if so designated by the relevant Subordinated Term Lender, paying the acquisition costs of an Equity Security or any other loan or security as set forth herein, including exercising a warrant or right to acquire securities held in the Collateral or (f) for any other reason not prohibited hereunder. The proceeds of such additional Subordinated Term Loans shall be treated as Principal Proceeds or, with the consent of the Administrative Agent and the Collateral Manager, Interest Proceeds. Each Subordinated Term Lender making additional Subordinated Term Loans to the Borrower pursuant to this Section 6.5 shall provide notice to the Borrower and the Agent of any such purchase of additional Subordinated Term Loans. All such additional Subordinated Term Loans shall only be repaid to the applicable Subordinated Term Lender in accordance with the Priority of Payments.
In the event that, in accordance with the terms of this Section 6.5, the Subordinated Term Lender makes additional Subordinated Term Loans (or the principal amount thereof is increased) after the Closing Date, the Subordinated Term Lender shall provide notice in writing thereof to the Borrower, the Collateral Manager, the Agents and the Lenders.
ARTICLE VII

THE AGENTS
Section 7.1    Appointment and Authorization. Each Lender and each Subordinated Term Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent (and as are applicable to the appointing party) by the

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terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as provided herein, only the Agents (and not one or more of the Lenders or Subordinated Term Lenders) shall have the authority to deal directly with the Borrower under this Agreement and each Lender and each Subordinated Term Lender acknowledges that all notices, demands or requests from such Lender or such Subordinated Term Lender, as applicable, to the Borrower must be forwarded to the applicable Agent for delivery to the Borrower. Each Lender and each Subordinated Term Lender acknowledges that, except as provided herein, the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders or Subordinated Term Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder.
Section 7.2    Agents and Affiliates. The Agents shall each have the same rights and powers under this Agreement as the Lenders and the Subordinated Term Lenders, as applicable, and may each exercise or refrain from exercising the same as though it were not an Agent, and such Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not an Agent hereunder, and the term “Lender”, “Lenders” and “Subordinated Term Lender” may include Sumitomo Mitsui Banking Corporation, the Structuring Agent, the Bank and/or any Affiliate of Sumitomo Mitsui Banking Corporation, or the Bank in its individual capacity. The provisions in this Article VII with respect to the Agents shall apply only to the Agents acting in their capacities as such hereunder and not as Lenders or Subordinated Term Lenders.
Section 7.3    Actions by Agent. The obligations of the Agents hereunder are only those expressly set forth herein. No Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, any Subordinated Term Lender or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent. The provisions of this Article VII are solely for the benefit of the Agents, Lenders and the Subordinated Term Lenders (other than Sections 7.1 and 7.8, which are also for the benefit of the Borrower). In performing its functions and duties solely under this Agreement and other Loan Documents, each Agent shall act solely as the agent of the Lenders or the Subordinated Term Lenders (except pursuant to Section 12.6(f)) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders or the Subordinated Term Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.
Section 7.4    Delegation of Duties; Consultation with Experts. Each Agent and the Custodian may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent nor the Custodian shall be responsible for the actions or omissions of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent and the Custodian may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

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Section 7.5    Limitation of Liability of Agents.
(a)    No Agent nor any of its respective affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith: (x) under or in connection with the arrangement of the Loans by an Agent or any of their respective affiliates, directors, officers, agents or employees, (y) with the consent or at the request of the Controlling Parties or Majority Lenders of any Class or Classes (or, with respect to the Collateral Agent, Collateral Administrator, Custodian or Securities Intermediary, the Administrative Agent at the direction of the Controlling Parties or the Majority Lenders of any Class or Classes), as applicable, or (z) in the absence of its own gross negligence, fraud, reckless disregard, bad faith, criminal conduct or willful misconduct.
No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document or any other document furnished in connection herewith or therewith in accordance with a request of the Controlling Parties or the Majority Lenders of any Class or Classes (or, prior to the occurrence of the Loan Payoff Date, the Administrative Agent), as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Under no circumstances shall the Agents or their respective Affiliates be deemed liable for any special, indirect, incidental, punitive or consequential damages (including lost profits or diminution in value) even if such Agent or any of its respective Affiliates has been advised of the likelihood of such damages and regardless of the form of action.
(b)    The following additional provisions apply with respect to the Collateral Agent:
(i)    the Collateral Agent shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default until an Administrative Officer of the Collateral Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Default or Event of Default) thereof from the Borrower, the Collateral Manager, the Administrative Agent, a Lender or any other Person or an Authorized Officer of the Collateral Agent shall have obtained knowledge of such Event of Default;
(ii)    no provision of this Agreement or the other Loan Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have

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reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the reasonable and documented costs of performing its ordinary services under this Agreement shall not be deemed a “financial liability” for purposes hereof;
(iii)    if, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent (and the Administrative Agent shall request written instructions from the Controlling Parties) as to the course of action desired, and the Collateral Agent shall follow such direction and shall be entitled to conclusively rely thereon without any liability therefor. If the Collateral Agent does not receive such instructions within five Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions;
(iv)    the Collateral Agent shall be under no liability for interest on any funds received by it hereunder except income or other gain actually received (and not subsequently reinvested, withdrawn or distributed) by the Collateral Agent in Eligible Investments;
(v)    the Collateral Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, the unavailability of the Federal Reserve Bank wire or other wire or communication facility losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and
(vi)    without prejudice to the Collateral Agent’s duties under Article VI or any other provision of any Loan Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Collateral Loans or any other Collateral under any circumstances, including if payment is refused after due demand.
(c)    No Agent shall have any duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement or the other Loan Documents against any such Person. No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but shall not be limited to acts of god, strikes, lockouts, riots,

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acts of war, epidemics, fire, communication line failures, power failures, earthquakes or other disasters.
(d)    In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Borrower to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. Except as otherwise provided in Section 8.2(d) or Section 8.3, in the absence of a Borrower Order or, after an Event of Default, a direction from the Administrative Agent, all funds in any account held under this Agreement shall be held uninvested. Nothing in this Agreement shall be deemed to release the Bank from any liability it may have as an obligor under any Eligible Investment.
(e)    The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.
(f)    Without limiting the generality of any terms of this Section 7.5, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Subordinated Term Lenders, the Administrative Agent, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Loan Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(g)    The Collateral Agent shall not be under any obligation to (i) confirm or verify whether the conditions to the delivery of Collateral have been satisfied or to determine whether (A) a loan is a Collateral Loan or meets the criteria in the definition thereof or is otherwise eligible for purchase hereunder, (B) an investment is an Eligible Investment or meets the criteria in the definition thereof or is otherwise eligible for purchase hereunder or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with the grant by the Borrower to the Collateral Agent of any item constituting the Collateral or otherwise, or in that regard to examine any underlying documents, in order to determine compliance with the applicable requirements of and restrictions on transfer of a Collateral Loan or Eligible Investment.
(h)    In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including Anti-Money Laundering Laws (collectively, “Applicable Laws”), the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and

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documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Laws. The Collateral Agent may from time to time establish any additional accounts deemed necessary or desirable for convenience in administering the Collateral so long as each such account is at all times subject to a valid and perfected first priority lien in favor of the Collateral Agent, for the benefit of the Secured Parties.
(i)    The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Loan Document at the request or direction of the Controlling Parties or Majority Lenders of any Class or Classes, as applicable, or the Administrative Agent unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses (including the reasonable and documented fees and expenses of its attorneys and counsel), and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any Loan Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability unless it is provided an indemnity reasonably acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Loan Document unless and until directed by the Controlling Parties or the Majority Lenders of any Class or Classes, as applicable (or the Administrative Agent on their behalf).
(j)    The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties. The Collateral Agent may consult with legal counsel (including, without limitation, counsel for the Borrower or the Administrative Agent or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys. The Collateral Agent shall not be liable for the actions of omissions of the Administrative Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of the Administrative Agent with the terms or requirements of this Agreement, any Loan Document or any related document, or their duties thereunder. The Collateral Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive hereunder.
(k)    The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Loan Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver

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the other Loan Documents to which it is a party. Whether or not expressly stated in such Loan Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.
(l)    Except as expressly provided herein or in any other Loan Document, nothing herein shall be construed to impose an obligation on the part of the Collateral Agent to recalculate, evaluate or verify any report, certificate or information received by it from the Borrower, Collateral Manager, Lender, Subordinated Term Lender or Administrative Agent or to otherwise monitor the activities of the Borrower or Collateral Manager.
(m)    In the event that the Bank is also acting in the capacity of Custodian, Collateral Custodian, Collateral Administrator, paying agent or Securities Intermediary hereunder or under the other Loan Documents, the rights, protections, immunities and indemnities afforded the Collateral Agent pursuant to this Article VII shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, immunities and indemnities shall be in addition to any rights, protections, immunities and indemnities provided in the Loan Documents or any other documents to which the Bank in such capacity is a party.
(n)    The Collateral Agent shall not be charged with knowledge or notice of any matter unless actually known to an Administrative Officer of the Collateral Agent responsible for the administration of this Agreement, or unless and to the extent written notice of such matter is received by the Collateral Agent at its address in accordance with Section 12.1.
(o)    It is expressly acknowledged by the Borrower, the Collateral Manager and the Administrative Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.
(p)    Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting willful misfeasance or gross negligence. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Administrative Agent or another Person except to the extent that such untimeliness, inaccuracies or errors are caused by the Collateral Agent’s willful misfeasance or gross negligence. Except as provided in the preceding sentence,

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the Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Collateral Manager, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.
(q)    The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.
(r)    The Collateral Agent and the Collateral Administrator shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of SOFR, Daily Simple SOFR, Term SOFR, Alternate Base Rate, Benchmark (or other applicable interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as expressly provided herein), any Benchmark Transition Event or any amendment or change required to be made to the applicable interest rate, (ii) select, determine or designate SOFR, Daily Simple SOFR, Term SOFR, Alternate Base Rate, Benchmark or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.
(s)    The Collateral Agent and the Collateral Administrator shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of SOFR, Daily Simple SOFR, Term SOFR, Benchmark (or other applicable interest rate) and absence of a designated replacement interest rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent or any Lender, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.
(t)    The Collateral Agent shall have no obligation to act, suffer, or refrain from acting in accordance with the direction of any person or pursuant to any Loan Document if it believes that such compliance would cause it to violate any federal or state law, rule, regulation, order or other directive or any policy, including the implementation, interpretation or enforcement thereof, of any federal or state governmental entity.
Section 7.6    Indemnification.
Each Lender and each Subordinated Term Lender, ratably in accordance with its Percentage Share shall indemnify the Agents, their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including reasonable and documented fees and expenses of counsel, experts and agents), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence, fraud, reckless disregard, bad faith, criminal conduct or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees

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hereunder or thereunder, including the costs and expenses of (i) defending themselves (including reasonable and documented fees of counsel, agents and experts) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder or thereunder, whether brought by or involving the parties hereto or any third party, and (ii) enforcing its rights hereunder.
Each Lender and each Subordinated Term Lender hereby waives any and all claims against the Agents or any of their respective Affiliates for any action taken or omitted to be taken by Agents or any of their respective Affiliates under or in connection with the arrangement of the Loans by such Agent or any of its respective Affiliates, except, for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).
Each party acknowledges that none of the Agents or any of its respective Affiliates makes any warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Credit Agreement.
Each Lender and each Subordinated Term Lender hereby agrees not to settle any action or proceeding relating to this Agreement or the Loans or any action or proceeding in which any Agent or any of its respective Affiliates could suffer any losses or liabilities without such Agent’s prior written approval unless such settlement (a) includes an unconditional release of such Agent or any of its respective Affiliates in form and substance reasonably satisfactory to it from all liability or claims that are the subject matter of such proceeding, (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Agent or any of its respective Affiliates, (c) imposes no obligations or restrictions on such Agent or any of its respective Affiliates and (d) includes customary confidentiality and non-disparagement agreements.
Each Lender and each Subordinated Term Lender hereby agrees that any Agent or any of its respective Affiliates may, without notice to you or your prior consent, settle any action or proceeding without prejudice to or otherwise affecting your indemnification obligations under this Agreement so long as such settlement (a) includes an unconditional release of the applicable Lender or Subordinated Term Lender or any of their respective Affiliates in form and substance reasonably satisfactory to it from all liability or claims that are the subject matter of such proceeding, (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the applicable Lender or Subordinated Term Lender or any of their respective Affiliates, (c) imposes no obligations or restrictions on the applicable Lender or Subordinated Term Lender or any of their respective Affiliates and (d) includes customary confidentiality and non-disparagement agreements.
Section 7.7    Credit Decision; Reliance.
Each Lender and each Subordinated Term Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or other Subordinated Term Lender, as applicable, or any of their respective affiliates, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

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Each Lender and each Subordinated Term Lender acknowledges that no act by the Agents or their respective affiliates hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Collateral Manager or any of their respective Affiliates or review or approval of any of the Collateral, as applicable, shall be deemed to constitute any representation or warranty by the Agents or any of its respective Affiliates to any Lender or any Subordinated Term Lender as to any matter, including whether such Agents or any of its respective Affiliates has disclosed material information in its possession.
Each Lender and each Subordinated Term Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender or any other Subordinated Term Lender, as applicable, or their respective affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or in connection therewith.
The Agents and their respective affiliates shall not have any duty or responsibility to provide any Lender or any Subordinated Term Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates other than in connection with their acting as Agents under this Agreement and the other Loan Documents.
Section 7.8    Successor Agent. Any Agent may resign at any time by giving at least 30 days’ prior written notice thereof to the Lenders, the Subordinated Term Lenders, the Borrower and the Collateral Manager; provided that any such resignation by any Agent shall not be effective until a successor agent shall have been appointed and approved in accordance with this Section 7.8. Upon receipt of any such notice, the Controlling Parties shall have the right to appoint a successor Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Agent shall have (x) been so appointed by the Controlling Parties, (y) been approved by the Borrower, or (z) accepted such appointment, within 30 days after the notice of resignation or removal thereof, then the retiring Agent may (i) petition a court of competent jurisdiction to appoint a successor Agent or (ii) appoint a successor Agent or successor, which such successor Agent shall (x) be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof, (y) have a combined capital and surplus of at least $50,000,000 and (z) if applicable, be an Eligible Institution. Upon the acceptance of its appointment as such Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder, and the successor Agent shall provide written notice of such appointment to the Lenders, the Subordinated Term Lenders and the Collateral Manager. In addition, upon the affirmative vote of the Controlling Parties exercising good faith that an Agent has acted with gross negligence or committed an act of willful misconduct or failed to act as required due to gross negligence or willful misconduct in its capacity as agent for the Lenders, the Controlling Parties may immediately remove such Person; provided that in the case of the removal of an Agent (i) a Lender hereunder agrees to serve as Agent and (ii) the Borrower has consented to such Lender serving as Agent (which consent shall not be unreasonably withheld or delayed) until a successor Agent shall be appointed pursuant to the terms of this Section 7.8. For

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the avoidance of doubt, any retiring Agent or the retiring Custodian shall continue to receive the fees and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement, the other Loan Documents or any applicable fee letter until a successor Agent or Custodian, as applicable, has been appointed and has agreed to act as an Agent or Custodian, as applicable, hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent. With respect to any Person (i) into which an Agent or may be merged or consolidated, (ii) that may result from any merger or consolidation to which an Agent shall be a party or (iii) with respect to the Agents (other than the Administrative Agent) that may succeed to the corporate trust business and assets of any of such Agents substantially as a whole, shall be the successor to such Agent under this Agreement without further act of any of the parties to this Agreement.
Section 7.9    Loan Payoff Date. Until the occurrence of the Loan Payoff Date, the Administrative Agent shall be entitled to provide any directions, consents or instructions hereunder on behalf of the Controlling Parties, and the Collateral Agent is hereby authorized to accept any such direction, consent or instruction from the Administrative Agent on the Controlling Parties behalf. The Administrative Agent shall give prompt written notice to the Collateral Agent of the occurrence of the Loan Payoff Date.
Section 7.10    Collateral Agent Fees. As compensation for its activities hereunder and under the other Loan Documents, each of the Collateral Agent, the Collateral Administrator, the Custodian, the Collateral Custodian and the Securities Intermediary shall be entitled to the Collateral Agent Fee (if applicable) and such other fees, expenses and indemnities as set forth in the fee letter and any other accrued and unpaid expenses (including fees, costs and expenses of agents, experts and counsel) and indemnity amounts payable by the Borrower or the Collateral Manager, or both but without duplication, to such Agent under the Loan Documents (including, without limitation, indemnification amounts hereunder).
ARTICLE VIII

ACCOUNTS AND COLLATERAL
Section 8.1    Collection of Money.
(a)    Except as otherwise expressly provided herein, the Collateral Agent (for the benefit of the Secured Parties) may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all payments or any other amounts due on the Collateral Loans and Eligible Investments, in accordance with the terms and conditions of such Collateral Loans and Eligible Investments. The Collateral Agent shall segregate and hold all such Money and property received by it for the benefit of the Secured Parties and shall apply it as provided in this Agreement.
(b)    All payments on the Collateral Loans and other Collateral shall be made directly to the Collateral Agent (at a bank in the United States), will be held in the Collection Account, and will be divided into Interest Proceeds (including Fee Proceeds) and Principal

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Proceeds. Such amounts shall be applied in accordance with the Priority of Payments and the terms of this Agreement.
(c)    The Borrower (or the Collateral Manager on behalf of the Borrower) will provide the Administrative Agent and the Collateral Agent with a copy of each agreement under which the Borrower sells any interest in a Collateral Loan pursuant to Section 10.1. Upon receipt of written certification by the Borrower or the Collateral Manager (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Loans) to the effect that specified amounts received by the Collateral Agent from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of such a participation or assignment agreement to be paid by the Borrower to the purchaser of a participation interest sold by the Borrower or assignee of the Borrower, as the case may be, the Collateral Agent will disburse such amounts, as directed in such certificate. The Collateral Agent shall make such disbursements in accordance with such directions and shall have no obligation to monitor or verify the terms of any such arrangement.
(d)    The parties to the transactions contemplated by this Agreement intend that each of the Covered Accounts shall be “securities accounts” under Section 8-501(a) of the UCC of Borrower subject to the Lien of the Collateral Agent and all Cash deposited in the Covered Accounts shall be capable of being invested at the direction of the Borrower or the Collateral Manager on behalf of the Borrower; provided that the Borrower (or the Collateral Manager of behalf of the Borrower) shall only direct the investment of available Cash in Eligible Investments or Obligations in accordance with the terms of this Agreement. The Securities Intermediary shall comply with entitlement orders originated by the Borrower (or the Collateral Manager on behalf of the Borrower) or the Collateral Agent without the further consent of any other person or entity; provided that if the Collateral Agent notifies the Securities Intermediary that the Collateral Agent shall exercise exclusive control over the Covered Accounts, the Securities Intermediary shall cease complying with entitlement orders or other directions relating to the Covered Accounts (or any financial assets or other funds or property credited to or held, deposited, or carried in the Covered Accounts) originated by the Borrower or any other Person or entity other than the Collateral Agent. For the avoidance of doubt, (i) the Collateral Agent shall not seek to exercise exclusive control over the Covered Accounts at any time until it has been directed to do so by the Administrative Agent or the Controlling Parties and (ii) the Administrative Agent and the Lenders shall not seek to direct the Collateral Agent to exercise exclusive control over the Covered Accounts at any time prior to the occurrence and continuance of an Event of Default. The immediately preceding sentence is an agreement as between the Collateral Agent and the Borrower alone and does not constitute an agreement of the Custodian or the Securities Intermediary.
(e)    The Securities Intermediary hereby agrees, with the Collateral Agent that (i) each of the Covered Accounts shall be “securities accounts” under Section 8-501(a) of the UCC of Borrower subject to the Lien of the Collateral Agent and all Cash deposited in the Covered Accounts shall be capable of being invested at the direction of the Borrower or the Collateral Manager on behalf of the Borrower; provided that the Borrower (or the Collateral Manager of behalf of the Borrower) shall only direct the investment of available Cash in Eligible Investments or Obligations in accordance with the terms of this Agreement, (ii) all property credited to the Covered Accounts shall be treated as a “financial asset” for purposes of the UCC, (iii) the Securities Intermediary shall treat the Collateral Agent as entitled to exercise the rights

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that comprise each financial asset credited to the Covered Accounts subject to the rights of the Borrower specified herein, (iv) except as expressly provided in the Account Control Agreement, the Securities Intermediary shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent or the Borrower (or the Collateral Manager on behalf of the Borrower), (v) the Covered Accounts and all property credited to the Covered Accounts shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds or as otherwise expressly provided in the Account Control Agreement, (vi) regardless of any provision in any other agreement, for purposes of the UCC and for purposes of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), with respect to each Covered Account, New York shall be deemed to be the Custodian’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention, and (vii) any agreement between the Custodian and the Collateral Agent with respect to the Covered Accounts shall be governed by the laws of the State of New York. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively, “Loan Assets”) may be acquired and delivered by the Borrower to the Securities Intermediary or Custodian from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Collateral Custodian (with a copy to the Securities Intermediary or Custodian) of a facsimile or electronic copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower and (c) any duty on the part of the Collateral Custodian with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Collateral Custodian in the physical custody of any such Loan Assignment Agreement that may be delivered to it; provided that the Collateral Custodian shall maintain such Loan Assignment Agreements as required by this Agreement; provided, further, the Collateral Custodian shall be deemed to have exercised reasonable care with respect to the custody, safekeeping and physical preservation of the Loan Assets in its possession, under Section 9-207 of the UCC or otherwise, to the extent of any action taken at the direction of the Administrative Agent or the Controlling Parties with respect to the Loan Assets. It is acknowledged and agreed that neither the Collateral Custodian, the Custodian, the Collateral Agent nor the Securities Intermediary is under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof), or for the Borrower’s title to any related Loan Asset.
(f)    Each Covered Account shall be established by the Securities Intermediary and all assets credited to each Covered Account shall be deposited with an Eligible Institution; provided that if such institution’s rating falls below any such rating threshold, the assets held in

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such account shall be moved within 30 calendar days to another institution that satisfies the definition of Eligible Institution; provided further that, for the avoidance of doubt, Computershare Trust Company, N.A., in its capacity as Securities Intermediary under the Account Control Agreement, need not satisfy the definition of Eligible Institution so long as all funds credited to the Covered Accounts are deposited with and held by an Eligible Institution.
Section 8.2    Collection Account.
(a)    The Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Collection Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit (i) any amount received under any Interest Hedge Agreement, (ii) all proceeds received from the disposition of any Collateral (unless, during the Reinvestment Period, simultaneously reinvested in Collateral Loans, subject to Article X, or in Eligible Investments or to prepay the Loans in accordance with Section 2.7) and (iii) all Interest Proceeds (including all Fee Proceeds) and all Principal Proceeds. All Money deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1. Notwithstanding the foregoing, the Collateral Agent is hereby authorized to establish one or more subaccounts of the Collection Account, one of which shall be designated the “Interest Collection Account” for the purpose of holding any Interest Proceeds and the other the “Principal Collection Account” for the purpose of holding any Principal Proceeds and which together will comprise the “Collection Account” for all purposes of this Agreement and the Account Control Agreement.
(b)    All distributions and any net proceeds from the sale or disposition of Pledged Collateral or any Interest Hedge Agreement or other collateral received by the Collateral Agent shall, subject to the parenthetical in Section 8.2(a)(ii), be immediately deposited into the Collection Account. Subject to Sections 8.2(d) and 8.2(e), all such property, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 8.2. (i) So long as no Event of Default has occurred and is continuing, by Borrower Order (which may be in the form of standing instructions), the Borrower (or the Collateral Manager on behalf of the Borrower) shall and (ii) after the occurrence and during the continuation of an Event of Default, the Administrative Agent (at the direction of the Controlling Parties) shall direct the Collateral Agent to, and, upon receipt of such Borrower Order or direction, as applicable, the Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Quarterly Payment Date (provided that Eligible Investments issued by the Bank in its capacity as

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a banking institution may mature on such Quarterly Payment Date). So long as no Event of Default has occurred and is continuing, the Collateral Agent, within one Business Day after receipt of any distribution or other proceeds which are not Cash, shall so notify the Borrower and the Borrower shall, within six months of receipt of such notice from the Collateral Agent, sell such distribution or other proceeds for Cash (in accordance with the requirements set forth herein and in the Collateral Management Agreement) to any Person (including an Affiliate of the Borrower) and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 8.2; provided that the Borrower need not sell such distributions or other proceeds if it delivers a certificate of an Authorized Officer to the Administrative Agent certifying that such distributions or other proceeds constitute Collateral Loans or Eligible Investments or securities subject to transfer restrictions that do not permit such sale.
(c)    The Borrower (or the Collateral Manager on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account on any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the Required Amount.
(d)    During the Reinvestment Period, the Borrower (or the Collateral Manager on behalf of the Borrower) may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, (i) withdraw funds on deposit in the Collection Account representing Principal Proceeds and reinvest such funds in Collateral Loans as permitted under and in accordance with the requirements of Article X and such Borrower Order and (ii) apply Principal Proceeds to make a prepayment of the Loans in accordance with Section 2.7.
(e)    After the Reinvestment Period, the Borrower (or the Collateral Manager on behalf of the Borrower) may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall apply Principal Proceeds received by the Borrower (before or after the end of the Reinvestment Period) towards (A) the acquisition of Collateral Loans, (B) the payment or funding of Unfunded Amounts or (C) the funding of the Future Funding Reserve Account on any Business Day (in an amount not exceeding the Required Amount), in each case pursuant to commitments entered into by the Borrower prior to the end of the Reinvestment Period.
(f)    By Borrower Order, the Borrower (or the Collateral Manager on behalf of the Borrower) may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, pay from time to time on dates other than Quarterly Payment Dates from Interest Proceeds on deposit in the Collection Account, Administrative Expenses (which shall be payable in the order specified in the definition thereof); provided that the aggregate amount of Administrative Expenses paid in any Due Period (excluding Administrative Expenses paid on Quarterly Payment Dates pursuant to the Priority of Payments) shall not exceed the Retained Expense Amount determined on the immediately prior Quarterly Payment Date plus, without duplication, the Quarterly Cap applicable on the next Quarterly Payment Date; provided further that, the Collateral Manager, may, in its discretion, designate any portion of the Retained Expense Amount on deposit in the Collection Account as Interest Proceeds.
(g)    The Collateral Agent shall transfer to the Payment Account for application pursuant to Section 9.1(a), on or about the Business Day (but in no event more than two Business

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Days) prior to each Quarterly Payment Date, any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Quarterly Payment Date.
(h)    The Collateral Agent may from time to time establish any additional accounts and/or subaccounts, which in each case shall be subject to the lien of the Collateral Agent for the benefit of the Secured Parties, deemed necessary by the Collateral Agent for convenience in administering the Collateral.
(i)    The Collateral Agent agrees to give the Borrower, the Collateral Manager, the Lenders and the Subordinated Term Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.
(j)    At any time and from time to time the Borrower, or the Collateral Manager on the Borrower’s behalf, may deposit into the Collection Account funds not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) the requirements of Section 2.16(e) are complied with (as shall be deemed certified by the Borrower or the Collateral Manager upon receipt of any deposit by the Collateral Agent pursuant to this Section 8.2(h)) and (ii) upon such deposit into the Collection Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable. The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.
Section 8.3    Payment Account; Future Funding Reserve Account; Lender Collateral Account; Closing Expense Account.
(a)    Payment Account. The Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Payment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held by the Collateral Agent for the benefit of the Secured Parties. Except as provided in Sections 6.4 and 9.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of the Loans in accordance with their terms and the provisions of this Agreement and, upon Borrower Order or in accordance with the Payment Date Report, to pay fees, Administrative Agent Fees, Collateral Agent Fees, Administrative Expenses, Lender Fees, Increased Costs, Breakage Costs and other amounts specified therein, each in accordance with (and subject to the limitations contained in) the Priority of Payments. The Collateral Agent agrees to give the Borrower, the Collateral Manager, the Lenders and the Subordinated Term Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ,

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order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.
(b)    Future Funding Reserve Account. The Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Future Funding Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held for the benefit of the Secured Parties. The Collateral Agent shall maintain on deposit in the Future Funding Reserve Account an amount equal to (1) if such date is prior to the end of the Class A Commitment Period, the product of (i) the Unfunded Amount as of such date (as identified by the Borrower, or the Collateral Manager on behalf of the Borrower) multiplied by (ii) 1.00 (one) minus the “Class A Maximum Advance Rate Level” corresponding to the Effective Obligor Measure Case then in effect and (2) if such date is after the end of the Class A Commitment Period, the Unfunded Amount as of such date (as identified by the Borrower, or the Collateral Manager on behalf of the Borrower) (the “Required Amount”), in accordance with Articles VIII and IX. Upon the purchase or acquisition of any Revolving Collateral Loan or Delayed Funding Loan, the Borrower (or the Collateral Manager on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to cause Principal Proceeds in an amount equal to the Required Amount of such obligation (as of such date) to be transferred to the Future Funding Reserve Account. The Borrower (or the Collateral Manager on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account on any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the Required Amount. By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Collateral Manager on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Future Funding Reserve Account as so directed solely in overnight funds that are Eligible Investments. The only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Future Funding Reserve Account shall, at the direction of the Borrower (or the Collateral Manager on behalf of the Borrower) be (i) to fund or pay Unfunded Amounts, (ii) at the election of the Borrower during the Reinvestment Period, to the extent of any Excess Reserve Amount, to be applied as Principal Proceeds for use as is provided in this Agreement (including, without limitation, as provided in Section 9.1(a)(ii)) and (iii) after the Reinvestment Period, to the extent of any Excess Reserve Amount, to be applied as Principal Proceeds in accordance with Section 9.1(a)(ii). Notwithstanding the foregoing, the amount of all funds on deposit in the Future Funding Reserve Account on any date that exceeds the Required Amount on such date shall be transferred, at the direction of the Borrower (or the Collateral Manager on behalf of the Borrower) to the Collection Account on such date and applied as Principal Proceeds. For the avoidance of doubt, any amounts transferred from the Future Funding Reserve Account for application as Principal Proceeds as provided above shall be further invested in Collateral Loans (to the extent expressly permitted by the other provisions in this Agreement) or applied as Principal Proceeds in accordance with Section 9.1(a)(ii), in each case as expressly provided in this Agreement. The

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Collateral Agent agrees to give the Borrower and the Collateral Manager immediate notice if an Administrative Officer of the Collateral Agent obtains knowledge of or receives written notice that the Future Funding Reserve Account or any funds on deposit therein, or otherwise to the credit of the Future Funding Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Any interest earned on Eligible Investments held in the Future Funding Reserve Account shall be applied as Interest Proceeds.
(c)    Interest Reserve Account. The Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Interest Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained by the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties. The only permitted deposits to or withdrawals from the Interest Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Interest Reserve Account other than in accordance with this Agreement and the Priority of Payments. On or prior to the Initial Borrowing Date, the Borrower shall deposit or cause to be deposited $0 into the Interest Reserve Account. Amounts on deposit in the Interest Reserve Account will be invested in Eligible Investments selected by the Collateral Manager, and earnings from all such investments will be deposited in the Collection Account as Interest Proceeds. On the first Quarterly Payment Date, funds in the Interest Reserve Account as of the related Calculation Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments, but solely to the extent that other Interest Proceeds are not available to satisfy all amounts described in Section 9.1(a)(i)(A) through (H). On the second Quarterly Payment Date, remaining funds in the Interest Reserve Account as of the related Calculation Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments.
(d)    Lender Collateral Account.
(i)    The Borrower shall, on or prior to the Closing Date, establish with the Securities Intermediary a single, segregated account in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Lender Collateral Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained with the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties. The Collateral Agent shall have exclusive control over such account (and each subaccount thereof) and the sole right of withdrawal. The Lender Collateral Account may contain any number of subaccounts for the purposes described in this Section 8.3(d). The only permitted deposits to or withdrawals from the Lender Collateral Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Lender Collateral Account (or any subaccount thereof) other than in accordance with this Agreement.
(ii)    If any Lender shall at any time be required to deposit any amount in the Lender Collateral Account in accordance with Section 11.5(b), then (x) the

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Collateral Agent shall create a segregated subaccount with respect to such Lender (the “Lender Collateral Subaccount” of such Lender) and (y) the Collateral Agent shall deposit all funds received from such Lender into such Lender Collateral Subaccount. The only permitted withdrawal from or application of funds credited to a Lender Collateral Subaccount shall be as specified in this Section 8.3(d).
(iii)    With respect to any Lender, the deposit of any funds in the applicable Lender Collateral Subaccount by such Lender shall not constitute a Borrowing by the Borrower and shall not constitute a utilization of the Commitment of such Lender, and the funds so deposited shall not constitute principal outstanding under the Loans. However, from and after the establishment of a Lender Collateral Subaccount, the obligation of such Lender to make Loans as part of any Borrowing under this Agreement shall be satisfied by the Collateral Agent withdrawing funds from such Lender Collateral Subaccount in the amount of such Lender’s Percentage Share of such Borrowing. All payments of principal from the Borrower with respect to Loans made by such Lender (whether or not originally funded from such Lender Collateral Subaccount) shall be made by depositing the related funds into such Lender Collateral Subaccount and all other payments from the Borrower (including without limitation all interest and Non-Usage Fees) shall be made to such Lender in accordance with the order specified in the Priority of Payments. The Collateral Agent shall have full power and authority to withdraw funds from each such Lender Collateral Subaccount at the time of, and in connection with, the making of any such Borrowing and to deposit funds into each such Lender Collateral Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement.
(iv)    Notwithstanding anything to the contrary herein, if on any Quarterly Payment Date (or on any other Business Day upon one Business Day’s prior written request from such Lender) the sum of the amount of funds on deposit in the Lender Collateral Subaccount exceeds such Lender’s Undrawn Commitment at such time (whether due to a reduction in the aggregate amount of the Commitments or otherwise), then the Collateral Agent shall, at the direction of the Administrative Agent, remit to such Lender a portion of the funds then held in the related Lender Collateral Subaccount in an aggregate amount equal to such excess. Upon the termination of the Commitments (including following the occurrence of an Event of Default), the Collateral Agent shall at the direction of the Administrative Agent (and no later than one Business Day after receipt of such direction) remit to such Lender all of the funds then held in its related Lender Collateral Subaccount and shall terminate such account.
By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Collateral Manager on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the on deposit in the Lender Collateral Account and any Lender Collateral Subaccount during a Due Period as so directed by the Borrower (or the Collateral Manager on behalf of the Borrower) in Eligible Investments. Interest received on such Eligible Investments shall be retained in such Lender

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Collateral Subaccount and invested and reinvested as aforesaid. Any gain realized from such investments shall be credited to the Lender Collateral Account or any Lender Collateral Subaccount and any loss resulting from such investments shall be charged thereto.
(e)    Closing Expense Account. The Borrower shall, on or prior to the Closing Date, establish with the Securities Intermediary a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Closing Expense Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held by the Collateral Agent for the benefit of the Secured Parties. On or prior to the Initial Borrowing Date, the Borrower shall deposit or cause to be deposited approximately $0 into the Closing Expense Account. On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds from the Closing Expense Account, as directed by the Borrower (or the Collateral Manager on behalf of the Borrower), to pay fees and expenses of the Borrower incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Agreement. Upon the delivery on any date that is at least 15 days after the Closing Date of a Borrower Order instructing the Collateral Agent to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds and the Closing Expense Account will be closed. By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Collateral Manager on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Closing Expense Account during a Due Period as so directed by the Borrower (or the Collateral Manager on behalf of the Borrower) in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds as it is received. The Collateral Agent agrees to give the Borrower and the Collateral Manager immediate notice if an Administrative Officer of the Collateral Agent obtains knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.3(e).
(f)    So long as no Event of Default has occurred and is continuing, if the Borrower or the Collateral Manager shall not have given any investment directions pursuant to Section 8.2(b), 8.3 or 8.4, within five Business Days after the Closing Date, the Collateral Agent shall invest and reinvest the funds held in the applicable Covered Account (except for the Custodial Account and the Payment Account), as fully practicable, in the Standby Investment, which investment shall satisfy the Eligible Investment Required Ratings. After the occurrence and during the continuation of an Event of Default, if the Administrative Agent (at the direction of the Controlling Parties) shall not have given investment directions to the Collateral Agent pursuant to Section 8.2(b), 8.3 or 8.4 for three consecutive days, the Collateral Agent shall invest and reinvest the funds held in the applicable Covered Account (except for the Custodial Account

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and the Payment Account), as fully practicable, in the Standby Investment. The Collateral Agent shall not be held liable by reason of any insufficiency of any Covered Account resulting from any loss sustained as a result of any such investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Borrower, the Collateral Manager or the Administrative Agent to give the Collateral Agent instructions to invest or reinvest monies held hereunder. For the avoidance of doubt, funds credited to the Custodial Account and the Payment Account shall remain uninvested. The Collateral Agent shall not be held liable by reason of any insufficiency of any Covered Account resulting from any loss sustained as a result of any such investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Borrower, the Collateral Manager or the Administrative Agent to give the Collateral Agent instructions to invest or reinvest monies held hereunder.
Section 8.4    Custodial Account.
(a)    The Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated non-interest bearing account in the name of the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as the “Custodial Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be maintained with the Securities Intermediary pursuant to the terms of the Account Control Agreement and over which the Collateral Agent shall have exclusive control, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the Custodian or the Securities Intermediary for the benefit for the Collateral Agent for the benefit of the Secured Parties. Except in connection with a liquidation pursuant to Article VI, the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions of Sections 8.5 and 8.6. The Collateral Agent agrees to give the Borrower, the Collateral Manager, the Lenders and the Subordinated Term Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process.
For the avoidance of doubt, funds credited to the Custodial Account shall remain uninvested.
The Borrower and each Secured Party hereby appoints the Bank as custodian (in such capacity, the “Custodian”) and as securities intermediary (in such capacity, the “Securities Intermediary”) for purposes of this Agreement and the other Loan Documents. Initially, such Custodian and Securities Intermediary shall be the Bank. Any successor custodian or securities intermediary shall be a state or national bank or trust company which (i) is not an Affiliate of the Borrower, (ii) has a combined capital and surplus of at least U.S.$200,000,000, (iii) has a long-term issuer deposit rating of at least “BBB-” by S&P) and (iv) is a securities intermediary. If at any time the Custodian or the Securities Intermediary does not satisfy the conditions set forth in the foregoing sentence, the Borrower (subject to the consent of the Controlling Parties) shall appoint a replacement Custodian and/or Securities Intermediary within 30 days of an Authorized

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Officer of the Borrower becoming aware of such circumstance. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian and the Securities Intermediary.
(b)    Except as otherwise provided in Sections 8.5 and 8.6, all right, title and interest of the Borrower in and to the Custodial Account, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.
(c)    With respect to securities (including without limitation debt and equity securities, bonds, money market funds and mutual funds) issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Custodian to disclose to the issuers of such securities, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of such issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to such securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Custodian. Under the Act, a customer is either the “beneficial owner” or a “respondent bank”. The “customer” for purposes hereof shall mean the Borrower and each Lender, each of which shall be deemed to be the “beneficial owner” (as defined in the Act) of such securities to be held by the Custodian hereunder, and each of the Borrower and the Lenders hereby waives any objection to the disclosure of its name, address and securities position to any such issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Borrower and each Lender. Each of the Borrower and the Lenders may, by written notice to the Custodian, opt out of the waiver referred to in the foregoing sentence and elect not to consent to the disclosure referred to in the foregoing sentence. With respect to such securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.
(d)    At any time and from time to time the Borrower, or the Collateral Manager on the Borrower’s behalf, may deposit into the Custodial Account, Collateral Loans and/or Eligible Investments not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) the requirements of Section 2.16(e) are complied with and (ii) upon such deposit into the Custodial Account, such assets shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable. The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.
Section 8.5    Acquisition of Collateral Loans and Eligible Investments. Each time that the Borrower acquires any Collateral Loan, Eligible Investment or other Collateral, the Borrower shall, if such Collateral Loan or Eligible Investment or other Collateral has not already been transferred to the Custodial Account, transfer or cause the transfer of such Collateral Loan or Eligible Investment and other Collateral to the Custodian to be held for the benefit of the

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Collateral Agent in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Loans and Eligible Investments and other Collateral so acquired, including all rights of the Borrower in and to any Related Contracts and Collections with respect to such Collateral Loans and Eligible Investments and other Collateral.
Section 8.6    Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interests Upon Termination.
(a)    Upon any sale or other disposition of a Collateral Loan or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement, the security interest of the Collateral Agent in such Collateral Loan or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Related Contracts with respect to such Collateral Loan or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition) shall, immediately upon the sale or other disposition of such Collateral Loan or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the Collateral Agent, be released, except for the proceeds of such sale or other disposition and except to the extent of the interest, if any, in such Collateral Loan or Eligible Investment or other Collateral which is then retained by the Borrower or which thereafter reverts to the Borrower for any reason.
(b)    Upon the payment in full of the Obligations (other than any unasserted Contingent Obligations) hereunder, the Collateral shall be released from the liens created hereby and under the other Loan Documents, and this Agreement and all obligations of the Agents and each Lender hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Administrative Agent and/or the Collateral Agent, as applicable, shall promptly deliver to the Borrower (or its designee) any Collateral held by such Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination. Any such release or termination shall be subject to the provision that the Obligations shall be reinstated if after such release or termination any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.
Section 8.7    Method of Collateral Transfer. Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered to the Custodian, the Securities Intermediary or the Collateral Custodian, as applicable, by:
(a)    with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document, or money, causing the Collateral Custodian to take

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possession of such instrument indorsed to the Collateral Custodian or in blank, or such money, negotiable document, or tangible chattel paper, in the State of Minnesota (or other state in which the Collateral Custodian Office is located) separate and apart from all other property held by the Custodian;
(b)    with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Custodian to take possession of the related security certificate in the State of Minnesota;
(c)    with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Custodian to take possession of the related security certificate in the State of Minnesota, indorsed to the Custodian or in blank by an effective indorsement, or registered in the name of the Custodian, upon original issue or registration of transfer by the issuer of such certificated security;
(d)    with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Custodian or its nominee for the account of the Custodian as the registered owner of such uncertificated security;
(e)    with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;
(f)    with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent or the Custodian, as applicable, by a bank the jurisdiction of which for purposes of the UCC is the State of New York; and
(g)    taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral to the Collateral Agent, consistent with applicable law or regulations.
If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered to the Collateral Agent by causing the Collateral Agent to hold such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral.
The Borrower shall record and file on or before the Closing Date all financing statements, and the Borrower agrees to record and file after the Closing Date all appropriate financing statements, continuation statements, and other amendments, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Secured Parties in the Collateral under the applicable Uniform Commercial Code against all creditors of and purchasers from the Borrower. The Borrower promptly shall deliver file-stamped copies of such financing statements, continuation statements, and amendments to the Agents.
In connection with each transfer of an item of Collateral to the Collateral Agent,

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the Securities Intermediary and/or the Custodian, the Collateral Agent, the Securities Intermediary or the Custodian, as applicable, shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the Collateral Agent, the Securities Intermediary and/or the Custodian, the Collateral Agent, the Securities Intermediary or the Custodian, as applicable, shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent, the Securities Intermediary or as Custodian, as applicable, under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.
Notwithstanding any other provision of this Agreement, the Collateral Agent shall not hold any item of Collateral through an agent except as expressly permitted by this Section 8.7.
Section 8.8    Continuing Liability of the Borrower. Notwithstanding anything herein to the contrary, the Borrower shall remain liable under each Related Contract, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Collateral Agent in any Collateral. None of the Collateral Agent, the Collateral Custodian, the Custodian or any Secured Party shall have any obligation or liability under any such Related Contract, interest or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent, the Collateral Custodian, the Custodian or any Secured Party of any payment relating to any such Related Contract, interest or obligation pursuant hereto, nor shall the Collateral Agent, the Collateral Custodian, the Custodian or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Related Contract, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.
Section 8.9    Reports.
(a)    The Collateral Administrator shall deliver or make available to the Borrower by 11:00 a.m. (New York time) on each Business Day a report describing (i) all Money (including but not limited to a breakdown of all such amounts into Interest Proceeds and Principal Proceeds) and other property received by it pursuant to the terms of this Agreement and the other Loan Documents and (ii) the name and aggregate outstanding principal balance of each class of Collateral Loans, in each case on the preceding Business Day (the “Daily Report”). If any Money or other property shall be received by the Collateral Agent on a day that is not a Business Day, the Collateral Administrator shall deliver the Daily Report with respect thereto to the Borrower on the next Business Day.
(b)    The Collateral Administrator shall, in accordance with and subject to the Collateral Administration Agreement, compile and provide, subject to the Collateral Administrator’s receipt from the Collateral Manager, the Borrower or the Administrative Agent, as applicable, of such information with respect to the Collateral Loans and Eligible Investments

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to the extent not maintained or in the possession of the Collateral Administrator, the Collateral Report and the Payment Date Report in accordance with Exhibit C and Exhibit D hereof, respectively, and prepare drafts of such Collateral Report and Payment Date Report and provide such drafts to the Collateral Manager for review and approval; provided that each such draft is to be provided no later than ten Business Days after the Calculation Date or the Collateral Report Determination Date, as applicable. The Borrower shall cause the Collateral Manager to review and confirm the calculations made by the Collateral Administrator in such Collateral Report or Payment Date Report within one Business Day prior to the due date of the Collateral Report or the Payment Date Report.
The Collateral Manager, the Administrative Agent, the Collateral Agent and the Borrower shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Daily Report. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates. Upon receipt of approval from the Collateral Manager, the Collateral Administrator shall transmit the same to the Borrower and shall make such reports available to the Administrative Agent, each Subordinated Term Lender and each Lender.
(c)    The Collateral Administrator may conclusively rely on and without any investigation, information provided by the Collateral Manager, Borrower and Administrative Agent in preparation of the Daily Report. Nothing herein shall obligate the Collateral Administrator to review or examine such information for accuracy, correctness or validity.
The Collateral Administrator will make the Daily Report available via its internet website. The Collateral Administrator’s internet website shall initially be located at www.ctslink.com. The Collateral Administrator may change the location of such internet website with notice to the Collateral Manager, Borrower and Administrative Agent. As a condition to access to the Collateral Administrator’s internet website, the Collateral Administrator may require registration and the acceptance of a disclaimer. The Collateral Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Daily Report which the Collateral Administrator disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.
(d)    Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral Loan is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.
(e)    The Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or the Borrower or the

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Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(f)    Nothing herein shall obligate the Collateral Administrator to determine independently any characteristic of a Collateral Loan, including the determination of whether any item of Collateral (including any Interest Hedge Agreement) is a Bond, Bridge Loan, Cov-Lite Loan, Credit Risk Loan, Defaulted Loan, Deferring Loan, Delayed Funding Loan, DIP Loan, Discount Loan, Equity Security, First Lien/Last Out Loan, Fixed Rate Obligation, Floating Rate Obligation, Margin Stock, PIK Loan, Participation Interest, Real Estate Loan, Revolving Collateral Loan, Second Lien Loan, Senior Secured Loan, Step-Down Loan, Step-Up Loan, Structured Finance Obligation, Subordinated Loan, Synthetic Security, Swapped Non-Discount Loan or Zero Coupon Loan, any such determination being based exclusively upon notification the Collateral Administrator receives from the Collateral Manager and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Collateral Loan in order to verify, confirm, audit or otherwise determine any characteristic thereof. If, in performing its duties under this Section 8.9 in connection with compiling and delivering reports, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions (or verbal instructions, followed by confirmation) from the Collateral Manager, acting on behalf of the Borrower, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within five Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such five-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice. All of the rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Collateral Administrator in addition to any such rights, protections and immunities set forth in the Collateral Administration Agreement.
ARTICLE IX

APPLICATION OF MONIES
Section 9.1    Disbursements of Funds from Payment Account.
(a)    Notwithstanding any other provision of this Agreement other than Section 6.4, but subject to the other subsections of this Section 9.1 and Article II (with respect to optional repayment of Loans) and to the terms of Section 2.14, on each Quarterly Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 8.2(e) as follows and for application in accordance with the following priorities (the “Priority of Payments”):

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(i)    On each Quarterly Payment Date, prior to the distribution of any Principal Proceeds and CLO Proceeds, Interest Proceeds shall be applied as follows:
(A)    to the payment of the following amounts in the following priority (without duplication): (1) Taxes (but not including any accrued and unpaid Increased Costs or any Indemnified Taxes), registration and filing fees then due and owing by the Borrower, (2) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof and (3) on any Quarterly Payment Date other than the final Quarterly Payment Date, to the retention in the Collection Account of an amount equal to the Retained Expense Amount for such Quarterly Payment Date; provided that the aggregate amount of payments under this clause (A)(2) and (3) shall not exceed on any Quarterly Payment Date the Quarterly Cap;
(B)    if the Borrower is party to any Interest Hedge Agreements, to the payment of any amounts owing by the Borrower to the Interest Hedge Counterparties thereunder (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);
(C)    to the payment of the following amounts in the following priority (without duplication): (1) to the Administrative Agent any due and unpaid Reinvestment Period Fees and Reinvestment Period Extension Fees, and (2) unless waived or deferred by the Collateral Manager, which waiver (but not deferral) shall be permanent and irrevocable, to the payment to the Collateral Manager of all due and unpaid Senior Management Fees that have not been waived or deferred on prior Quarterly Payment Dates (provided that, for the avoidance of doubt, no previously waived or deferred Collateral Management Fees shall be payable pursuant to this clause (C));
(D)    to the Class A Lenders for payment (on a pro rata basis) of accrued interest and Class A Non-Usage Fees (ratably in proportion to their respective Percentage Shares) on the Class A Loans due on such Quarterly Payment Date (excluding any additional interest payable at the Post-Default Rate);
(E)    if any of the Class A Coverage Tests are not satisfied as of the related Calculation Date, to the prepayment of principal of the Class A Loans in the amount necessary to result in the satisfaction of the Class A Coverage Tests (on a pro forma basis as of such Calculation Date);
(F)    after the Reinvestment Period, an amount equal to the Interest Diversion Percentage of remaining Interest Proceeds, to be applied to prepay the principal of the Loans pursuant to Section 2.7;

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(G)    to the payment of amounts described in clause (A) above to the extent not paid thereunder (without regard to any cap or limitation);
(H)    first, to the payment of any additional interest payable at the Post-Default Rate, and second, to the payment of any Class A Lender’s Increased Costs, Indemnified Taxes or Breakage Costs, in each case, if applicable, and any other amounts due to any Class A Lender in respect of the Class A Loans;
(I)    unless waived with respect to such Quarterly Payment Date by the Collateral Manager, which waiver shall be permanent and irrevocable, or voluntarily deferred by the Collateral Manager, to the payment to the Collateral Manager of any accrued and unpaid Subordinated Management Fees in an amount not to exceed the accrued Subordinated Management Fees for one Due Period, plus any Collateral Management Fee Shortfall Amount (provided that, for the avoidance of doubt, no waived Collateral Management Fees shall be payable);
(J)    if the Borrower is party to any Interest Hedge Agreements, to any amounts owing by the Borrower to the Interest Hedge Counterparties under such Interest Hedge Agreements to the extent not paid under clause (B) above (without regard to any cap or limitation);
(K)    all remaining Interest Proceeds:
(1)    during the Reinvestment Period, at the sole discretion of the Collateral Manager, either (i) to the Collection Account to be applied as Principal Proceeds for the purchase of additional Collateral Loans or Eligible Investments, (ii) to be applied to prepay the principal of the Loans pursuant to Section 2.7 (including, for avoidance of doubt, where applicable, payment of all accrued and unpaid interest and applicable Lender Fees), (iii) for deposit into the Future Funding Reserve Account and/or (iv) to the Borrower or for payment as directed by the Borrower (including to the Subordinated Term Lenders for repayment of the Subordinated Term Loans); and
(2)    after the Reinvestment Period, (x) at the sole discretion of the Collateral Manager, (a) to be applied to prepay the principal of the Loans pursuant to Section 2.7 (including, for avoidance of doubt, where applicable, payment of all accrued and unpaid interest and applicable Lender Fees) or (b) to the Subordinated Term Lenders (on a pro rata basis) or (y) if such Quarterly Payment Date is the CLO Closing Date, (i) first, to be applied to prepay the principal of the Loans and (ii) second, at the direction of the Structuring Agent (pursuant to a flow of funds memo that is approved by the Collateral Manager).

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(ii)    On each Quarterly Payment Date, following the distribution of all Interest Proceeds as set forth in Section 9.1(a)(i) above, CLO Proceeds and Principal Proceeds (other than Principal Proceeds previously reinvested in Collateral Loans or otherwise designated by the Borrower for another application in accordance with the terms hereof (including to provide for payment of any Unsettled Amount)) shall be applied as follows:
(A)    to the payment of unpaid amounts in items (A) through (E) in Section 9.1(a)(i) above (in such order of priority and in the priority stated therein);
(B)    during the Reinvestment Period (unless such Quarterly Payment Date is the CLO Closing Date), all remaining Principal Proceeds, at the sole discretion of the Collateral Manager:
(1)    to the Collection Account for the purchase of additional Collateral Loans or Eligible Investments; and/or
(2)    to be applied to prepay the principal of the Loans pursuant to Section 2.7; and/or
(3)    to be deposited into the Future Funding Reserve Account;
(C)    after the Reinvestment Period, to be applied to the payment of principal and other obligations due and payable on the Class A Loans until repaid in full;
(D)    after the Reinvestment Period, to the payment of amounts referred to in items (G) through (J) in Section 9.1(a)(i) above, in the priority set forth therein but only to the extent not paid in full thereunder; and
(E)    after the Reinvestment Period (i) if such Quarterly Payment Date is not the CLO Closing Date, to the Subordinated Term Lenders (on a pro rata basis) and (ii) if such Quarterly Payment Date is the CLO Closing Date, at the direction of the Structuring Agent (pursuant to a flow of funds memo that is approved by the Collateral Manager).
(b)    If on any Quarterly Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.1(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause, subject to Section 2.14, to the extent funds are available therefor.
(c)    Not later than three days prior to each Quarterly Payment Date, the Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver to the Administrative Agent, the Collateral Agent and the Collateral Manager (to the extent not

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prepared by the Collateral Manager) a report (the “Payment Date Report”) containing the information described in Exhibit D hereto pursuant to Section 8.9 specifying the amount of Interest Proceeds (and, of such amount, the amount of Fee Proceeds) and Principal Proceeds received during the preceding Due Period and the amounts to be applied to each purpose set forth in Section 9.1(a). The information in each Payment Date Report shall be determined as of the Calculation Date immediately preceding the applicable Quarterly Payment Date. For the avoidance of doubt, in any month in which a Quarterly Payment Date occurs, the Collateral Report and the Payment Date Report may be combined into a single report. Each Payment Date Report shall constitute instructions to the Collateral Agent to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Payment Date Report in the manner specified and in accordance with the priorities established in Section 9.1(a).
(d)    In the event that the Collateral Manager obtains knowledge of or receives written notice that any Interest Hedge Counterparty defaults in the payment of its obligations to the Borrower under any Interest Hedge Agreement on the payment date therefor, the Collateral Manager shall notify the Borrower which shall (or the Collateral Manager on behalf of the Borrower shall) make a demand on such Interest Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:00 noon, New York time, on the next Business Day. The Collateral Manager shall give notice to the Lenders, the Subordinated Term Lenders, the Administrative Agent, the Borrower and the Collateral Agent upon the continuing failure by such Interest Hedge Counterparty (or applicable guarantor) to perform its obligations for one Business Day following a demand made by the Borrower (or the Collateral Manager on behalf of the Borrower) on such Interest Hedge Counterparty.
(e)    All payments by the Borrower of any distributions to the Subordinated Term Lenders are subordinated to all other Obligations of the Borrower to the extent set forth herein and Section 2.14 and will be payable only in accordance with the Priority of Payments with funds available therefor (provided, for the avoidance of doubt, that any such amounts paid to the Subordinated Term Lenders in accordance with this Section 9.1 shall be paid free and clear of the Lien of this Agreement and, once paid, shall be free of any such subordination). In addition, such distributions and any payments upon the prepayment of the Subordinated Term Loans will be payable (i) only to the extent of sufficient distributable profits out of which to make such a payment and (ii) only to the extent that the Borrower is, on and immediately after such payment, solvent.
ARTICLE X

SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA; CONDITIONS TO SALES AND PURCHASES
Section 10.1    Sale of Collateral Loans.
(a)    Sales and Assignments. Provided that no Event of Default has occurred and is continuing (except for sales pursuant to clauses (i), (iii), (iv), (vi), (vii) or (viii) below which shall be permitted during the continuance of an Event of Default but only so long as the Controlling Parties have provided their written consent thereto pursuant to Section 6.2(a)) and subject to the satisfaction of the conditions specified in this Agreement, including without limitation Sections 5.35, 10.1(b) and 10.1(c), the Borrower or the Collateral Manager may sell,

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and direct the Collateral Agent in writing to release from the lien of this Agreement in the manner directed by the Borrower or the Collateral Manager in writing, any Collateral Loan or other loan included in the Collateral (including (x) subject to Section 10.1(b), the sale by participation of all or a portion of the Borrower’s interest in any Collateral Loan or other loan and (y) without limitation, the sale by assignment of a portion of the Borrower’s interest in any Collateral Loan or other loan); provided that such sale meets the requirements of any one of clauses (i) through (viii) of this Section 10.1(a), each of which requirements shall be satisfied upon receipt by the Collateral Agent of a trade ticket or other direction to sell (which shall be deemed to be a representation and certification from the Borrower or the Collateral Manager that such conditions are satisfied):
(i)    Credit Risk Loans. The Borrower or the Collateral Manager may sell, and direct the Collateral Agent in writing to release any Credit Risk Loan at any time during or after the Reinvestment Period without restriction.
(ii)    Credit Improved Loans. The Borrower or the Collateral Manager may sell, and direct the Collateral Agent in writing to release any Credit Improved Loan either:
(A)    at any time if the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Loan (or the purchase price of such Credit Improved Loan if such Credit Improved Loan is a Discount Loan); or
(B)    during the Reinvestment Period, if the Borrower, or the Collateral Manager in compliance with the Collateral Manager Standard, reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale in one or more additional Collateral Loans with an Aggregate Principal Balance (together with any Collateral (which, for the avoidance of doubt, may be Collateral Loans or Cash) contributed (which contribution shall be irrevocable) by the Borrower or the Collateral Manager on the Borrower’s behalf prior to such sale) at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Loan (or the purchase price of such Credit Improved Loan if such Credit Improved Loan is a Discount Loan) within 30 days of such sale.
(iii)    Defaulted Loans. The Borrower or the Collateral Manager may sell, and direct the Collateral Agent in writing to release any Defaulted Loan at any time during or after the Reinvestment Period without restriction.
(iv)    Equity Securities. The Borrower or the Collateral Manager (A) may sell, and direct the Collateral Agent in writing to release any Equity Security or any asset held by an SPV Subsidiary at any time without restriction and (B) shall use its commercially reasonable efforts to effect the sale of any Equity Security or any asset held by an SPV Subsidiary prior to the Stated Maturity or, if earlier, within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law, in

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which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.
(v)    Discretionary Sales. The Borrower or the Collateral Manager on behalf of the Borrower may at any time sell and direct the Collateral Agent in writing to release any Collateral Loan that is not covered by another provision of this Section 10.1; provided that such sale shall be permitted only so long as (x) the Aggregate Principal Balance of all such Collateral Loans sold during the preceding period of twelve calendar months (or, for the first twelve calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 20% of Total Capitalization (or such greater percentage approved by the Administrative Agent), as of the first day of such twelve calendar month period (or, for the first twelve calendar months after the Closing Date, as of the date of such sale) and (y) with respect to any sale of Collateral Loan for a sale price of less than the initial purchase price for such Collateral Loan minus 1.0% (expressed as a percentage of par), the consent of the Majority Subordinated Lenders shall be obtained. Any written direction given by the Borrower or the Collateral Manager on behalf of the Borrower to the Collateral Agent pursuant to this clause (v) shall be deemed a representation and certification by the Borrower or the Collateral Manager on behalf of the Borrower to the Collateral Agent this clause (v) has been satisfied.
(vi)    Mandatory Sales. The Borrower or the Collateral Manager shall use its commercially reasonable efforts to effect the sale of (A) any Collateral Loan (other than Defaulted Loans) that no longer meets the criteria described in clause (m) in the definition of “Collateral Loan,” within 18 months of the failure of such Collateral Loan to meet any such criteria (unless otherwise consented to by the Administrative Agent, on behalf of the Lenders) and (B) any applicable Collateral Loan prior to the receipt of any Prohibited Consideration in accordance with Section 4.18(b). The Borrower or the Collateral Manager, on behalf of any applicable SPV Subsidiary, shall use commercially reasonable efforts to sell any Prohibited Consideration within four months after the date of receipt of such Prohibited Consideration.
(vii)    Optional Repurchases or Substitutions; Limitations on Sales of Credit Risk Loans, Defaulted Loans and Certain Collateral Loans Subject to a Material Modification. At all times, the Transferor may optionally repurchase (or purchase, as applicable) or substitute (subject to the written consent of the Majority Subordinated Lenders) (x) Credit Risk Loans and Defaulted Loans and (y) certain Collateral Loans that are subject to a Material Modification in accordance with the second sentence of Section 5.19(a), and the Borrower shall sell and transfer such loans to the Transferor in connection therewith at any time during or after the Reinvestment Period in accordance with the Loan Sale Agreement; provided that, as certified to the Collateral Agent and the Administrative Agent by an Authorized Officer of the Collateral Manager, (A) such repurchase or substitution complies with the Affiliate Transfer Limit, (B) in the case of a substitution, the substituted loan meets the definition of

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“Collateral Loan”, (C) in the case of a substitution, the outstanding Aggregate Principal Balance of the substituted loans is greater than or equal to that of the replaced loan, (D) such optional repurchase or substitution will not cause a Default or an Event of Default, (E) each Coverage Test shall be satisfied (or, if not satisfied, maintained or improved) after giving effect to such repurchase or substitution, (F) subject to clause (G) below, each Collateral Quality Test is satisfied (or if not satisfied, maintained or improved) after giving effect to such repurchase or substitution, (G) in the case of a substitution, after the Reinvestment Period, the Weighted Average Life of the substituted loan is less than or equal to the Weighted Average Life of the replaced loan, (H) in the case of a substitution, the substituted loan either exceeds or maintains the lien priority of the replaced loan, (I) in the case of a substitution, the Eligibility Criteria are made no worse after giving effect to such substitution and (J) such repurchase or substitution complies with the limitations set forth in Section 5.35. The limitations set forth in subclauses (A) through (J) above are referred to herein as the “Repurchase and Substitution Limits”. For the avoidance of doubt, notwithstanding anything to the contrary set forth herein or in any other Loan Documents, the Transferor will have no obligation to repurchase or purchase any Credit Risk Loan, Defaulted Loan or any other Collateral Loan.
(viii)    Sales in Connection with Payment in Full and Termination of the Facility. The Borrower, or the Collateral Manager on behalf of the Borrower, may sell, assign or transfer and direct the Collateral Agent in writing to release all of the Collateral in connection with the payment in full of all of the Obligations (other than any unasserted Contingent Obligations) and the payment of any other amounts required to be paid pursuant to the Priority of Payments; provided that the proceeds from any such sale, assignment or transfer directed pursuant to this Section 10.1(a)(viii) are sufficient to pay in full all of the Obligations (other than any unasserted Contingent Obligations) and any other amounts required to be paid pursuant to the Priority of Payments (as certified to the Collateral Agent by the Borrower (or the Collateral Manager on behalf of the Borrower)).
(b)    Participations. The Borrower may not sell a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan.
(c)    Rules Generally Applicable to Sales of Collateral Loans.
(i)    All sales of Collateral Loans or any portion thereof pursuant to this Section 10.1 shall be for Cash on a non-recourse basis and the related Sale Proceeds shall be deemed Principal Proceeds for all purposes hereunder.
(ii)    Anything herein to the contrary notwithstanding, the Borrower shall cause any sale or liquidation of any Collateral Loan or other property or assets to be conducted on an arm’s length basis upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower and, if such transaction is with an Affiliate, in accordance with Section 5.35.

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Section 10.2    Eligibility Criteria. On and after the Closing Date but solely during the Reinvestment Period and subject to Section 5.9, a debt obligation will be eligible for purchase by the Borrower and inclusion in the Collateral only if as evidenced by an officer’s certificate (which officer’s certificate shall be deemed given upon delivery of a trade ticket or other direction to purchase such debt obligation) of an Authorized Officer of the Borrower (or the Collateral Manager on behalf of the Borrower) delivered to the Collateral Agent, the Eligibility Criteria are satisfied at the time such debt obligation is purchased (on a trade date basis), after giving effect to the inclusion of such debt obligation.
Section 10.3    Conditions Applicable to All Sale and Purchase Transactions. Any transaction effected under this Article X or in connection with the acquisition, disposition or substitution of any asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with Section 5.35. The Collateral Manager may only exercise a warrant or right to acquire securities held in the Collateral by use of Interest Proceeds or a contribution designated for such purpose under Section 2.16(e).
Section 10.4    Reinvestment Period Extension. So long as (x) no Default or Event of Default has occurred (and has not been waived) or would result therefrom, (y) subject to payment of the applicable Reinvestment Period Extension Fee pursuant to the terms of the Fee Letter and (z) the Effective Obligor Measure Case then in effect is either “III” or “IV”, the Borrower (or the Collateral Manager on its behalf), with the written consent of the Majority Subordinated Lenders, has the right, at any time prior to the end of the Reinvestment Period set forth in clause (a) of the definition thereof but after the date that is 30 days (or such shorter period acceptable to the Administrative Agent in its sole discretion) prior to the end of the Reinvestment Period set forth in clause (a) of the definition thereof, to provide notice to the Administrative Agent and the Lenders of the extension of the date set forth in clause (a) of the definition of “Reinvestment Period” for a period of six (6) months (such extension, a “Reinvestment Period Extension”); provided that, the Borrower may exercise such right no more than two times and in no event shall the Reinvestment Period extend beyond the date that is eighteen (18) months from the Closing Date.
ARTICLE XI

CHANGE IN CIRCUMSTANCES
Section 11.1    Basis for Determining Interest Rate Inadequate or Unfair. In the case of Benchmark Rate Loans, if on or prior to the first day of any Interest Period:
(a)    the Administrative Agent is unable to obtain a quotation for Term SOFR as contemplated by Section 2.5; or
(b)    so long as no Benchmark Transition Event has occurred with respect to the then-current Benchmark, the Majority Lenders in respect of any Class advise the Administrative Agent in writing that, as a result of changes arising after the date of this Agreement they have determined, in their commercially reasonable judgment, that a material disruption to the Benchmark or a change in the methodology of calculating the Benchmark has occurred or the

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Majority Lenders in respect of any Class advise the Administrative Agent in writing that, as a result of changes arising after the date of this Agreement the Benchmark as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Benchmark Rate Loans for such Interest Period, then, in each case the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Borrower, the Lenders (other than any Borrower Affiliated Lender) and the Collateral Agent (and the Collateral Agent shall forthwith give notice thereof to the Subordinated Term Lenders and any Borrower Affiliated Lender), whereupon until the Administrative Agent notifies the Borrower and the Collateral Agent that the circumstances giving rise to such suspension no longer exist, which notice shall be given promptly upon the cessation of such circumstances, the obligations (if any) of the Lenders to make Benchmark Rate Loans shall be suspended, except in the case of Benchmark Rate Loans required to fund Exposure Amounts; provided that such Lenders shall instead fund Base Rate Loans, which Base Rate Loans shall convert to Benchmark Rate Loans immediately upon the cessation of such circumstances.
Section 11.2    Illegality.
If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender in good faith with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its Benchmark Rate Loans (if any) and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Lenders (other than any Borrower Affiliated Lender), the Collateral Manager shall forthwith give notice thereof to the Subordinated Term Lenders and any Borrower Affiliated Lender and the Borrower, whereupon until such Lender notifies the Administrative Agent that the circumstances giving rise to such suspension no longer exist, which notice shall be given promptly upon the cessation of such circumstances, the obligation of such Lender to make Benchmark Rate Loans (if any) shall be suspended (provided that such Lender shall instead fund Base Rate Loans (or in the case of outstanding Loans, such Loans will be converted to Base Rate Loans at the end of such Interest Period, or sooner if required by law)). Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and would not be otherwise disadvantageous to such Lender. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Benchmark Rate Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower, the Collateral Agent and the Administrative Agent and upon receipt of such notice, the obligations of such Lender to make or continue Benchmark Rate Loans shall be reinstated.
Section 11.3    Increased Cost and Reduced Return.
(a)    If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the

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interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) any other condition affecting its Benchmark Rate Loans, its Notes evidencing Benchmark Rate Loans, or its obligation to make Benchmark Rate Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto (other than any increased costs on account of (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes), such additional amount or amounts as will compensate such Lender for such increased cost or reduction shall constitute “Increased Costs” payable by the Borrower pursuant to Sections 9.1(a) and 6.4.
(b)    If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent and the Collateral Agent), such additional amount or amounts as will compensate such Lender for such reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute “Increased Costs” payable by the Borrower pursuant to Sections 9.1(a) and 6.4; provided that, such amount shall be no greater than that which such Lender is generally charging other similarly situated borrowers that are subject to credit agreements with such Lender involving a similar investment profile and strategy to that of the Borrower.
(c)    Each Lender will promptly notify the Borrower, the Collateral Agent and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 11.3 and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be delivered in connection with any request for compensation and shall be conclusive in the

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absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation under this Section 11.3 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 11.3 for any increased costs or reductions incurred more than nine months prior to the date on which the applicable Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(d)    Notwithstanding anything to the contrary contained herein, (i) no Lender shall demand compensation for any increased cost, reduction or capital referred to above in Section 11.3(a) and (b) if it shall not at the time be the general policy and practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements from similarly situated borrowers that are subject to credit agreements with such Lender involving a similar investment profile and strategy to that of the Borrower and (ii) all requests, rules, guidelines, requirements and directives promulgated (x) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date impacting European banks and other regulated financial institutions and (y) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 11.3, regardless of the date enacted, adopted, issued or implemented.
(e)    [Reserved].
(f)    Notwithstanding anything to the contrary in this Section 11.3, the Borrower shall not be required to pay amounts to any Lender under this Section 11.3 to the extent such amounts would be duplicative of amounts payable by the Borrower under Section 11.4. To the extent the Borrower is required to pay any Lender additional amounts or indemnify any Lender in respect of Taxes pursuant to Section 11.4, the provisions of Section 11.4 shall control.
Section 11.4    Taxes.
(a)    Except as required by Applicable Law, any and all payments by or on behalf of the Borrower to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made free and clear, of and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”). If the Borrower shall be required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to any Lender or any Agent, (i) the Borrower shall make such deductions or withholdings, (ii) the Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, (iii) the Borrower shall furnish to the Collateral

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Agent and the Administrative Agent at their respective addresses in accordance with Section 12.1, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, a copy of the return reporting such payment or such other evidence of payment as may be reasonably acceptable to such Lender, the Administrative Agent or the Collateral Agent and (iv) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11.4(a)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)    The Borrower agrees to timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the applicable Agent reimburse it for payment of, any Other Taxes.
(c)
(i)    The Borrower agrees to indemnify each Lender and the Administrative Agent, for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11.4) paid or payable by such Lender or the Administrative Agent (as the case may be), or required to be withheld or deducted from a payment to such Lender or Administrative Agent (as the case may be) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This indemnification shall be made on the next succeeding Quarterly Payment Date in which funds are available to pay such Indemnified Taxes in accordance with the Priority of Payment from the date such Lender or the Administrative Agent (as the case may be) makes demand therefor.
(ii)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6(b)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other

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source against any amount due to the Administrative Agent under this clause (c)(ii).
(d)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 11.4, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 11.4(f) and (g) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(f)    Each Lender that is a U.S. Person, on or about the date on which it becomes a Lender and from time to time thereafter if reasonably requested in writing by the Borrower or any Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower or such Agent with two copies of executed IRS Form W-9 prescribed by the IRS, certifying that such Lender is exempt from U.S. federal backup withholding tax.
(g)    Each Lender that is not a U.S. Person, on or about the date on which it becomes a Lender (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower or such Agent with two copies of an executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY (together with all appropriate attachments), as appropriate, either (w) certifying that such Lender is entitled to benefits under an applicable income tax treaty to which the United States is a party which eliminates, or reduces the rate of U.S. federal withholding tax on payments hereunder, (x) certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (y) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, accompanied by a certificate to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower (so long as the identity of such sole regarded owner is known by the Lender) within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower (so long as the identity of such sole regarded owner is known by the Lender) described in Section 881(c)(3)(C) of the Code or (z) in the case of a Lender providing an IRS Form W-8IMY, certifying that such Lender is not the beneficial owner of payments hereunder and providing such information and forms as required

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by applicable law to establish the rate of U.S. withholding tax (if any) with respect to such payments. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    In addition to the foregoing requirements of this Section 11.4(g) and (h), each Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so and as would not subject the Lender to any material unreimbursed cost or expense or materially prejudice its legal or commercial position, on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), deliver to the Borrower and such Agent (in such number of copies as shall be reasonably requested by the recipient) copies of any other executed form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with any required supplementary information as may be prescribed by applicable law to permit the Borrower or any Agent to determine the withholding or deduction required to be made.
(i)    Each Lender hereby agrees that if any form or certification such Lender previously delivered pursuant to this Section 11.4 expires or becomes obsolete or inaccurate in any respect, such Lender shall update such form or certification or promptly notify the Borrower and the Agents in writing of its legal inability to do so.
(j)    If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 11.4, then such Lender will use reasonable efforts to designate a different Applicable Lending Office for funding or booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 11.4 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(k)    If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified under this Section 11.4 (including by the payment of additional amounts pursuant to this Section 11.4), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon

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the request of such Lender, shall repay to such Lender the amount paid over pursuant to this clause (k) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (k), in no event will a Lender be required to pay an amount to the Borrower pursuant to this clause (k) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (k) shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(l)    Notwithstanding anything to contrary contained in this Section 11.4, all payments made to a Lender pursuant to this Section 11.4 shall only be made to the extent funds are available in accordance with the Priority of Payments.
(m)    To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered, was not properly executed or was invalid or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts payable or paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due the Administrative Agent herein.
(n)    Each party’s obligations under this Section 11.4 shall survive the resignation or replacement of the Collateral Agent or the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(o)    For purposes of this Section 11.4, the term “Applicable Law” includes FATCA.
Section 11.5    Replacement of Lenders.
(a)    (x) If and for so long as any Lender is (1) requesting compensation under Section 11.3, (2) a Downgraded Lender (subject to clauses (b) and (c) below), (3) a Defaulting Lender or (4) unable to make Loans under Section 11.2 or (y) if the Borrower is required to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 11.4, then the Borrower may, at its sole expense and effort, upon notice to such Lender, the Agents, direct such Lender to assign and delegate (and such Lender shall comply with such direction but shall have no obligation to search for, seek, designate or

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otherwise try to find, an assignee), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the Notes to a financial institution that is (I) eligible to purchase the replaced Lender’s Loans under the terms hereof and (II) not prohibited by any applicable law from making such purchase (such purchaser, an “Approved Purchaser”), which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that:
(i)    such assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under its Note (including any amounts under Section 2.9) from such Approved Purchaser (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(ii)    in the case of any such assignment or delegation resulting from a claim for compensation under Section 11.3 or payments required to be made pursuant to Section 11.4, such assignment or delegation will result in a reduction in such compensation or payments thereafter; and
(iii)    such assignment or delegation does not conflict with any applicable law.
(b)    If and for so long as any Lender is a Downgraded Lender or a Defaulting Lender hereunder:
(i)    it holds any portion of the Undrawn Commitments that remain in effect, then, as soon as practicable and in any event within 60 days after becoming a Downgraded Lender or Defaulting Lender, (x) it shall deposit an amount equal to its proportional share of the Undrawn Commitments at such time into the Lender Collateral Account and (y) all principal payments in respect of the Loans which would otherwise be made to such Downgraded Lender shall be diverted to the Lender Collateral Subaccount of such Downgraded Lender or Defaulting Lender, as applicable, in accordance with Section 8.3(d), and any amounts in such Lender Collateral Subaccount shall be applied to any future funding obligations of such Downgraded Lender or Defaulting Lender, as applicable; and
(ii)    in the case of a Defaulting Lender, it shall not be entitled to receive any Non-Usage Fee for any period during which time that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender during such time).
(c)    Notwithstanding anything in Section 11.5(a) to the contrary, (i) a Lender shall not be required to make any assignment or delegation referred to in Section 11.5(a) if, prior thereto, as a result of a waiver by such Lender or the Borrower or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender

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gives notice thereof to the Borrower and (ii) the Borrower may not require a Downgraded Lender or Defaulting Lender, as applicable, to make any such assignment or delegation during the 60-day period referred to in clause (b) above or at any time that a Downgraded Lender or Defaulting Lender, as applicable, is in compliance with clause (b)(i)(x) above.
(d)    Each of the Administrative Agent and any replaced Lender will agree to cooperate with all reasonable requests of the Borrower for the purpose of effecting a transfer in compliance with this Section 11.5.
(e)    Nothing in this Section 11.5 shall be deemed to release a Defaulting Lender or Downgraded Lender from any liability arising from its failure to fund any Loans it is required to make hereunder.
ARTICLE XII

MISCELLANEOUS
Section 12.1    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of the Borrower, the Collateral Manager, the Collateral Agent, at its address, facsimile number and/or email address set forth on the signature pages hereof, (ii) in the case of the Administrative Agent, Sumitomo Mitsui Banking Corporation, 277 Park Avenue, New York, New York 10072, Attention: Christopher Keeshan, Managing Director, Telephone No.: 212-224-4000, Email: christopher.keeshan@smbcgroup.com, (iii) in the case of any Lender or Subordinated Term Lender, at its address and/or email address set forth in Schedule D or the applicable Assignment and Assumption Agreement or Joinder Agreement or (iv) in the case of any party, such other address, facsimile number and/or email address as such party may hereafter specify for such purpose by notice to the Administrative Agent, the Collateral Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by recognized courier guaranteeing overnight delivery, one Business Day after such communication is delivered to such courier or (iii) if given by any other means, when delivered at the address or email address specified in this Section 12.1; provided that notices to the Administrative Agent under Article XI or to the Collateral Agent under Article VIII shall not be effective until received.
The Bank, in each of its capacities under the Loan Documents, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Loan Documents and delivered using Electronic Means; provided, however, that the Borrower, the Collateral Manager, the Lenders or the Administrative Agent, as applicable, shall provide to the Bank an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Signatories”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, the Collateral Manager, the Lenders or the Administrative Agent, as applicable, whenever a person is to be added or deleted from the listing. If such instructing party elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such

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Instructions, the Bank’s reasonable understanding of such Instructions shall be deemed controlling. Such instructing party shall be responsible for ensuring that only Authorized Signatories transmit disbursement instructions to the Bank and that such instructing party and all Authorized Signatories are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords, and/or authentication keys upon receipt by such instructing party. The parties hereto understand and agree that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Bank shall not be responsible or liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such Instructions notwithstanding such directions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees: (i) to assume all risk and liability arising out of the use of any of the following communication methods: (a) telephone, (b) e-mail, (c) secure electronic transmission, (d) electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or (e) another method or system specified by the Bank as available for use in connection with its services hereunder to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; including but not limited to, a third party using the likeness or false identity of an Authorized Officer to provide Instructions to the Bank; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the such instructing party; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communication methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.
The Administrative Agent and its Affiliates shall not be liable to the Borrower for any damages arising from the use by other parties of information that has been made available to the Administrative Agent or any its Affiliates by any Party, affiliates, subsidiaries or representatives (on its behalf) in connection with any aspect of this Credit Agreement or the transactions contemplated thereby or sent or obtained through internet, electronic, telecommunications or other information transmission systems (including electronic platforms or via e-mail) that are intercepted by such Persons or obtained by illegal or unauthorized electronic means.
Section 12.2    No Waivers. No failure or delay by either Agent, any Lender or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Section 12.3    Expenses; Indemnification.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Agents, the Custodian and the Securities Intermediary, including, without limitation, reasonable and documented fees and disbursements of counsel in connection with the preparation, syndications and administration of this Agreement, the Loan Documents and any documents and instruments referred to therein, and further modifications or syndications of the Loans in connection therewith, the administration of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default hereunder, subject to, in each case, any cap set forth in the related engagement letters with such parties and the Borrower, and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent, including reasonable and documented fees and disbursements of separate counsel for each Agent, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.
(b)    The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Collateral Custodian, the Collateral Manager, the Bank as Securities Intermediary and each Lender (and after the Loan Payoff Date, the Subordinated Term Lenders), their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable and documented fees and disbursements of separate counsel for each Agent, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (whether arising before or after the Loan Payoff Date) (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee by a third party as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) the grant to the Collateral Agent, the Lenders and the Subordinated Term Lenders of any Lien, on the Collateral, (iii) the exercise by the Administrative Agent, the Collateral Agent, the Lenders or the Subordinated Term Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien, (iv) the failure of the Collateral Agent to have a valid and perfected Lien on any Collateral, (v) any enforcement by an Indemnitee of this Agreement, including the indemnity obligations herein, (vi) a breach by the Borrower of any representation, warranty or covenant contained in any Loan Document or any document relating to any Collateral or (vii) any loss arising from any action or inaction of the Borrower or any of its Affiliates regarding the administration of any Collateral or otherwise relating to such Collateral (other than an Obligor’s financial inability to make payments with respect to any such Collateral) but excluding, in each case, as to any Indemnitee, any such losses, liabilities, damages, expenses or costs incurred by reason of the bad faith, gross negligence or willful misconduct by such Indemnitee of this Agreement as finally determined by a court of competent jurisdiction. The Borrower’s obligations under this Section 12.3 shall survive the termination of this Agreement and the payment of the Obligations and the resignation or removal of an Agent. For the sake of clarity, this Section 12.3(b) shall not impose any indemnification or similar obligation on the Borrower with respect to taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Further, if the Borrower has made

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any indemnity payment pursuant to this Section 12.3(b) and the recipient thereof later collects any payments from others (including insurance companies, if applicable) which directly reimburses the recipient for the claims or losses subject to the indemnity payments, then the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such claim or loss net of the recipient’s expenses in collecting such payments and only to the extent that the recipient remains fully indemnified after giving effect to such repayment to the Borrower. For the avoidance of doubt, the foregoing shall not impose any obligation on any Indemnitee to undertake collection efforts in respect of claims or losses for which it has been indemnified hereunder. Under no circumstances shall the Borrower be deemed liable for any special, indirect, incidental, punitive or consequential damages (including lost profits or diminution in value) even if the Borrower has been advised of the likelihood of such damages and regardless of the form of action; provided that, the foregoing shall not limit or vitiate any obligation of the Borrower to indemnify an Indemnitee with respect to a third party claim made against it for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution of value).
Section 12.4    Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender.
Without prejudice to the rights of the Class A Lenders under Section 2.14, each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest, fees and other amounts due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest, fees and other amounts due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal, interest, fees and other amounts with respect to the Loans held of such Class by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 12.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than its Indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate

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agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 12.4. For the avoidance of doubt, for purposes of this Section 12.4, a pro rata allocation will mean an allocation of the amount received by such set-off or counterclaim and other rights as if such amount had been applied as a prepayment of the Loans under Section 2.7.
Section 12.5    Amendments and Waivers.
(a)    Any provision of this Agreement, the Notes or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower (with the written consent of the Collateral Manager), the Controlling Parties and the Majority Subordinated Lenders (and, if the rights, protections, indemnities or duties of the Administrative Agent and/or the Collateral Agent are affected thereby, by the Administrative Agent and/or the Collateral Agent, as the case may be); provided that:
(i)    no such amendment or waiver shall, unless signed by all the Lenders and the Majority Subordinated Lenders, (1) extend the Stated Maturity; (2) (other than with respect to the provisions of Section 2.7) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation; (3) (x) except in the case of any incurrence of Increased Commitments and Additional Loans pursuant to Section 2.16, change the Percentage Share of the Commitments allocable to any Lender or of the aggregate unpaid principal amount of the Loans, or (y) change the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 12.5 or any other provision of this Agreement; (4) release any Collateral except as provided in this Agreement or the other Loan Documents; (5) alter the terms of Section 2.7, Section 2.8, Section 2.12, Section 2.14, Section 6.4, Section 9.1, Section 10.1(c)(ii) or this Section 12.5 (or any defined term as it is used therein) in a manner adverse to the interests of any Lender; (6) release any Guarantor or other credit support provider from its obligations under any Loan Document (except as otherwise expressly provided in this Agreement or the other Loan Documents); or (7) subordinate the Liens granted pursuant to the Loan Documents securing the Obligations to any other Liens;
(ii)    no such amendment or waiver shall, unless signed by each Subordinated Term Lender directly and adversely affected thereby, alter the terms of Section 9.1 or this Section 12.5 (or any defined term as it is used therein);
(iii)    no such amendment or waiver shall, unless signed by all Lenders of the Class or Classes affected thereby and all Subordinated Term Lenders directly and adversely affected thereby, postpone the date fixed for any payment of principal of or interest on any Loan of such Class or Classes or any fees or other amounts hereunder or for any reduction or termination of any Commitment of such Class or Classes; and
(iv)    no such amendment or waiver shall, unless signed by a Lender and the Majority Subordinated Lenders, reduce or forgive the principal of or rate of interest on any Loan held by such Lender or any fees or indemnities payable for the account of such Lender; provided that the foregoing shall not apply to the

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rescission of interest accruing at the Post-Default Rate, which may be rescinded by the Controlling Parties.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with an incurrence of Increased Commitments and Additional Loans pursuant to Section 2.16, the Borrower (with the written consent of the Collateral Manager) and the Administrative Agent may make any amendments to this Agreement and the other Loan Documents in order to effectuate such Increased Commitments and Additional Loans without the consent of any other parties.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with an incurrence of Increased Subordinated Term Loan Commitments and Additional Subordinated Term Loans pursuant to Section 2.17, the Borrower (with the written consent of the Collateral Manager) and the Administrative Agent may make any amendments to this Agreement and the other Loan Documents in order to effectuate such Increased Commitments and Additional Subordinated Term Loans without the consent of any other parties.
(d)    The Borrower shall, promptly following the execution of any amendment, waiver or supplement to any Loan Document, provide copies thereof to each Lender, each Subordinated Term Lender and the Agents.
Section 12.6    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders and each of the Subordinated Term Lenders except as permitted by this Agreement.
(b)    (i) Any Lender may at any time, with the prior written consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned), grant to one or more banks, commercial paper conduits or other institutions (each, a “Participant”) participating interests in any or all of its Loans; provided that, no such consent shall be required in connection with any grant of a participating interest to an Affiliate of such Lender. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). In the event any Lender sells a participation in any or all of its Loans hereunder, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 11.3 and 11.4 (subject to the requirements and limitations therein, including the requirements under Section 11.4 (it being understood that the documentation required under Section 11.4 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 11.3(c) and 11.4 as if it were an assignee

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under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 11.3 or 11.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 11.5 with respect to any Participant.
(ii)    In the event that any Lender sells participations in any or all of its Loans hereunder, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of all Participants in the Loans held by it and the principal amount of (and stated interest on) the portion of the Loans which is the subject of the participation (the “Participant Register”). A Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Loan may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except the Collateral Manager or otherwise to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and Section 1.163-5(b)(1) of the proposed Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    (i) With the prior written consent of the Administrative Agent, the Collateral Manager and the Borrower, in each case, such consent not to be unreasonably withheld, any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or any portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption or Joinder Agreement executed by such Assignee and such transferor Lender; provided that no such consent of the Borrower shall be required in the case of an assignment that is made (A) during the continuance of an Event of Default; (B) to another Lender or any Affiliate of a Lender or a commercial paper conduit for which the Administrative Agent or an Affiliate thereof is the conduit support provider or the program manager or any assignment during the existence of an Event of Default; (C) to a Federal Reserve Bank or (D) to Sumitomo Mitsui Banking Corporation, any Affiliate of Sumitomo Mitsui Banking Corporation (including any commercial paper conduit for which the Sumitomo Mitsui Banking Corporation or an Affiliate thereof is the conduit support provider or the program manager).
(ii)    Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price

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agreed between such transferor Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights, protections and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500 (unless such fee is waived by the Administrative Agent). Each Assignee shall deliver to the Borrower and the Administrative Agent the relevant form or certification in accordance with Section 11.4.
(d)    [Reserved].
(e)    No Assignee of any Lender’s rights shall be entitled to receive any greater payment under Section 11.3 or 11.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 11.2, 11.3(e) or 11.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or the circumstances giving rise to such greater payment did not exist at the time of the transfer or except to the extent such entitlement to receive a greater payment results from a change in law that occurs after such Assignee acquired the applicable interest.
(f)    The Administrative Agent, acting as non-fiduciary agent (solely for this purpose) of the Borrower, shall maintain a copy of each Assignment and Assumption or Joinder Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of (and stated interest on) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or Note hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. If any assignment or transfer of all or any part of a Loan that is then evidenced by a Note is made, such assignment, transfer or increase shall be registered on the Register only upon surrender for registration of assignment, transfer or increase of the related Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) (and, if applicable, assignor) and the old Note shall be returned to the Borrower marked “cancelled”. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide to the Collateral Agent from time to time at the request of the Collateral Agent information related to the Lenders (including, without limitation, all wire instructions and other information necessary for distributions to the Lenders hereunder).

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(g)    [Reserved].
(h)    The Administrative Agent, relying solely on representations made or deemed to have been made by the Class A Lenders, shall not permit any assignment of, or participation in, the Class A Loans if such assignment of, or participation in, the Class A Loans, would result in Benefit Plan Investors holding any Class A Loans or any interest in the Class A Loans. With respect to the Class A Loans, transfers to Benefit Plan Investors shall not be permitted. Any transfer of a Class A Loan or a Subordinated Term Loan to a Person that is a Non-Permitted Holder shall be null and void ab initio and shall not be given effect for any purpose hereunder, and the Borrower, if it shall have received written notice of such Person being a Non-Permitted Holder or upon receipt of written instruction from the Borrower, shall hold any funds conveyed by the intended transferee of such Class A Loans or Subordinated Term Loan for the transferor and shall promptly re-convey such funds to such Person in accordance with the written instructions of such Person delivered to the Borrower. If any Non-Permitted Holder shall become the beneficial owner of an interest in any Class A Loans or Subordinated Term Loan, the Borrower shall, promptly after discovery that such person is a Non-Permitted Holder by the Borrower (and notice to the Borrower by an Agent if an Administrative Officer of such Agent obtains actual knowledge thereof), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Class A Loans or Subordinated Term Loan held by such person to a Person that is not a Non-Permitted Holder within 10 days of the date of such notice. If such Non-Permitted Holder fails to so transfer such Class A Loans or Subordinated Term Loan, the Borrower (or the Collateral Manager on its behalf) shall, with respect to the Class A Loans or Subordinated Term Loan, have the right, without further notice to the Non-Permitted Holder, to sell such Class A Loan or Subordinated Term Loan or interest in such Class A Loan or Subordinated Term Loan to a purchaser selected by the Borrower (or the Collateral Manager on its behalf) that is a not a Non-Permitted Holder on such terms as the Borrower may choose. The Borrower, or the Collateral Manager (on its own or acting through an investment bank selected by the Collateral Manager at the Borrower’s expense) acting on behalf of the Borrower, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Subordinated Term Loan, and selling such Subordinated Term Loan to the highest such bidder. However, the Borrower may select a purchaser by any other means determined by it in its sole discretion. The Non-Permitted Holder and each other Person in the chain of title from the Class A Loan or Subordinated Term Loan, by its acceptance of an interest in the Class A Loans or the Subordinated Term Loans, as applicable, agrees to cooperate with the Borrower and the Agent to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Borrower (or the Collateral Manager on its behalf) and neither the Borrower or the Collateral Manager shall be liable to any Person having an interest in the Subordinated Term Loans sold as a result of any such sale or the exercise of such discretion.
Section 12.7    Collateral; QP Status. Each of the Lenders represents to the Administrative Agent, the Collateral Agent, each of the other Lenders and the Borrower that (i) it (and each account for which it is acquiring a Loan) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act and (ii) it in good faith (and in reliance on the accuracy of the representations contained in the first two sentences of Section 4.10) is not relying

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upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement. For the avoidance of doubt, the parties hereunder intend that the advances made pursuant to this Agreement constitute loans and not securities. The Borrower will cause each of the Subordinated Term Lenders to make substantially the same representation provided for in this Section 12.7 in its Assignment and Assumption Agreement or Joinder Agreement.
Section 12.8    Governing Law; Submission to Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without respect to conflict of laws principles.
(b)    Each party hereto agrees that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement, must be brought exclusively in any New York state or federal court located in the Borough of Manhattan in New York City or in any state or federal appellate court therein (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement, may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any designated court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each party hereto (other than the Borrower and the Bank) consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at its address described in Section 12.1. Such consent shall be irrevocable to the extent permitted by applicable law.
Section 12.9    Marshalling; Recapture. Neither the Administrative Agent, the Collateral Agent, any Subordinated Term Lender nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender or any Subordinated Term Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender or such Subordinated Term Lender, as applicable, as of the date such initial payment, reduction or satisfaction occurred.
Section 12.10    Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile or email transmission). Delivery by facsimile or by e mail transmission of an Adobe portable document format file (also known as a “PDF” file) of an

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executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof. Without limiting the generality of the foregoing, the parties acknowledge and agree that they may execute this Agreement, any other Loan Document and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement and each other Loan Document, and evidencing the parties’ intention to be bound by the terms and conditions contained herein and therein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
Section 12.11    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (iv) IT HAS DECIDED TO ENTER INTO THIS AGREEMENT IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 12.12    Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents, any assignment pursuant to Section 12.6 and the making and repayment of the Loans. The rights set forth in all indemnities set forth herein are in addition to any rights that the Agents or any of its respective affiliates, directors, officers, agents or employees may have in the Loan Documents, at common law or otherwise, including, but not limited to, any right of contribution.
Section 12.13    Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.
Section 12.14    Limitation of Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO, OR ANY OF SUCH PARTY’S SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY

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WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT, NOTHING IN THIS SENTENCE SHALL LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE BORROWER IN THE EVENT OF ANY THIRD-PARTY CLAIM THAT INCLUDES SUCH DAMAGES.
Section 12.15    Recourse; Non-Petition.
(a)    Notwithstanding any other provision of this Agreement, all obligations, covenants and agreements of Borrower contained in or evidenced by this Agreement, the Notes and any Loan Document arising from time to time and at any time shall be limited in recourse to the Collateral available at such time and, upon application of the proceeds of such Collateral in accordance with the terms of this Agreement, all obligations of and any remaining claims against Borrower under or in connection with this Agreement shall be extinguished and shall not thereafter revive. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement, the Notes or any Loan Document shall be had against any officer, director, shareholder, incorporator, limited liability company manager, limited partner, member, agent or employee (solely by virtue of such capacity) of the Borrower (a “Non-Recourse Party”) and no such Non-Recourse Party shall be personally liable for payment of the Loans or other amounts due in respect thereof (all such liability being expressly waived and released by each Lender, each Subordinated Term Lender and the Agents). The provisions of this Section 12.15(a) shall survive the termination of this Agreement and the payment of the Obligations.
(b)    Each Lender, each Subordinated Term Lender and each Agent hereby agrees that it will not institute against, or join in any institution against, the Borrower or any SPV Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding-up or liquidation proceedings or other proceedings under any applicable bankruptcy or similar law of any jurisdiction or seek the appointment of an administrator, provisional liquidator, restructuring officer, conservator, receiver, trustee, custodian or other similar official for the Borrower or any SPV Subsidiary or for all or substantially all of the assets of the Borrower or any SPV Subsidiary prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Obligations and any securities issued by the Borrower that refinance any of the Obligations. Additionally, none of the Borrower or any SPV Subsidiary shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Borrower or any SPV Subsidiary. In the event that, notwithstanding the provisions of this Agreement and the other Loan Documents relating to “non-petition” of the Borrower or any SPV Subsidiary, the Borrower or any SPV Subsidiary becomes a debtor in a bankruptcy case by the involuntary petition of any other Person, each of the Borrower and any SPV Subsidiary hereby covenants to contest any such petition to the fullest extent permitted by law. The provisions of this Section 12.15(b) shall survive the termination of this Agreement and the payment of the Obligations.

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Section 12.16    Confidentiality.
(a)    Each of the Lenders, the Subordinated Term Lenders and the Agents agrees that it shall maintain confidentiality with regard to nonpublic information concerning the Borrower, the Collateral Loans, any Obligor or the Collateral Manager obtained pursuant to or in connection with this Agreement or any other Loan Document; provided that the Lenders, the Subordinated Term Lenders and the Agents shall not be precluded from making disclosure regarding such information: (i) to the Lenders’, Subordinated Term Lenders’ and Agents’ counsel, accountants and other professional advisors (who are, in each case, subject to this confidentiality agreement) on a need to know basis; (ii) to officers, directors, employees, examiners, agents and partners of each Lender, each Subordinated Term Lender and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type (who are, in each case, subject to this confidentiality agreement); (iii) in response to a subpoena or order of a court or governmental agency or regulatory authority (including bank examiners); (iv) to any entity participating or considering participating in any credit made under this Agreement, (provided that the Lenders, Subordinated Term Lenders and Agents shall require that any such entity agree in writing to be subject to this Section 12.16); (v) as required by law or legal process, GAAP or applicable regulation or (vi) as reasonably necessary in connection with the exercise of any remedy hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 12.16. In connection with enforcing its rights pursuant to this Section 12.16, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against the Agents, any Lender, any Subordinated Term Lender or any subsequent party that agrees to be bound hereto which shall breach the confidentiality provisions of this Section 12.16. Any Person that proposes to disclose any information pursuant to subclauses (iii) or (v) of this Section 12.16(a) shall, to the extent practical and permitted by applicable law, (1) provide the Borrower and the Collateral Manager with prompt written notice of such proposed disclosure, (2) reasonably cooperate with the Borrower or the Collateral Manager so that such Person may obtain a protective order or other appropriate remedy with respect to the information to be disclosed or otherwise obtain satisfactory assurances that such information will be treated as confidential and proprietary and (3) disclose only that information that is, in the opinion of counsel (which may include internal counsel) to such Person, legally required to be disclosed. The foregoing clauses (1) through (3) shall not apply to any Agent to the extent that a disclosure is made by such Agent to any bank examiner, regulatory or self-regulatory authority in the course of such examiner’s or authority’s routine examination or inspection of such Agent’s business or operations which does not specifically target the information to be disclosed.
(b)    Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons the tax treatment and tax structure of the transactions contemplated by this Agreement (and, for the avoidance of doubt, only those transactions contemplated by this Agreement) and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties hereto. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax

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structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.
(c)    Notwithstanding the foregoing or anything to the contrary herein, the terms of this Agreement shall not prevent any party hereto from (i) communicating directly with the Securities and Exchange Commission or its staff (without prior notice to or authorization from any other person) about a possible securities law violation, or (ii) exercising any similar whistleblower rights such party may have under applicable law in relation to communications to, any other governmental agency or authority or any self-regulatory organization about a possible violation of law, in each case to the extent such activity is protected under Section 21F of the Securities Exchange Act of 1934 or Rule 21F-17 thereunder or the whistleblower provisions of any other applicable law or regulation.
Section 12.17    Severability.
If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.
Section 12.18    Direction to Collateral Agent. By executing this Agreement, each Lender and each Subordinated Term Lender hereby consents to the terms of this Agreement and to the Collateral Agent's, the Custodian's, the Collateral Administrator's and the Collateral Custodian's execution and delivery of this Agreement and the other Loan Documents to which it is a party, and acknowledges and agrees that the Collateral Agent, the Custodian, the Collateral Administrator and the Collateral Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, the Custodian, the Collateral Administrator and the Collateral Custodian and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent, the Custodian, the Collateral Administrator and the Collateral Custodian.
Section 12.19    Borrowings/Loans Made in the Ordinary Course of Business.
The Borrower and each Lender, each as to itself only, represents, warrants and covenants that each payment by the Borrower to such Lender under this Agreement will have been made (i) in payment of a debt incurred by the Borrower or a loan made by such Lender, respectively, in the ordinary course of business or financial affairs of the Borrower and each Lender and (ii) in the ordinary course of business or financial affairs of the Borrower and each Lender.
Section 12.20    PATRIOT Act.
Each Lender that is subject to the requirements of the PATRIOT Act notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

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Section 12.21    Intent of the Parties.
It is the intent and understanding of each party hereto that each Loan and Subordinated Term Loan, as applicable, constitutes a loan from the applicable Lender or Subordinated Term Lender, as the case may be, to the Borrower and does not constitute a “security” for purposes of applicable law.
ARTICLE XIII

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT
Section 13.1    Assignment of Collateral Management Agreement.
The Borrower hereby acknowledges that its Grant pursuant to the Granting Clause hereof includes all of the Borrower’s estate, right, title and interest in, to and under the Collateral Management Agreement including (i) the right to give all notices, consents and releases thereunder, (ii) the right to take any legal action upon the breach of an obligation of the Collateral Manager under the Collateral Management Agreement, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived (so long as the exercise of remedies has not commenced or such Event of Default has been waived following the commencement of the exercise of remedies). From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Agreement.
ARTICLE XIV

THE COLLATERAL CUSTODIAN
Section 14.1    The Collateral Custodian.
(a)    Appointment. The Bank is hereby appointed as Collateral Custodian in accordance with the terms herein. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein for the benefit of the Secured Parties. The Collateral Custodian’s services hereunder shall be conducted through its Computershare Corporate Trust division (including, as applicable, any agents or Affiliates utilized thereby). The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Collateral Custodian.
(b)    Delivery of Related Contracts. In connection with each Collateral Loan included in the Collateral as of the Closing Date, and promptly following the acquisition of a Collateral Loan after the date hereof, the Borrower shall deliver, or cause to be delivered, to the Collateral Custodian the Related Contracts in respect of each Collateral Loan; provided that any Related Contracts which constitute securities required to be delivered by the Borrower under

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Section 8.7(b) or (c) shall be delivered to the Custodian in accordance with such Section. In connection with delivery of any Related Contracts to the Collateral Custodian for any Collateral Loan, the Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver a Document Checklist (or, if applicable, an updated Document Checklist) for such Collateral Loan. All Related Contracts that are delivered to the Collateral Custodian in physical form shall be delivered to the Bank at its Corporate Trust Office and shall be held at its offices at Computershare Trust Company, N.A. 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: CTSO Mailroom, or such other office as shall be specified to the Borrower, the Collateral Manager, the Collateral Agent and the Administrative Agent by the Collateral Custodian in a written notice prior to such change (such office, the “Collateral Custodian Office”). The Collateral Custodian shall have no obligation to review or monitor any Related Contracts but shall only be required to hold those Related Contracts received by it in accordance with the terms of this Agreement.
(c)    Duties. From the Closing Date until its resignation or removal pursuant to Section 7.8, the Collateral Custodian shall perform the following duties and obligations:
(i)    The Collateral Custodian shall accept delivery and retain custody of the Related Contracts listed on the related Document Checklist delivered by the Borrower pursuant to clause (b) above in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. All Related Contracts delivered to the Collateral Custodian in physical form shall be kept in fire resistant vaults, rooms or cabinets at the Collateral Custodian Office and shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Related Contracts on its inventory system and will not commingle the physical Related Contracts with any other files of the Collateral Custodian other than those, if any, relating to the Borrower and its subsidiaries.
(ii)    In taking and retaining custody of the Related Contracts, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that, the Collateral Custodian makes no representations as to the existence, perfection, enforceability or priority of any Lien on the Related Contracts or the instruments therein or as to the adequacy or sufficiency of such Related Contracts; provided further that the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.
(iii)    On or promptly following the last calendar day of each month, the Collateral Custodian shall provide a written report to the Collateral Agent, the Administrative Agent, the Borrower and the Collateral Manager identifying each Collateral Loan for which it holds Related Contracts. So long as the Collateral Custodian and the Collateral Administrator are the same party, the Daily Report and the report required by this Section 14.1(c)(iii) may, but need not, be combined in the same report.
(iv)    Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Collateral Custodian shall not have any fiduciary

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relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or Collateral Manager hereunder or under any other Loan Document.
(d)    (i) After the occurrence and during the continuance of an Event of Default, the Collateral Custodian agrees to cooperate with the Collateral Agent (acting at the direction of the Controlling Parties) and promptly deliver any Related Contracts to the Collateral Agent as requested in order to take any action that the Controlling Parties deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder. In the event the Collateral Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instructions received from the Controlling Parties (or the Collateral Agent on their behalf) at any time other than following the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow the instructions given by the Borrower or the Collateral Manager, as the case may be. After the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow only the instructions given by the Collateral Agent and the Controlling Parties and shall not follow any instructions given by the Borrower or the Collateral Manager.
(ii)    The Controlling Parties (through the Administrative Agent) (or the Collateral Agent on their behalf) may direct the Collateral Custodian to take any action incidental to its duties hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Controlling Parties; provided that the Collateral Custodian shall not be required to take any such action at the direction of the Controlling Parties, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any applicable law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Controlling Parties and the Collateral Custodian does not receive a consent (either positive or negative) from the Controlling Parties within 10 Business Days of its receipt of such request, then the Controlling Parties shall be deemed to have declined to consent to the relevant action.

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(iii)    The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of the Controlling Parties or the Collateral Agent on their behalf (or any other Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian). The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an Administrative Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.
Section 14.2    Collateral Custodian Compensation. As compensation for its custodial activities hereunder, the Collateral Custodian shall be entitled to compensation from the Borrower in an amount separately agreed upon by the Borrower (or the Collateral Manager on its behalf) and the Collateral Custodian. The Collateral Custodian’s entitlement to receive such compensation shall cease on the earlier to occur of (a) its removal as Collateral Custodian pursuant to Section 7.8 of this Agreement, (b) its resignation as Collateral Custodian pursuant to Section 7.8 of this Agreement or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Collateral Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any unpaid fees prior to the release of all Related Contracts from the custody of the Collateral Custodian.
Section 14.3    Limitation on Liability.
(a)    The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Related Contracts, the Collateral Loans or any other Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral.
(b)    It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any other Loan Document. In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence and continuance of an Event of Default, request instructions from the Borrower or the Collateral Manager and may, during the occurrence of an Event of Default, request instructions from the Controlling Parties or the Collateral Agent on their behalf, and shall be entitled at all times to refrain from taking any action unless it has received instructions from such Persons, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Controlling Parties. In no event shall the Collateral Custodian be liable for punitive, special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(c)    The Collateral Custodian shall have no responsibilities or duties with respect to any Related Contract while such Related Contract is not in its possession. All rights, privileges, immunities and indemnities of the Custodian set forth in this Agreement shall also

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apply to it in its capacity as the Collateral Custodian.
Section 14.4    Collateral Custodian Resignation. Upon the effective date of the Collateral Custodian’s resignation pursuant to Section 7.8, or if the Collateral Custodian is given written notice of an earlier termination hereof pursuant to Section 7.8, the Collateral Custodian shall deliver all of the Related Contracts in the possession of Collateral Custodian to the successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.
Section 14.5    Release of Documents.
(a)    Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Related Contracts or the related Collateral, so long as no Event of Default then exists, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Controlling Parties), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit H, to release to the Collateral Manager within three Business Days of receipt of such request, the relevant Related Contracts set forth in such request. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Custodian the Related Contracts when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the relevant Collateral shall be liquidated, in which case, the Collateral Manager shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Collateral Manager to the Collateral Agent and the Collateral Custodian, all in the form annexed hereto as Exhibit H.
(b)    Limitation on Release. During the occurrence and continuance of an Event of Default, the foregoing clause (a) with respect to the release to the Collateral Manager of the Related Contracts by the Collateral Custodian upon request by the Collateral Manager shall be operative only to the extent that the Controlling Parties have consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Collateral Manager shall provide notice of the same to the Controlling Parties.
(c)    Release for Payment. Upon receipt by the Collateral Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit H (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account), the Collateral Custodian shall promptly release the relevant Related Contracts to the Collateral Manager.
(d)    Shipment of Related Contracts. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Related Contracts in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower, the Collateral Manager or the Controlling Parties to the Collateral Custodian prior to any shipment of any Related Contracts hereunder. The Collateral Manager shall arrange for the provision of such services at the cost and expense of the Borrower (or, at the Collateral Custodian’s option, the Borrower shall reimburse the Collateral Custodian for all reasonable and documented costs and expenses of the Collateral Custodian

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consistent with such instructions) and shall maintain such insurance against loss or damage to the Related Contracts as the Collateral Manager deems appropriate.
Section 14.6    Return of Related Contracts. The Collateral Manager may request that the Collateral Custodian return each Related Contract that is (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to the terms of this Agreement, in each case by submitting to the Collateral Custodian and the Collateral Agent a written request in the form of Exhibit H hereto specifying the Related Contracts to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request in the form of Exhibit H promptly, but in any event within three Business Days, return the Related Contracts so requested to the Collateral Manager.
Section 14.7    Access to Certain Documentation and Information Regarding the Related Contracts. The Collateral Custodian shall provide to the Controlling Parties, the Administrative Agent and the Collateral Agent access to the Related Contracts including in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded at the expense of the Borrower pursuant to the this Agreement and only (a) upon two Business Days’ prior written request, (b) during normal business hours and (c) subject to the Collateral Custodian’s normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 14.7, from time to time on request of the Controlling Parties, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Controlling Parties to conduct, at the expense of the Borrower, a review of the Related Contracts; provided that prior to the occurrence of an Event of Default, such review shall be conducted no more than once in any calendar year.
Section 14.8    Custodian Agent. The Collateral Custodian agrees that, with respect to any Related Contracts at any time or times in its possession, the Collateral Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.
ARTICLE XV

REPRESENTATIONS AND WARRANTIES OF THE SUBORDINATED TERM LENDERS
Section 15.1    Representation and Warranties of the Subordinated Term Lenders. Each Subordinated Term Lender makes the following representations and warranties as of the Closing Date and each Borrowing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans and the Subordinated Term Loans and shall be deemed to be reaffirmed as of the date of each Borrowing:
(a)    It understands that the Subordinated Term Loans have not been and will not be registered or qualified under the Securities Act or the securities law of any state or other

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jurisdiction, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Subordinated Term Loans, such Subordinated Term Loans may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Agreement. In particular, it understands that (A) the Subordinated Term Loans may be assigned only to a Person that is either (a) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules thereunder or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (I) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that is not a dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(l)(i)(D) or (a)(l)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(l)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries, and not the fiduciary, trustee or sponsor, of the plan and who purchases such Subordinated Term Loans in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (II) an institutional “accredited investor” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (b) a non-U.S. person (as defined in Regulation S) acquiring the Subordinated Term Loans outside the United States in reliance on the exemption from registration provided by Regulation S under the Securities Act and (B) such transfer shall not result in a Change in Control. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state or other securities laws for resale of the Subordinated Term Loans. It acknowledges that neither of the Borrower nor the pool of Collateral has been or will be registered under the Investment Company Act, and that the Borrower is excepted from registration by virtue of Section 3(c)(7) of the Investment Company Act. It will comply with all applicable laws and regulations relating to its making of the Subordinated Term Loans.
(b)    In connection with its making of the Subordinated Term Loans: (i) none of the Borrower, the Collateral Manager, the Collateral Agent, the Administrative Agent, the Collateral Administrator, any Lender or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Borrower, the Collateral Manager, the Collateral Agent, the Administrative Agent, the Collateral Administrator, any Lender or any of their respective affiliates; (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and has made its own independent investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Borrower, the Collateral Manager, the Collateral Agent, the Administrative Agent, the Collateral Administrator, any Lender or any of their respective affiliates; (iv) it was not formed for the purpose of making the Subordinated Term Loans (except when each beneficial owner of such Person is a “qualified purchaser”); (v) it is a sophisticated investor and is making the Subordinated Term Loans with a full understanding of the nature of the Subordinated Term Loans and all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; (vi) none of the Borrower, the Collateral Manager, the Collateral Agent, the Administrative Agent, the Collateral Administrator, any

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Lender or any of their respective affiliates has given it (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Subordinated Term Loans and this Agreement; and (vii) it has had access to such financial and other information concerning the Borrower and the Subordinated Term Loans as it has deemed necessary or appropriate in order to make an informed investment decision with respect to its making of the Subordinated Term Loans, including an opportunity to ask questions of and request information from the Borrower and the Collateral Manager; provided that none of the representations in paragraphs (i) through (iii) above is made with respect to the Collateral Manager by any Affiliate of the Collateral Manager or any account for which the Collateral Manager or any of its Affiliates acts as investment adviser.
(c)    (i) It is either (1) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules thereunder or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that is not a dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(l)(i)(D) or (a)(l)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(l)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries, and not the fiduciary, trustee or sponsor, of the plan and who purchases such Subordinated Term Loans in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (B) an institutional “accredited investor” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (2) a non-U.S. person (as defined in Regulation S) making the Subordinated Term Loans outside the United States in reliance on the exemption from registration provided by Regulation S under the Securities Act; (ii) it is making the Subordinated Term Loans solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; (iv) it agrees that it shall not make any Subordinated Term Loans for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the Investment Company Act and all other purposes and that it shall not sell participation interests in the Subordinated Term Loans or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions from the Subordinated Term Loans; (v) it is making the Subordinated Term Loans for its own account; and (vi) it will provide notice of the relevant transfer restrictions to subsequent transferees.
(d)    On each day from the date on which it is a Subordinated Term Lender of any Subordinated Term Loans through and including the date on which it disposes of such Subordinated Term Loans that (i) it is not, is not acting on behalf of, an “employee benefit plan” (as defined in Section 3(3) of Title I of the United States Employee Retirement Income

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Security Act of 1974, as amended from time to time (“ERISA”)), that is subject to the fiduciary responsibilities provisions under Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code), that is subject to Section 4975 of the Code, or any entity whose underlying assets are treated as “plan assets” (for purposes of ERISA or Section 4975 of the Code) by reason of such employee benefit plan’s or plan’s investment in the entity (each of the foregoing, a “Benefit Plan Investor”), or a Controlling Person unless it receives the written consent of the Borrower and provides an ERISA certificate (substantially in the form of Exhibit G) to the Borrower as to its status as a Benefit Plan Investor or a Controlling Person and (ii)(A) if it is, or is acting on behalf of, a Benefit Plan Investor, its entrance into, participation in, administration of and performance of this Agreement, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and (B) if it is a governmental, church or non-U.S. plan (or any entity whose underlying assets include “plan assets”): (1) it is not, and for so long as it participates in and performs under this Agreement will not be, subject to any federal, state, local, non U.S. or other law or regulation that could cause the underlying assets of the Borrower to be treated as assets of the Subordinated Term Lender by virtue of its entrance into, participation in, administration of and performance of this Agreement (“Other Plan Law”) and (2) it is not and will not be subject to any Similar Law, and (ii) it will not transfer any interest in its Subordinated Term Loans to any Benefit Plan Investor, Controlling Person or Person subject to Similar Law or Other Plan Law.
(e)    It is a U.S. Person for U.S. federal income tax purposes and agrees to timely furnish to the Borrower or its agents a properly completed and signed IRS Form W-9 (or applicable successor form) and acknowledges that the failure to provide to the Borrower or its respective agents, or to update or replace any such forms or certifications, may result in withholding or backup withholding from payments to it in respect of the Subordinated Term Loans.
(f)    It (or, if applicable, the beneficial holder of its Subordinated Term Loans for U.S. federal income tax purposes) agrees to treat the Subordinated Term Loans as equity, the Loans as debt, and the Borrower as a disregarded entity for U.S. federal income tax purposes and will take no contrary position unless otherwise required by an applicable Governmental Authority.
(g)    Each Subordinated Term Lender agrees that the Transfer of Subordinated Term Loans will only be effective if such Transfer does not cause the Borrower to be treated as other than a disregarded entity for U.S. federal income tax purposes. Each Subordinated Term Lender acknowledges and agrees that any purported Transfer made in violation of this Section 15.1(g) shall be void ab initio.
(h)    It agrees, for the benefit of the Lenders, not to institute against the Borrower or join in any institution against the Borrower or any SPV Subsidiary, of any bankruptcy, reorganization, arrangement, insolvency, winding-up or liquidation proceedings or other proceedings under any applicable bankruptcy or similar law of any jurisdiction for failure to pay to it amounts due hereunder or otherwise in respect of the Subordinated Term Loans until the payment in full of all principal, interest, fees and any other amounts due in respect of the Loans and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect plus one day.

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(i)    It agrees and acknowledges that the Borrower shall not recognize the issuance or transfer of any Subordinated Term Loan to any person (i) that is a Non-Permitted Holder or (ii) if such issuance or transfer is to a Benefit Plan Investor, Controlling Person or Person subject to Similar Law or results in the occurrence of any Prohibited Transaction, and in each case any purported issuance or transfer of any Subordinated Term Loans in violation of this requirement shall be treated as null and void.
(j)    It agrees and acknowledges that (i) the Borrower has the right to compel any Subordinated Term Lender or beneficial owner of Subordinated Term Loans to sell and transfer its interest in such Subordinated Term Loans in the event that such Subordinated Term Lender or beneficial owner is discovered to be a Non-Permitted Lender; (ii) the lender of each Subordinated Term Loan, the Non-Permitted Lender and each other person in the chain of title from the lender to the Non-Permitted Lender, by its acceptance of an interest in the Subordinated Term Loans, agrees to cooperate with the Borrower, the Collateral Manager, the Collateral Agent and the Administrative Agent to effect such transfers and (iii) any purported transfer of the Subordinated Term Loans to a purchaser or transferee that does not comply with the applicable requirements described in this Agreement shall be of no force and effect, shall be null and void ab initio, and the Borrower shall have the right to direct such purchaser or transferee to transfer such Subordinated Term Loans to a person who meets the requisite criteria. For this purpose, a “Non-Permitted Lender” is any Subordinated Term Lender or beneficial owner of any Subordinated Term Loan that (A) is not either (x) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules thereunder or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (I) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that is not a dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(l)(i)(D) or (a)(l)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(l)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries, and not the fiduciary, trustee or sponsor, of the plan and who purchases such Subordinated Term Loans in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (II) an institutional “accredited investor” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (y) a non-U.S. person (as defined in Regulation S) acquiring the Subordinated Term Loans outside the United States in reliance on the exemption from registration provided by Regulation S under the Securities Act or (B) result in a Change in Control.
(k)    It agrees that all payments with respect to the Subordinated Term Loans will be subordinated to all other obligations of the Borrower and will be payable only if the Borrower has sufficient distributable profits. In addition, such distributions and any payments upon repayment of the Subordinated Term Loans will be payable only to the extent that Borrower is and remains solvent after such distributions are paid.

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(l)    It agrees to provide the Administrative Agent all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws and all required approvals in connection therewith.
(m)    It will not transfer the Subordinated Term Loans without prior written consent from the Administrative Agent, such consent not to be unreasonably withheld. For the avoidance of doubt, nothing in the Credit Agreement or any other Loan Documents shall prohibit the Subordinated Term Lender from pledging or otherwise collaterally assigning its interests in the Subordinated Term Loans to secure the repayment of any indebtedness of such Subordinated Term Lender or its Affiliates, or to a Federal Reserve Bank, as applicable. Notwithstanding the foregoing, a Subordinated Term Lender may assign all or any portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, to an Affiliate thereof without the prior consent of the Administrative Agent, provided, that such Affiliate has previously provided the Administrative Agent all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws and all required approvals in connection therewith.
(n)    If directed in writing by the Collateral Manager, only on or after the Loan Payoff Date, the Borrower shall repay the Subordinated Term Loans at a repayment amount equal to the amount of all cash then held by the Borrower and all of the proceeds from the sale or other disposition of all of the remaining Collateral less any fees and expenses owed by the Borrower, and such amount shall be distributed to the Subordinated Term Lenders in accordance with the Priority of Payments; provided that such amount shall be payable (i) only to the extent of sufficient distributable profits out of which to make such a payment and (ii) only to the extent that the Borrower is, on and immediately after such payment, solvent. In connection with any refinancing of the Loans by the issuance of notes in a collateralized loan obligation transaction, the Collateral Manager may, based on the terms of such collateralized loan obligation transaction, direct that the Subordinated Term Loans be repaid or converted into subordinated notes in connection therewith.
(o)    In order to effectuate such repayment of the Subordinated Term Loans, the Borrower shall (at the direction of the Collateral Manager) provide written direction to the Collateral Agent, the Administrative Agent no later than five Business Days (or such lesser number of days that such parties agree to) prior to the day on which such repayment is to be made (which date shall be designated in such direction) and a notice of repayment shall be given by the Collateral Agent, not later than two Business Days (or such lesser number of days that such parties agree to) prior to the date of such repayment, to each lender of Subordinated Term Loans to be redeemed. All notices of repayment shall state (A) the date of the applicable repayment and (B) the price at which such Subordinated Term Loans are to be redeemed (as provided by the Borrower (or the Collateral Manager on behalf of the Borrower)).
(p)    It consents to the acquisition by the Borrower of the Collateral Loans listed on Schedule 1 of the Loan Sale Agreement (the “Initial Collateral Loans”) and the purchase price of the Initial Collateral Loans set forth in the Loan Sale Agreement.

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(q)    It is a company duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to own its assets, to conduct its business and to enter into the Loan Documents to which it is a party.
(r)    The Loan Documents to which it is a party have been duly authorized by all necessary organizational action on the part of such Subordinated Term Lender. The Loan Documents to which it is a party have been duly executed and delivered by it and constitute the legal, valid and binding obligations of such Subordinated Term Lender, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(s)    The execution and performance of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter or other organizational documents of such Subordinated Term Lender or any order of any Governmental Authority and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Subordinated Term Lender or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower.
(t)    No actions or proceedings at law or in equity are pending (or, to its knowledge, threatened) against it before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to result in a Material Adverse Effect.
(u)    Such Subordinated Term Lender is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing with respect to the Subordinated Term Lenders.
(v)    Such Subordinated Term Lender acknowledges that none of the Administrative Agent, any Lender, the Collateral Agent, the Securities Intermediary or any of their Affiliates shall have any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to the Borrower, any Subordinated Term Lender, or the Collateral Manager.
ARTICLE XVI

AFFIRMATIVE COVENANTS OF THE SUBORDINATED TERM LENDERS
Section 16.1    Affirmative Covenants of the Subordinated Term Lenders. Each of the Subordinated Term Lenders covenants and agrees with the Borrower, the Administrative Agent and the Lenders that:
(a)    Existence; Conduct of Business. Such Subordinated Term Lender will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct

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of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(b)    Compliance with Laws; Litigation. Such Subordinated Term Lender will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Such Subordinated Term Lender will promptly notify the Administrative Agent in writing of any material litigation pending or threatened in writing against it.
(c)    Subordinated Term Loans; Priority of Interests. All Subordinated Term Loans are expressly subordinated to all the Obligations and shall be subject to the priority of payments and shall take no action to dispute or otherwise seek to modify such terms.
[Remainder intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

TWIN BROOK CAPITAL FUNDING XXXIII SMPV, LLC, as Borrower By: /s/Terrence Walters Name: Terrence Walters Title: Authroized Signatory
Address for notices:
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
Attention: Nicholas Flemming, Tess Hannum, Annie Viola, Matt Skly, Brandon Schmidt, Jack Eggleton
Email: nflemming@twincp.com; thannum@twincp.com; aviola@twincp.com; mskly@twincp.com; bschmidt@twincp.com; jeggleton@twincp.com; TBOperations@twincp.com

[Signature Page to the Credit Agreement (Twin Brook Capital XXXIII)]

Agents: SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent By: /s/ Christopher Keeshan Name: Christopher Keeshan Title: Managing Director

[Signature Page to the Credit Agreement (Twin Brook Capital XXXIII)]

COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Agent, Collateral Administrator, Custodian and Collateral Custodian By: /s/ José M. Rodríguez Name: José M. Rodríguez Title: Vice President
Address for notices to Collateral Agent, Collateral Administrator, Custodian and Collateral Custodian:
Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CLO Trust Services – Twin Brook
Capital Funding XXXIII SMPV, LLC
Email: CCTTwinBrook@computershare.com

[Signature Page to the Credit Agreement (Twin Brook Capital XXXIII)]

SUMITOMO MITSUI BANKING CORPORATION, as Class A Lender PERCENTAGE SHARE: 100% By: /s/ Christopher Keeshan Name: Christopher Keeshan Title: Managing Director

[Signature Page to the Credit Agreement (Twin Brook Capital XXXIII)]

TWIN BROOK CAPITAL FUNDING XXXIII, LLC, as Subordinated Term Lender By: /s/ Terrence Walters Name: Terrence Walters Title: Authorized Signatory

[Signature Page to the Credit Agreement (Twin Brook Capital XXXIII)]